                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934



Filed by the Registrant [x] Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[x]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 'SS'240.14a-12


                           BLIMPIE INTERNATIONAL, INC.
                   ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]     No fee required.
[x]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

        2) Aggregate number of securities to which transaction applies: [     ]

------------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $5,191.00 was calculated pursuant to Exchange Act Rule 011(c)(1) by multiplying 1/50th of 1% by (1) the proposed cash payment of $25,658,245 for 9,163,659 shares of common stock, par value $.01 per share, of Blimpie International, Inc. at $2.80 per share and

           (2) the proposed cash payment of $295,285 to be paid to persons holding options to acquire shares of common stock in consideration of cancellation of such options (assuming options to purchase an aggregate of 427,000 shares of common stock are cancelled in exchange for cash in the transaction.)

------------------------------------------------------------------------------

        4) Proposed maximum aggregate value of transaction:  [     ]

------------------------------------------------------------------------------


        5) Total fee paid:  [     ]

------------------------------------------------------------------------------


[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
------------------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

         3) Filing Party:

------------------------------------------------------------------------------

         4) Date Filed:

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






                                     [LOGO]
                           BLIMPIE INTERNATIONAL, INC.
                                  740 Broadway
                            New York, New York 10003


                                                           [           ], 200[ ]


TO OUR SHAREHOLDERS:

         You are cordially invited to attend a special meeting of shareholders
of Blimpie International, Inc., to be held on [              ], 200[ ],
at____ a.m. local time, at [          ]

         At the special meeting, you will be asked to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 5, 2001, providing for the merger of Sandwich Acquisition Corp. ("Newco") into Blimpie. Newco is a wholly subsidiary of X2Y1, Inc., a corporation owned by an investor group assembled by Jeffrey Endervelt, one of Blimpie's subfranchisors ("Parent").

         If the merger is completed, you will receive $2.80 in cash for each share of Blimpie common stock that you own and Blimpie will become a private company wholly owned by Parent.

         Details of the merger, the merger agreement and certain effects of the merger are discussed in the enclosed proxy statement, the forepart of which includes a summary of the terms of the merger and certain questions and answers relating to the proposed transaction. A copy of the merger agreement is attached as Appendix A to the proxy statement.

         The board of directors of Blimpie formed a special committee of independent directors who are not officers or employees of Blimpie, to evaluate, negotiate and, if appropriate, recommend the merger and the merger agreement. The Special Committee has unanimously determined that the proposed merger as contemplated by the merger agreement is fair to and in the best interests of the shareholders of Blimpie and has recommended that the board of directors approve and declare advisable the merger agreement, submit the merger agreement to Blimpie's shareholders and recommend that Blimpie's shareholders adopt the merger agreement.

         In reaching its decision, the special committee considered, among other factors, the written opinion of Capitalink, L.C., the special committee's financial advisor, to the effect that, based upon and subject to the considerations and limitations set forth in its opinion, the $2.80 per share cash consideration to be received in the merger by the shareholders of Blimpie was fair, from a financial point of view.

         The board of directors, acting in part upon the unanimous recommendation of the special committee of directors, has determined that the terms of the merger, the merger agreement and the transactions contemplated thereby are advisable, and are fair to, and in the best interests of Blimpie's shareholders. The board of directors unanimously recommends that you vote FOR the approval and adoption of the merger, the merger agreement and the transactions contemplated thereby. Shareholders of Blimpie should be aware that, in determining to approve the merger agreement, certain of the directors of Blimpie had potentially conflicting interests. Some of these potentially conflicting interests could have influenced the board of directors' approval of the merger agreement and its recommendation that the shareholders of Blimpie vote to approve the merger agreement. See - "Interests of the Management Group; Appointment of Special Committee" in the accompanying proxy statement.

         WE CANNOT COMPLETE THE MERGER UNLESS A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF OUR OUTSTANDING SHARES OF COMMON STOCK AT THE SPECIAL MEETING ARE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. IT IS VERY IMPORTANT TO US THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

         If the merger is consummated, you will receive instructions for surrendering your Blimpie common stock certificate in exchange for $2.80 in cash for each share and a letter of transmittal to be used for this purpose. You should not submit your stock certificates for exchange until you have received the instructions and the letter of transmittal.

         The accompanying notice of meeting and proxy statement explain the merger and the merger agreement and provide specific information concerning the special meeting of shareholders. Please read these materials carefully.

                                        Sincerely,


                                        Anthony P. Conza
                                        Chairman and Chief
                                        Executive Officer



     This proxy statement is dated [            ], 200[ ] and is first being
mailed to shareholders on or about [            ], 200[ ].

                           BLIMPIE INTERNATIONAL, INC.
                                  740 Broadway
                            New York, New York 10003

                     --------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON [        ], 200[ ]

                     --------------------------------------


     Notice is hereby given that a special meeting of the shareholders of
Blimpie International, Inc. ("Blimpie") will be held on           , 200[ ]
at ______ a.m. local time at the offices of [                  ] for the
following purposes:

     1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger dated as of October 5, 2001, between Blimpie and Sandwich Acquisition Corp. ("Newco"), and the transactions contemplated thereby, pursuant to which

     o Newco will be merged with and into Blimpie, with Blimpie being the surviving corporation;

     o each share of Blimpie common stock outstanding immediately prior to the effective time of the Merger will be canceled and converted automatically into the right to receive $2.80 in cash, without interest or any other payment thereon, except that treasury shares, shares of Blimpie common stock owned by any Blimpie subsidiaries and shares of Blimpie owned by Newco immediately prior to the effective date of the merger will be canceled; and

     o each outstanding share of Newco common stock will be converted into one share of Blimpie common stock. The merger agreement is more fully described in the accompanying proxy statement and a copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

     2. To consider and transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS, BASED IN PART UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS, HAS DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF THE SHAREHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION AND APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         The board of directors has fixed the close of business on [          ],
2001 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. Only holders of record of shares of Blimpie common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting.

         The merger is described in the accompanying proxy statement, which you are urged to read carefully. In addition, you may obtain information about Blimpie from documents that Blimpie has filed with Securities and Exchange Commission.

                                        By Order of the Board of Directors


                                        Charles G. Leaness
                                        Secretary

New York, New York
______________, 200[ ]


         YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF BLIMPIE COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

         YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET...........................................................................   1
QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................................   4
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION..................................  10
THE SPECIAL MEETING..........................................................................  11
     GENERAL.................................................................................  11
     MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING.........................................  11
     RECORD DATE AND VOTING INFORMATION......................................................  11
     QUORUM..................................................................................  12
     PROXIES; REVOCATION.....................................................................  13
     EXPENSES OF PROXY SOLICITATION..........................................................  13
     ADJOURNMENTS............................................................................  13
     APPRAISAL RIGHTS........................................................................  13
     THE PARTICIPANTS........................................................................  14
     BACKGROUND OF THE MERGER................................................................  15
     RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE
      MERGER.................................................................................  23
     REASONS FOR THE SPECIAL COMMITTEE'S DETERMINATION.......................................  23
     REASONS FOR THE BOARD OF DIRECTORS' DETERMINATION.......................................  25
     FAIRNESS OF THE MERGER TO SHAREHOLDERS..................................................  26
     FORWARD LOOKING INFORMATION; CERTAIN PROJECTIONS........................................
     OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE...................................  27
     PUBLIC COMPANY PEER ANALYSIS............................................................
     PRECEDENT TRANSACTION ANALYSIS..........................................................
     STOCK PRICE PERFORMANCE ANALYSIS........................................................
     DISCOUNTED CASH FLOW ANALYSIS...........................................................
     SUMMARY OF VALUATION ANALYSES...........................................................
     PURPOSE AND STRUCTURE OF THE MERGER.....................................................  37
     EFFECTS OF THE MERGER...................................................................  38
     TREATMENT OF STOCK OPTIONS..............................................................  39
     RISKS THAT THE MERGER WILL NOT BE COMPLETED.............................................
     INTERESTS OF THE MANAGEMENT GROUP; APPOINTMENT OF SPECIAL
      COMMITTEE..............................................................................  40
     MERGER CONSIDERATION TO BE RECEIVED BY THE MANAGEMENT GROUP.............................  45
     EMPLOYMENT AGREEMENTS...................................................................
     VOTING AGREEMENT........................................................................  46
     INDEMNIFICATION AND INSURANCE...........................................................  46
     CERTAIN RISKS IN THE EVENT OF BANKRUPTCY................................................
     MERGER FINANCING........................................................................
     FEDERAL INCOME TAX CONSEQUENCES.........................................................  47
     ANTICIPATED ACCOUNTING TREATMENT OF MERGER..............................................  48
     CERTAIN REGULATORY MATTERS..............................................................  48

     APPRAISAL RIGHTS........................................................................  48
     LITIGATION CHALLENGING THE MERGER.......................................................  49
     THE MERGER AGREEMENT....................................................................  49
     THE MERGER..............................................................................  49
     EFFECTIVE TIME OF MERGER................................................................  49
     CERTIFICATE OF INCORPORATION, BYLAWS AND DIRECTORS AND OFFICERS
      OF BLIMPIE AS THE SURVIVING CORPORATION................................................  49
     CONVERSION OF COMMON STOCK..............................................................  49
     PAYMENT FOR SHARES......................................................................  50
     SHAREHOLDERS OF BLIMPIE SHOULD NOT FORWARD  STOCK CERTIFICATES TO THE PAYING AGENT
     UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL......................................  50
     TRANSFER OF SHARES......................................................................  50
     TREATMENT OF STOCK OPTIONS..............................................................  50
     BLIMPIE SHAREHOLDER APPROVAL............................................................  51
     REPRESENTATIONS AND WARRANTIES..........................................................  51
     CONDUCT OF BUSINESS PENDING THE MERGER..................................................  52
     NO SOLICITATION.........................................................................  53
     ACCESS TO INFORMATION...................................................................  55
     CONDITIONS TO THE MERGER................................................................  55
     WAIVER..................................................................................  56
     TERMINATION OF THE MERGER AGREEMENT.....................................................  56
     EXPENSES OF THE PARTIES.................................................................  59
     AMENDMENTS..............................................................................  59
     COMMON STOCK MARKET INFORMATION.........................................................  59
     NUMBER OF SHAREHOLDERS..................................................................  60
     DIVIDENDS...............................................................................  60
     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.........................................  60
     FUTURE SHAREHOLDER PROPOSALS............................................................  62
     WHERE SHAREHOLDERS CAN FIND MORE INFORMATION............................................  62

                               SUMMARY TERM SHEET

         This summary term sheet briefly describes the material terms of the proposed merger and may not contain all of the information that is important to you. We urge you to read this entire proxy statement carefully, including the documents appended to this proxy statement. In this proxy statement, the terms "Blimpie," "we," "us," and "our" refer to Blimpie International, Inc., and the term "Management Group" refers to Anthony P. Conza, our Chairman and Chief Executive, David L. Siegel, our Vice Chairman and Chief Operating Officer, Charles G. Leaness and Patrick J. Pompeo, both of whom are directors and Executive Vice Presidents, and Joseph Conza, Joseph W. Morgan and Robert S. Sitkoff, each of whom is a Senior Vice President, as a group.

         THE MERGER. Blimpie has entered into a merger agreement that provides for the merger of Blimpie with a newly formed New Jersey corporation, Newco. See "The Merger Agreement" beginning on page ___.

         PAYMENT. In the merger, all shares of Blimpie common stock will be automatically converted into the right to receive $2.80 in cash, without interest. See "The Merger Agreement" beginning on page ___.

         BLIMPIE. Blimpie engages in franchising, subfranchising and master licensing of the trademark, tradenames, service marks, logos, know-how, marketing concepts and marketing programs for each of its brands; Blimpie Subs & Salads, Pasta Central, Maui Taco and Smoothie Island. Blimpie franchises Blimpie Subs & Salads, Pasta Central and is the majority owner of Maui Tacos International, Inc., the franchisor of Maui Tacos and Smoothie Island. Blimpie Subs & Salad offers a quick-service, healthy, sub sandwich in approximately 2000 franchise stores operating throughout the United States and in other countries. Pasta Central's baked pasta meals address current eating trends for eat-in and take out home meals. Maui Tacos restaurants provide a health-oriented, affordable menu of "Maui"-diet items, including traditional Mexican foods marinated in Hawaiian spices. Smoothie Island is a selection of blended beverages of frozen yogurt and nutritional supplements sold through Blimpie, Subs & Salads Pasta Central and Maui Tacos locations.

         The board of directors of Blimpie, based in part on the unanimous recommendation of the special committee, has unanimously determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, Blimpie's shareholders. The board of directors recommends the adoption and approval of the merger agreement by Blimpie's shareholders. See "Recommendation of the board of directors; Fairness of the Merger" beginning on page _____.

         PARENT. X2Y1, Inc. is a Delaware corporation owned by a group of investors led by Jeffrey Endervelt, one of our subfranchisors. Immediately following the Merger, Parent will be the sole shareholder of Blimpie as the surviving corporation. See "The Participants" beginning on page __.

         NEWCO. Sandwich Acquisition Corp. is a newly organized New Jersey corporation that is wholly owned by Parent. Newco was formed solely for the purpose of engaging in the merger transaction. See "The Participants" at page
__.

         SPECIAL COMMITTEE. Blimpie's board of directors formed a special committee of directors to evaluate, negotiate and, if appropriate, recommend the merger and the terms of the merger agreement with Newco. The special committee consists solely of independent directors who are not officers or employees of Blimpie and who have no financial interest in the completion of the merger different from Blimpie's shareholders and option holders generally. The members of the special committee are Alvin Katz, Harry Chernoff and Jim Petersen. See "Background of the Merger" beginning on page ____ and "--Recommendation of the board of directors; Fairness of the Merger" beginning on page __.

         OPINION OF FINANCIAL ADVISOR. In deciding to approve the terms of the merger agreement and the merger, one factor the board of directors and the special committee considered was the opinion of Capitalink, L.C., the special committee's financial advisor. Capitalink concluded that the consideration to be received pursuant to the merger agreement is fair, from a financial viewpoint, to Blimpie's shareholders. The complete Capitalink L.C. opinion, including applicable limitations and assumptions, describes the basis for the opinion and is attached as Appendix B to this proxy statement. See "Opinion of Financial Advisor to the Special Committee" beginning on page____.

         SHAREHOLDER VOTE. You are being asked to consider and vote upon a proposal to adopt and approve the merger, the merger agreement and the transactions contemplated thereby. Under New Jersey law, the merger agreement must be adopted and approved by a majority of the votes cast at the special meeting by the holders of our outstanding shares of common stock. A total of 5,513,336 shares of Blimpie's issued and outstanding common stock, or approximately 57.9% of the total number of issued and outstanding shares as of the record date, are held by the Management Group (other than Messrs. Morgan and Sitkoff). Pursuant to a Voting Agreement dated October 5, 2001 entered into among the members of the Management Group (other than Messrs. Morgan and Sitkoff) and Newco, the participating members of the Management Group agreed to vote all of their shares of Blimpie common stock in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, except under certain circumstances. See "Special Meeting-Record Date and Voting Information" beginning on page ___;

         INTERESTS OF THE MANAGEMENT GROUP. Anthony P. Conza, Blimpie's Chairman and Chief Executive Officer owns approximately 7.68% of the common stock of Parent expected to be outstanding at the time of closing. Newco and Parent have made an offer of continued employment to Robert S. Sitkoff, currently a Senior Vice President of Blimpie, effective upon closing of the merger. In connection with the offer of employment, Parent has granted to Mr. Sitkoff an option to purchase approximately 7.68% of Parent's common stock for approximately $58,000. The option vests six months after the closing of the merger, and only if Mr. Sitkoff is then a full time employee of Blimpie, as the survivor of the merger. In addition, upon consummation of the merger, the employment agreements and the non-competition and non-solicitation agreements entered into between Blimpie and each of the members of the Management Group (other than Mr. Sitkoff) will take effect and certain payments under those agreements will be made to those members of the Management Group. As a result of the foregoing, the members of the Management Group may have interests that are different from, or in addition to, the interests of the Blimpie shareholders generally. The material terms of the employment agreements and non-competition and non-solicitation agreements mentioned above are described at "Interests of the Management Group; Appointment of Special Committee" beginning on page __.

         MERGER FINANCING. Blimpie and Newco estimate that approximately $32,000,000 will be necessary to complete the merger and pay related fees and expenses. Blimpie and Newco expect this amount to be funded through a combination of capital contributions from Parent to Newco and bank debt of Newco.

         CONDITIONS. The merger is subject to the satisfaction of numerous conditions, including no material adverse change in Blimpie. See "The Merger Agreement--Conditions to the Merger" beginning on page __ for a discussion of additional conditions to the Merger.

         TERMINATION OF THE MERGER AGREEMENT. The parties may agree to terminate the merger agreement at any time before the merger. In addition, the merger agreement may be terminated for a number of other reasons. See "The Merger Agreement--Termination of the Merger Agreement" beginning on page __.

         TAX CONSEQUENCES. Generally, the merger will be taxable for U.S. federal income tax purposes. You will recognize taxable gain or loss in the amount of the difference between $2.80 and your adjusted tax basis for each share of Blimpie's common stock that you own. See "Federal Income Tax Consequences" beginning on page __.

         AFTER THE MERGER. Upon completion of the merger, Blimpie as the surviving corporation will be a privately held corporation, wholly owned by Parent. There will be no public market for shares of Blimpie's common stock upon completion of the merger and the shares of common stock will cease to be traded on the American Stock Exchange. See "Effects of the Merger" beginning on page
__.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT AM I BEING ASKED TO VOTE UPON? (see page _______)

A: You are being asked to consider and vote upon a proposal to adopt and approve the merger, the merger agreement and the transactions contemplated thereby. Under the merger agreement, Newco will be merged with and into Blimpie, with Blimpie as the surviving corporation. Newco is a newly formed New Jersey corporation. If the merger agreement is adopted and approved by the shareholders and the merger is completed, Blimpie will no longer be a publicly held corporation. Parent will own all equity interest in Blimpie as the surviving corporation.

Q: WHAT WILL I RECEIVE IN THE MERGER? (see page _______)

A: Upon completion of the merger, each issued and outstanding share of Blimpie's common stock will be converted into the right to receive $2.80 in cash, without interest.

Q: WHAT KIND OF PREMIUM TO THE PRICE OF BLIMPIE COMMON STOCK IS IMPLIED BY THE MERGER CONSIDERATION? (see page ___)

A: The merger consideration represents a (i) premium of approximately 86.7% over the $1.50 closing sale price for Blimpie's common stock as traded on the American Stock Exchange on October 5, 2001, the last trading day before Blimpie announced that it had executed the merger agreement with Newco, (ii) a premium of approximately ___% over the average closing sale price per share of $___ during the one week preceding that announcement, and (iii) a premium of approximately ___% over the $___ closing sale price for Blimpie's common stock
as traded on the American Stock Exchange on [          ], 200[ ] [day before
date of Proxy].

Q: WHAT WILL HAPPEN TO MY STOCK OPTIONS? (see pages __ and __)

A: Outstanding options to purchase shares of Blimpie's common stock, whether or not then vested or exercisable, will as of the effective date of the merger, be cancelled, and each option holder will be entitled to receive a cash payment in an amount equal to the product of the (i) number of shares of Blimpie common stock subject to such option, whether or not then exercisable, and (ii) excess, if any, of $2.80 over the exercise price per share subject or related to such option, for each cancelled option.

Q: WHY WAS THE SPECIAL COMMITTEE FORMED? (see page ___)

A: Anthony P. Conza and David L. Siegel, Blimpie's Chairman and Chief Executive Officer and Vice Chairman, Chief Operating Officer and General Counsel, respectively, Charles G. Leaness and Patrick J. Pompeo, both of whom are directors and Executive Vice Presidents of Blimpie, and Joseph Conza, a Senior Vice President of Blimpie, own in the aggregate approximately 57.9% of Blimpie's outstanding shares of capital stock. Each of those individuals has executed a voting agreement with Newco, pursuant to which they have agreed to vote their shares of Blimpie common stock in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby except under certain circumstances. The execution of the voting agreement, coupled with the facts that

     o Anthony P. Conza is the owner of approximately 7.68% of the outstanding common stock of Parent and

     o certain members of the Management Group will be receiving various payments pursuant to employment agreements and non-competition and non-solicitation agreements that they have entered into with Newco, led our board of directors to the conclusion that, in order to protect the interests of our shareholders in evaluating and negotiating the merger agreement, a special committee of independent directors who are not officers or employees of Blimpie and who have no financial interest in the merger different from Blimpie's shareholders generally, should be formed to perform those tasks and, if appropriate, recommend the merger and the terms of the merger agreement. The special committee independently selected and retained legal and financial advisors to assist it. For a description of the agreements mentioned above, see "Interests of the Management Group; Appointment of Special Committee" beginning on page ___.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE IN FAVOR OF THE MERGER AGREEMENT? (see page __)

A: Based in part upon the unanimous recommendation of the special committee, Blimpie's board of directors determined that the terms of the merger agreement and the merger are fair to, and in the best interests of Blimpie's shareholders.

Q: WHAT ARE THE CONSEQUENCES OF THE MERGER TO PRESENT MEMBERS OF MANAGEMENT AND THE BOARD OF DIRECTORS? (see page ___)

A: Upon consummation of the merger,

     o Anthony P. Conza, by reason of his approximately 7.68% ownership interest in Parent, will indirectly own through Parent approximately the same percentage of Blimpie;

     o if Robert S. Sitkoff accepts Newco's offer of continued employment, he will be employed by Blimpie, as the survivor of the merger;

     o Mr. Sitkoff, as the holder of an option to purchase approximately 7.68% of Parent's common stock, will own directly, if he exercises that option, a comparable interest in Blimpie, as the survivor of the merger; and

     o the employment agreements and non-competition and non-solicitation agreements entered into between Newco and certain members of the Management Group will take effect and the payments contemplated by those agreements will be made.

For a description of the agreements mentioned above, see "Interests of the Management Group; Appointment of Special Committee" beginning on page __.

Q: IS THE MERGER SUBJECT TO THE SATISFACTION OF ANY CONDITIONS? (see page __)

A: Yes. Before completion of the merger, a number of closing conditions must be satisfied or waived. A condition to the obligations of each party to complete the merger is the requirement that the merger agreement be adopted and approved by a majority of the votes cast at the special meeting by the holders of the outstanding shares of Blimpie's common stock. The conditions to the obligations of Newco to complete the merger, which can only be waived by Newco, include, among others, the absence of a material adverse effect on Blimpie.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (see page __)

A: Blimpie and Newco are working toward completing the merger as quickly as possible. If the merger agreement is adopted and approved and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting.

Q: CAN THE MERGER AGREEMENT BE TERMINATED PRIOR TO THE COMPLETION OF THE MERGER? (see page ____)

     o A: Yes. The merger agreement may be terminated and the merger and the other transactions contemplated thereby may be abandoned at any time before the effective time of the merger under certain circumstances. See "The Merger - Termination of the Merger Agreement" beginning on page _______.


Q. WHAT HAPPENS IF THE MERGER AGREEMENT IS TERMINATED PRIOR TO THE COMPLETION OF THE MERGER? (see page ___)

A. Generally, if the merger agreement is terminated, there will be no liability on the part of Blimpie, Newco or any of their affiliates, directors, officers, employees or shareholders. If the merger agreement is terminated under certain specified circumstances, Blimpie will be obligated to pay to Newco one or both of:

         o a fee of $1,300,000, and

         o an amount of up to $200,000 and up to $600,000 in certain circumstances to reimburse Newco for its expenses.

         If the merger agreement is terminated under other specified circumstances, Newco will be obligated to pay to Blimpie one or both of:

         o a fee of $50,000, and

         o up to $200,000 to reimburse Blimpie for its expenses.

         See "The Merger Agreement - Termination of the Merger" beginning on page ________ for discussions of the circumstances under which those fees and expenses will be payable.

Q: WHAT WILL HAPPEN TO THE MARKET FOR BLIMPIE'S COMMON STOCK AFTER THE MERGER? (see page ____)

A: At the effective time of the merger, trading in Blimpie's common stock on the American Stock Exchange will cease and there will no longer be a public market for Blimpie's common stock. Price quotations for Blimpie's common stock will no longer be available and the registration of Blimpie's common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated.

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER? (see page ____)

A: The receipt of cash for shares of Blimpie's common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize gain or loss equal to the difference between $2.80 per share and your tax basis for the shares of common stock that you owned immediately before completion of the merger. For U.S. federal income tax purposes, this gain or loss generally will be a capital gain or loss if you held the shares of common stock as a capital asset.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR OWN INDIVIDUAL TAX CONSEQUENCES AS A RESULT OF THE MERGER.

Q: WHEN AND WHERE IS THE SPECIAL MEETING? (see page ____)

A: The special meeting of Blimpie's shareholders will be held at _______ a.m. local time on ____________________, 2001, at [ ]

Q: WHO CAN VOTE ON THE MERGER AGREEMENT? (see page ____)

A: Holders of Blimpie's common stock at the close of business on _______________, 2001, the record date for the special meeting, may vote in person or by proxy at the special meeting.

Q: WHAT VOTE IS REQUIRED TO ADOPT AND APPROVE THE MERGER AGREEMENT? (see page ____)

A: The affirmative vote of a majority of the votes cast at the special meeting by the holders of our outstanding shares of common stock is required to adopt and approve the merger agreement. On the record date for the special meeting, [9,163,659] shares were outstanding. The Management Group (other than Messrs. Morgan and Sitkoff) owns an aggregate of 5,513,336 of those shares, representing approximately 57.9% of the total number of shares entitled to vote at the special meeting. The members of the Management Group (other than Messrs. Morgan and Sitkoff) have entered into a voting agreement with Newco, pursuant to which they agreed to vote their shares of Blimpie common stock in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger Agreement except under certain circumstances. If those members of the Management Group vote their shares as they have agreed to in the voting agreement, the merger will be approved and the merger agreement will be adopted regardless of how any other shareholder votes on these issues.

Q: WHAT DO I NEED TO DO NOW? (see page ____)

A: You should read this proxy statement carefully, including the documents appended to this proxy statement, and consider how the merger affects you. Then, please mark your vote on your proxy card and date, sign and mail it in the enclosed, postage paid return envelope as soon as possible so that your shares can be voted at the special meeting.

Q: WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD? (see page ____)

A: The failure to return your proxy card will have the same effect as voting against the merger agreement.

Q: MAY I VOTE IN PERSON? (see page ____)

A: Yes. You may attend the special meeting of our shareholders and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy from the broker, bank or other nominee.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD? (see page
____)

A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to Blimpie's Secretary at Blimpie's executive offices located at 740 Broadway, New York, New York 10003, stating that you would like to revoke your proxy. Second, you can complete and submit a new, later-dated proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change those instructions.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME? (see page ______)

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedures provided to you by your broker.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW? (see page ____)

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of Blimpie common stock for a cash payment of $2.80 per share, without interest.

Q: DO I HAVE A RIGHT TO SEEK AN APPRAISAL OF MY SHARES? (see pages ____ and
____)

A: No. Due to the fact that our common stock is listed for trading on the American Stock Exchange and that shareholders will receive cash for their shares, the provisions of the New Jersey Business Corporation Act ("NJBCA") provide that our shareholders will not have the right to dissent from the merger and seek appraisal rights with respect to their shares of our common stock.

Q: IS THERE ANY LITIGATION CHALLENGING THE MERGER? (see page ____)

A: Yes. An action has been commenced against Blimpie and six of its directors which alleges that certain of the members of the Management Group have engaged with Mr. Endervelt in an unlawful scheme which violates their fiduciary duties to Blimpie's shareholders. The plaintiff is seeking class action status for the action See "Litigation Challenging the Merger" at page ____.

Q: WHO CAN HELP ANSWER MY QUESTIONS? (see page ____)

A: The information provided above in question and answer format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this entire proxy statement, including the documents appended to this proxy statement. If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

                  Blimpie International, Inc.
                  740 Broadway
                  New York, New York
                  Telephone: (212) 673-5900
                  Attn:  Charles G. Leaness,
                         Executive Vice President


                   RISKS THAT THE MERGER WILL NOT BE COMPLETED

Completion of the merger is subject to various risks, including, but not limited to, the following:

         o that the merger agreement will not be adopted and approved by the holders of a majority of the outstanding shares of Blimpie common stock held by shareholders;

         o that Blimpie or Newco will not have performed in all material respects their obligations contained in the merger agreement before the effective time of the merger;

         o that the representations and warranties made by Blimpie or Newco in the merger agreement will not be true and correct at the closing date of the merger; and

         o  that there may be new litigation that could prevent the merger, and

         o  the occurrence of a material adverse effect upon Blimpie or Newco.

As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed even if the requisite shareholder approval is obtained. It is expected that, if our shareholders do not adopt and approve the merger agreement or if the merger is not completed for any other reason, the current management of Blimpie, under the direction of the board of directors, will continue to manage Blimpie as an ongoing business.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

         This proxy statement and documents to which we refer you in this proxy statement include various forward-looking statements. These forward-looking statements are based on Blimpie's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning Blimpie's possible or assumed future results of operations and also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and/or similar expressions.

         The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in this proxy statement, other factors that could cause actual results to differ materially include:

         o  changes in the cost of food and labor,

         o  the performance of any restaurants, particularly new restaurants,

         o  adverse weather conditions,

         o  the effect of health and regulatory developments,

         o  the loss of key personnel,

         o  competitive factors,

         o  potential liabilities associated with long-term leases,

         o  changes in consumer tastes and eating habits,

         o  Blimpie's ability to execute its business strategy,

         o  fluctuations in inventory and general and administrative expenses,

         o and general economic conditions, especially economic conditions in the areas in which the Blimpie's franchises are concentrated.

Except to the extent required under the federal securities laws, we do not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements.

                               THE SPECIAL MEETING

         This proxy statement is being furnished to Blimpie's shareholders as part of the solicitation of proxies by Blimpie's board of directors for use at
the special meeting of shareholders to be held at [           ] on [         ],
2001, beginning at ______ a.m. local time, and at any adjournments or postponements thereof. This proxy statement is accompanied by a form of proxy for use at the special meeting.

         This proxy statement and the accompanying form of proxy are being
mailed to shareholders on or about [           ], 2001.

                 MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the special meeting, our shareholders will be asked to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 5, 2001, between Blimpie and Newco, pursuant to which Newco will be merged with and into Blimpie, with Blimpie being the surviving corporation. If the requisite votes in favor of the proposal are obtained and certain other conditions are satisfied or, where permissible, waived, Newco will be merged with and into Blimpie with Blimpie being the surviving corporation. At the effective time of the merger, each share of common stock of Blimpie issued and outstanding immediately prior to the filing of a certificate of merger with the Secretary of State of the State of New Jersey will be automatically converted into the right to receive $2.80 in cash, without interest, except for shares held in Blimpie's treasury, shares of our common stock owned by any of our subsidiaries and shares of common stock owned by Newco immediately prior to the effective time of the merger, which will be canceled without payment.

         Blimpie does not expect a vote to be taken at the special meeting on any matter other than the proposal to adopt and approve the merger agreement and, if necessary, a vote to adjourn or postpone the meeting. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment. Blimpie is soliciting proxies to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting.

                       RECORD DATE AND VOTING INFORMATION

         Only holders of record of common stock at the close of business on
[           ], 2001 will be entitled to notice of and to vote at the special
meeting. At the close of business on [           ], 2001, there were outstanding
and entitled to vote [9,163,659] shares of Blimpie common stock. A list of our shareholders will be available for review at our executive offices during regular business hours for a period of [10] days before the special meeting. Each holder of record of common stock on the record date will be entitled to one vote for each share held.

         All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in street name for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the adoption and approval of non-routine matters, such as the merger agreement. Proxies submitted without a vote by the brokers on these matters are referred to as "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

         The affirmative vote of a majority of the votes cast at the special meeting by the holders of the outstanding shares of our common stock entitled to vote is required to adopt and approve the merger agreement. On the record date for the special meeting, the Management Group (other than Messrs. Morgan and Sitkoff) owned an aggregate of 5,513,336 shares of Blimpie common stock, representing approximately 57.9% of the total number of shares entitled to vote at the special meeting. The members of the Management Group (other than Messrs. Morgan and Sitkoff) have entered into a voting agreement with Newco, pursuant to which they agreed to vote their shares of Blimpie common stock in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, except under certain circumstances. If those members of the Management Group vote their shares as they have agreed to in the voting agreement, the merger will be approved and the merger agreement will be adopted regardless of how any other shareholder votes on these issues.

         Because the affirmative vote of a majority of the votes cast at the special meeting is required in order to approve the merger agreement, abstentions and broker non-votes will have the same effect as votes "AGAINST" adoption and approval of the merger agreement.

         With the exception of broker non-votes, the treatment of which is discussed above, each share of Blimpie common stock represented by a proxy properly executed and received by Blimpie in time to be voted at the special meeting and not revoked will be voted in accordance with the instructions indicated on such proxy and, if no instructions are indicated, will be voted "FOR" the proposal to adopt and approve the merger, the merger agreement and the transactions contemplated thereby. All proxies voted "FOR" such matter, including proxies on which no instructions are indicated, other than broker non-votes, may, at the discretion of the proxy holder, be voted "FOR" discretionary authority to vote in favor of any motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise. Any proxy that is voted against discretionary authority to vote in favor of any motion to adjourn or postpone the special meeting will not be voted in favor of any such adjournment or postponement.

                                     QUORUM

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Blimpie's common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

                               PROXIES; REVOCATION

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with Blimpie's Secretary at Blimpie's executive offices located at 740 Broadway, New York, New York 10003, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. Furthermore, if a shareholder's shares are held of record by a broker, bank or other nominee and the shareholder wishes to vote at the meeting, the shareholder must obtain a proxy from the record holder.

                         EXPENSES OF PROXY SOLICITATION

         Blimpie will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their name shares of common stock beneficially owned by others for forwarding to these beneficial owners. Blimpie may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Blimpie. No additional compensation will be paid to directors, officers or other regular employees for their services.

                                  ADJOURNMENTS

         Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Blimpie is soliciting proxies to grant discretionary authority in favor of adjournment or postponement of the special meeting. In particular, discretionary authority may be exercised if the purpose of the adjournment or postponement is to provide additional time to solicit additional votes to adopt and approve the merger agreement and the merger.

                                APPRAISAL RIGHTS

         Under the provisions of the NJBCA, you will not have the right to dissent from the merger and seek appraisal rights with respect to your shares of common stock. See "Appraisal Rights" beginning at page _______ of this proxy statement.

         PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME. IN THE EVENT THE MERGER IS COMPLETED, BLIMPIE WILL DISTRIBUTE INSTRUCTIONS REGARDING THE PROCEDURES FOR EXCHANGING BLIMPIE STOCK CERTIFICATES FOR THE $2.80 PER SHARE CASH PAYMENT.

                                THE PARTICIPANTS

Blimpie International, Inc.
740 Broadway
New York, New York 10003

         Blimpie engages in franchising, subfranchising and master licensing of the trademark, tradenames, service marks, logos, know-how, marketing concepts and marketing programs for each of its brands; Blimpie Subs & Salads, Pasta Central, Maui Taco and Smoothie Island. Blimpie franchises Blimpie Subs & Salads, Pasta Central and is the majority owner of Maui Tacos International, Inc., the franchisor of Maui Tacos and Smoothie Island. Blimpie Subs & Salad offers a quick-service, healthy, sub sandwich in approximately 2000 franchise stores operating throughout the United States and in other countries. Pasta Central's baked pasta meals address current eating trends for eat-in and take out home meals. Maui Tacos restaurants provide a health-oriented, affordable menu of "Maui"-diet items, including traditional Mexican foods marinated in Hawaiian spices. Smoothie Island is a selection of blended beverages of frozen yogurt and nutritional supplements sold through Blimpie, Subs & Salads Pasta Central and Maui Tacos locations.

Newco
Sandwich Acquisition Corp.
10850 Wilshire Blvd.
Suite 200
Los Angeles, California 90024

         Newco, a New Jersey corporation, was organized to acquire Blimpie and has not conducted any unrelated activities since its organization. All outstanding shares of Newco are owned by Parent.

Parent
X2Y1, Inc.
10850 Wilshire Blvd.
Suite 200
Los Angeles, California 90024

         Parent, a Delaware corporation, was organized to acquire Blimpie and has not conducted any unrelated activities since its organization. All of the capital stock of Parent is owned by a group of investors organized by Jeffrey Endervelt. Mr. Endervelt has been a Blimpie subfranchisor for 17 years, and has served as chairman of Blimpie's subfranchisor advisory body for the past three years. Anthony P. Conza, co-founder of Blimpie, and its current Chairman and Chief Executive Officer, is a member of the investor group and will remain with Blimpie as Chairman Emeritus following the merger.

                            BACKGROUND OF THE MERGER

         During Blimpie's national franchise convention held in the Summer of 2000, Mr. Endervelt spoke for the first time with David L. Siegel regarding his interest in acquiring Blimpie. At that time, Mr. Endervelt explained that he had reason to believe that he could assemble an investment group and arrange for the financing needed to acquire Blimpie. He explained in very general terms his views as to how he thought an acquisition transaction might be structured.
Mr. Siegel responded by providing his views of Blimpie's general business and financial prospects and its share value.

         During the Fall of 2000, Mr. Endervelt and a financial advisor met with Anthony P. Conza and David Siegel to engage in further discussions of a preliminary and developmental nature. He once again expressed his interest in acquiring Blimpie, and reiterated his belief that he could assemble the financing required to accomplish that goal. As was the case during the first meeting, a general discussion took place regarding Blimpie's business and financial prospects and its share value. In that regard, Messrs. Siegel and Conza expressed their personal view that the proper value of Blimpie was not adequately reflected by its market price. Instead, they stated their view that Blimpie should be valued at approximately $4.00 per share. At the time, Blimpie's shares were trading on the American Stock Exchange at less than half of that price.

         Mr. Endervelt advised Messrs. Conza and Siegel that, although he shared their views that a proper valuation of Blimpie was greater than its current market price, he did not agree that it was as high as $4.00 per share. He also told Messrs. Conza and Siegel that it was his desire and intention to provide a continuing role for them in the business and operations of the company after he acquired it, and that he would try to structure an acquisition that would provide the shareholders of Blimpie with an opportunity to receive a premium over the then current market for their shares, and also provide an attractive compensation package for Messrs. Conza and Siegel and other members of Blimpie's management.

         Also, during the Fall of 2000, another Blimpie subfranchisor advised Messrs. Conza and Siegel that he had an interest in acquiring Blimpie, and that he was in the process of assembling an investor group to do that. Messrs. Conza and Siegel provided that subfranchisor with the same general views that they had expressed to Mr. Endervelt regarding the prospects of Blimpie's business, and their personal views regarding the premium they had placed on Blimpie's per share value.

         During the first three months of 2001, Mr. Endervelt told Mr. Siegel that he had successfully assembled a group of investors and financing partners who would be willing to undertake an acquisition of Blimpie.

         In April and May 2001, the following developments occurred:

         o Mr. Endervelt advised Mr. Conza and Mr. Siegel of his interest in negotiating an acquisition of Blimpie by paying an unspecified price per share. He also advised Messrs. Conza and Siegel that he and his investors were prepared to negotiate employment agreements and non-competition agreements with Messrs. Conza and Siegel and other members of Blimpie management.

         o Upon learning from Mr. Siegel that Mr. Endervelt was prepared to negotiate an acquisition, the other subfranchisor with whom Messrs. Conza and Siegel had engaged in preliminary acquisition discussions indicated that he and his group would be willing pay $1.75 per share for all shares.

         o Mr. Siegel then advised Mr. Endervelt regarding the interest expressed by the other subfranchisor. Mr. Endervelt responded by stating that he and his investor group would match the $1.75 per share offer and would also enter into the employment and non-competition agreements that he had mentioned during their earlier conversations.

         o Mr. Siegel then communicated Mr. Endervelt's offer to match the $1.75 per share price to the other subfranchisor. He responded by suggesting that he and his group would pay $4.00 per share for the shares held by Messrs. Conza and Siegel, and certain other members of management, but they would not purchase the balance of the outstanding shares.

         o When Mr. Siegel explained that latest development to Mr. Endervelt, he countered with an offer of $2.75 per share for all shares, and he reiterated his desire to enter into employment and non-competition agreements with the Management Group.

         o At that point, Mr. Conza advised Mr. Endervelt that he would be interested in maintaining a small ownership interest in Blimpie, and inquired as to whether he might be able to participate in Mr. Endervelt's investor group. Mr. Endervelt agreed that Mr. Conza could obtain an ownership interest in the range of 5% calculated on a fully diluted basis for the same price per share that Mr. Endervelt paid for his shares.

         o When the other subfranchisor was apprised by Mr. Siegel of Mr. Endervelt's counter-offer, he did not respond with an increased offer.

         Messrs. Conza and Siegel then met with Mr. Endervelt and negotiated the terms of a letter of intent that was executed by Blimpie on June 6, 2001.

         On June 8, 2001, Blimpie's board of directors met to discuss the proposed merger transaction, as negotiated by Messrs. Conza and Siegel. During the meeting, the directors were fully apprised of Mr. Conza's participation as an investor in Parent, and the economic terms of the various employment agreements and non-competition agreements to be entered into by the Management Group with Newco. Based upon the payments to be received by certain members of the board of directors that would not otherwise be received by the other shareholders of Blimpie, the board of directors appointed a special committee comprised of Alvin Katz (Chairman), Harry G. Chernoff and Jim Petersen, to evaluate, negotiate and, if appropriate, recommend that the board of directors approve the merger agreement. The special committee independently engaged legal counsel to assist and represent it in the performance of its activities.

         At the first meeting of the special committee held on June 26, 2001, the special committee discussed in general the terms of the letter of intent with Parent that had been signed on behalf of Blimpie and the initial draft of the merger agreement that had been provided by Parent to Blimpie. A copy of the letter of intent and draft merger agreement had previously been distributed to the special committee. The special committee discussed, among other things, the fact that the letter of intent contained a 45-day exclusivity period agreed to by Blimpie prior to the formation of the special committee. The special committee also discussed, with input from its counsel, the role of the special committee and the reason for its formation in light of the fact that Parent's offer contained payments to Messrs. Conza and Siegel, members of the Board of Directors and executive officers of Blimpie, in the form of payments under employment agreements ($250,000 per year for Mr. Conza and $200,000 per year for Mr. Siegel) and upfront payments for non-compete and non-solicitation covenants (then contemplated to be $2,608,000 for Mr. Conza and $2,136,000 for Mr. Siegel, and reduced as a result of subsequent negotiations) that would not be paid to other shareholders of Blimpie. Also, the special committee discussed that Messrs. Conza and Siegel, along with certain other Board members and management, had agreed to enter into voting agreements to vote in favor of the merger with Newco, which shares represented more than 50% of the outstanding shares of Blimpie. Counsel to the special committee also advised the special committee that a second group had submitted an expression of interest to acquire the shares of Blimpie at a range of $2.50 to $3.00 per share, subject to completion of due diligence. A copy of the letter from the second group had previously been provided to the special committee. The special committee determined, after further discussion and input from counsel, that the second group would need to be advised that neither Blimpie nor the special committee could discuss a proposed transaction with the second group due to the contractual obligation of Blimpie under the exclusivity provisions granted to Parent under the letter of intent. The special committee confirmed that their understanding was that the scheduled expiration date for the exclusivity period was July 21, 2001. The special committee determined, upon further discussion and input from counsel, that Parent should be advised that an unsolicited expression of interest from a third party had been received that included a proposed offer price in a range higher than the $2.75 bid made by Parent, and that Parent should strongly consider raising their bid. The special committee also determined, after discussion and input from counsel, that Parent should be required to put up a deposit, and that consummation of the merger could not be conditioned on Parent's ability to obtain financing or the completion of a due diligence investigation satisfactory to Parent. The special committee also authorized its Chairman to negotiate and hire an investment banker to deliver a fairness opinion as to the price to be paid to the shareholders of Blimpie in any merger or similar cash transaction with its shareholders. The special committee also discussed, with input from counsel, the hiring of an investment banker not only to provide a fairness opinion, but also to conduct a market check investigation regarding the existence and interest of other parties who might acquire Blimpie, depending on the progress of the current bid by Parent. The special committee determined that if it was unable to persuade Parent to increase its price substantially, it would require a period of time in which other prospective purchasers could be solicited.

         The next meeting of the special committee was held on June 29, 2001. Counsel to the special committee advised the special committee that the issues raised by the special committee in its prior meeting had been communicated to counsel for the Parent, but no response had been received as of that date.

         The next meeting of the Special Committee was held on July 13, 2001. At that meeting, it was reported that Newco had increased its offer price to $2.80 per share. Also, at that meeting, counsel to the special committee advised the special committee that the second group had again contacted counsel to the special committee and was again advised that neither Blimpie nor the special committee was in a position to discuss any new offers as a result of the exclusivity provisions under the letter of intent with Parent. At the meeting, the special committee was also apprised of certain intellectual property claims relating to Blimpie's trademarks that had been asserted by a third party. A summary of the issues was presented to the special committee by Blimpie's outside general counsel. After discussion and additional input from Blimpie's outside counsel, the special committee requested to be kept updated on any new developments on these issues, and concluded that Parent (or any other potential buyer) would need to be fully apprised of the claims, if not resolved prior to signing a definitive agreement, notwithstanding whether or not Blimpie concluded the claims were without merit.

         On July 21, 2001, the date the exclusivity period was scheduled to expire, the Chairman of the special committee approved a 15-day extension of the exclusivity period to August 4, 2001. The decision to extend the exclusivity period was primarily based on the following developments since the signing of the letter of intent with Parent:

         o   Parent's agreement to increase the offer price to $2.80,

         o Parent's indication that it expected to have a financing commitment by August 4, 2001,

         o the extent of the due diligence performed by Parent to date, which increased the probability of completing a successful transaction with Parent compared to a new bidder coming in at this stage,

         o Parent's statements that it would lose its financing source if the exclusivity period was not extended, and

         o the expression of interest from the second group specifically contained a requirement to complete a satisfactory due diligence investigation of Blimpie.

         The next meeting of the special committee was held on July 27, 2001. At the meeting, the chairman of the special committee confirmed that the members of the special committee had received a copy of the proposed engagement letter from Capitalink. The Chairman described the general terms of the engagement letter, which included the delivery of a fairness opinion and conducting a market check to maximize shareholder value. After discussion and input from counsel, the special committee approved the hiring of Capitalink under the terms of the engagement letter. After such approval, representatives of Capitalink joined the call. Counsel to the special committee advised the special committee that a meeting was scheduled in New York with Parent, Newco, counsel to Parent and Newco, Blimpie's counsel, a representative from Capitalink, special committee counsel, Messrs. Conza and Siegel and a representative from one of the proposed investors in Parent to identify and resolve the major issues still outstanding under the proposed merger agreement submitted by Newco. The special committee specifically discussed that it was critical that Capitalink be allowed to conduct a market check at some point in order to maximize shareholder value, and that Newco must have a financing commitment in place prior to signing the merger agreement that was not subject to a due diligence contingency by the lender with respect to Blimpie.

         The parties described above met in New York on July 30th. Subsequent to the meeting, on the same day, a meeting of the special committee was held. Counsel to the special committee summarized progress made at the business meeting, explaining that all business points were subject to approval of the special committee. In summary, counsel advised the special committee that:

         o   Newco had agreed to a 30-day post-signing market check,

         o Newco anticipated receipt of a financing commitment by the end of the week (prior to the expiration of the exclusivity period),

         o Parent had not increased the offer price of $2.80, notwithstanding presentations by Capitalink and extensive discussions among the members at the meeting,

         o Newco agreed to a break-up fee in the range of $1.5 million, plus expenses but had rejected any request for a deposit, and

         o Newco requested an extension of the exclusivity period because it anticipated that signing the merger agreement with all required attachments, including exhibits and disclosure schedules, was not probable to occur prior to August 4, 2001 based on the current status of the negotiations.

         As a result of the foregoing report, the special committee instructed counsel to the special committee to report back to Parent that:

         o   Some form of deposit would be required,

         o   The $1.5 million break-up fee must be inclusive of expenses, and

         o The special committee would extend the exclusivity period for an additional two weeks if a financing commitment was provided prior to the current expiration date of the exclusivity period (August 4, 2001) and a revised draft of the merger agreement was distributed by Newco's counsel to address prior comments submitted to Newco's counsel by counsel to the special committee and Blimpie's outside counsel.

         The next meeting of the special committee was held on August 3, 2001. Counsel to the special committee reported the following progress on the major issues raised by the special committee at the prior meeting:

         o Newco would provide a $50,000 deposit upon signing the merger agreement,

         o   Newco had delivered a financing proposal (but not a commitment),

         o A revised merger agreement had been received from Newco's counsel that did address some, but not all, of prior comments raised, and

         o Newco was still insisting on a $1.3 million break-up fee plus expenses in the range of $600,000 to $800,000.

         Based on the progress made since the July 30th meeting on the major issues raised by the special committee, the special committee agreed to extend the exclusivity period to August 7th, to allow the parties to resolve the break-up fee issue, which was still not acceptable to the special committee.

         The next meeting of the special committee was held on August 7, 2001. Counsel to the special committee reported that Newco had agreed to a $1.5 million break-up fee, inclusive of expenses. However, the documentation was still not finalized, including the exhibits and disclosure schedules to the merger agreement. The special committee agreed to extend the exclusivity period to August 18, 2001 to allow time to finalize the documentation. The basis for such extension included:

         o Progress made on the various issues since the July 30th meeting in New York,

         o The extent of the due diligence performed by Parent to date, which increased the probability of completing a successful transaction with Parent compared to a new bidder coming in at this stage,

         o the value of having a bid on the table in light of Parent's statements that it would lose its financing source if the exclusivity period was not extended, and

         o the ability to conduct a market check after signing the merger agreement.

         The next meeting of the special committee was held on August 15, 2001. Counsel to the special committee advised the special committee that:

         o Newco had not delivered a financing commitment, but indicated a commitment should be available by August 18, 2001 (prior to expiration of the exclusivity period), and

         o Full disclosure had been made to Newco regarding intellectual property claims by a third party, and no indication had been made that such disclosure would affect delivery of the financing commitment by Newco's lender.

         The special committee agreed to extend the exclusivity period to August 29, 2001, based primarily on the same factors as set forth above, as well as the special committee's understanding that the bank providing the financing to Newco was scheduled to meet and approve or disapprove financing to Newco at or around that date, but would not hold the meeting without a signed merger agreement or extension of the exclusivity period.

         The next meeting of the special committee was held on August 29, 2001. Counsel to the special committee reported that the exchange of the documentation relating to a merger agreement with Newco was still in process, specifically in the area of finalizing exhibits and schedules to the Agreement. Based on the progress thus far and in reliance upon the understanding that no major issues remained outstanding with respect to the merger agreement, the special committee agreed to extend the exclusivity period to September 14, 2001, based primarily on the same factors set forth above, specifically including the understanding by the special committee that the alleged intellectual property claims had been fully disclosed and were acceptable to Newco and its lender.

         The next meeting of the special committee was held on September 14, 2001. Due to the tragic events in the country that occurred on September 11, 2001, in addition to the various factors set forth above, the special committee agreed to further extend the exclusivity period to October 2, 2001. The special committee specifically noted that Blimpie headquarters and outside counsel for Blimpie are both located in New York City. Counsel to the special committee reported to the special committee that counsel to Newco had received a draft of the financing commitment letter, but it contained provisions that would not be acceptable to the special committee (including a right not to finance the transaction based on a due diligence investigation by the lender). Counsel for Newco further indicated that a revised draft of the commitment letter should be received prior to October 2, 2001.

         The next meeting of the special committee was held on October 2, 2001. Counsel to the special committee confirmed that each member of the special committee had received a copy of the financing commitment from Newco's lender, which required payment of approximately $200,000 by Newco at the time of its acceptance of the financing commitment. Counsel to the special committee also advised the special committee that although the merger agreement and exhibits were in substantially final form, the agreements would not be ready to sign by the end of the day. Based on the foregoing, the special committee agreed to extend the exclusivity period to October 5, 2001.

         The next meeting of the Special Committee was held on October 4, 2001. Capitalink confirmed that each member of the Special Committee had received the presentation booklet prepared by Capitalink. Capitalink gave a detailed presentation to the special committee with respect to the contents of the various sections in the special committee package, including a summary of the transaction, selected comparable company analysis, selected comparable transaction analysis, discounted cash flow analysis, historical financial data analysis and historical stock price analysis. The special committee discussed the presentation made by Capitalink and asked various questions regarding Capitalink's valuation methodologies and analysis. Capitalink then rendered its oral opinion, to be subsequently confirmed by a written opinion, to the effect that as of that date, based upon and subject to the assumptions, limitations and qualifications set forth in its analysis, the proposed cash consideration of $2.80 was fair to the shareholders of Blimpie from a financial point of view. The special committee, based primarily on the presentation by Capitalink, unanimously agreed that the price of $2.80 was fair to the shareholders, and unanimously agreed to recommend that a merger agreement containing that price should be approved by the Board. The approval of the merger agreement was deferred until a final draft had been received by the special committee, although discussions proceeded regarding provisions in the latest draft of the merger agreement relating to termination of the merger agreement, the amount of the break-up fee, the definition of material adverse change, and the 30-day market check provisions, which allowed for negotiations to continue after the 30-day period with parties that had expressed an interest in a transaction with Blimpie prior to the expiration of the 30-day market check, as well as the financial incentives to the Management Group, including payements to Messrs. Conza and Siegal, and Mr. Conza's ownership interest in the Parent.

         Following the meeting on October 4, 2001, counsel to the special committee and outside counsel to Blimpie received a revised draft of the merger agreement, which contained substantive changes from prior drafts discussed with the special committee. Although many points were negotiated among counsel regarding these changes and progress was made regarding various issues, it was agreed by all parties that if a merger agreement was signed prior to a meeting of the special committee and the Board to fully discuss these changes, such agreements would be held in escrow pending such approval. The earliest that all of the members of the special committee could reconvene was October 8, 2001.

         The parties executed a definitive merger agreement on October 5, 2001 subject to approval by the special committee and the Board, and the signed agreements were delivered in escrow pending such approval.

         A meeting of the special committee was held on October 8, 2001. Counsel to the special committee confirmed that a final draft of the merger agreement had been received by the special committee. At the meeting, the special committee reviewed and discussed with counsel the revisions that had been proposed by Newco since the prior meeting of the special committee. The special committee agreed to the changes that had been made since their discussions from the last draft of the merger agreement, other than the change indicating that the expense reimbursement to Newco would be increased to $600,000 if the merger agreement could not be consummated as a result of injunctive relief being granted to the party alleging intellectual property claims. The special committee noted that Newco's agreement to accept this risk was always a key factor to the special committee in agreeing to prior extensions of the exclusivity period and was a risk not within Blimpie's control. The special committee advised counsel to relay its non-approval of this change to Newco's counsel. At the meeting, Capitalink advised the special committee that although the proposed changes would require certain changes to the previous presentation booklet presented to the special committee at the October 4, 2001 meeting, the proposed changes did not affect the fairness opinion previously delivered orally to the special committee. Capitalink then delivered its written opinion dated October 8, 2001 confirming, subject to the assumptions, limitations and qualifications set forth in the analysis it delivered to the special committee on October 4, 2001, that the proposed cash consideration of $2.80 per share to be paid upon consummation of the merger was fair to the shareholders of Blimpie from a financial point of view. After the meeting, numerous conversations ensued among counsel for Blimpie, Newco and the special committee. As a result of these conversations, the change not acceptable to the special committee was deleted from the merger agreement. A meeting was held on October 8, 2001 with the special committee and the full board, at which time the special committee recommended that the merger agreement, with the deletion of the added provision described above, be approved by the Board. The Board unanimously approved the merger agreement and recommended that it be approved by the shareholders of Blimpie.

         A press release announcing the execution of the merger agreement was issued on October 8, 2001. Immediately thereafter, Capitalink commenced its 30-day market check by contacting various parties that it had identified as possessing a possible interest in a transaction with Blimpie, including the second party that had expressed interest in the past. This process is ongoing.

                         RECOMMENDATION OF THE BOARD OF
                        DIRECTORS; FAIRNESS OF THE MERGER

         The special committee of the board of directors has unanimously determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Blimpie's shareholders. The special committee unanimously recommended to the board of directors that the merger agreement be adopted and approved. The special committee considered a number of factors, as more fully described above under "--Background of the Merger" and as described below under "--Reasons for the Special Committee's Determination," in making its recommendation. The board of directors, acting in part upon the recommendation of the special committee, unanimously determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Blimpie's shareholders. The board of directors, based in part on the unanimous recommendation of the special committee, recommends that Blimpie's shareholders vote FOR the adoption and approval of the merger agreement.

                REASONS FOR THE SPECIAL COMMITTEE'S DETERMINATION

         In recommending adoption and approval of the merger agreement and the merger to the board of directors, the special committee considered a number of factors that they believe supported their recommendation, including:

         o the premium over the price of Blimpie's common stock prior to the announcement of the transaction of $1.50 on October 8, 2001;

         o the relative illiquidity of an investment in Blimpie, including the fact that, over 62.4% of Blimpie's common stock is held by officers and directors of Blimpie as of _______, 2001;

         o the opinion the special committee received from Capitalink and the analyses underlying such opinion;

         o the historical prices at which Blimpie's common stock has traded as described under "Market Information" compared to the price offered in the merger agreement;

         o   limited research coverage from securities analysts;

         o Blimpie's inability to generate revenue and unit growth generally expected by the public markets;

         o the substantial ongoing expenses incurred by Blimpie as a publicly reporting company;

         o the $2.80 per share price provided for in the merger agreement substantially exceeded the book value of $1.83 as of June 30, 2001;

         o the trading price per share of Blimpie's common stock during the 52-week period ended September 30, 2001 ranged from a low of $1.19 to a high of $1.96;

         o the deteriorating financial performance of Blimpie as reflected in a decrease in operating income of $1.5 million for the year ended June 30, 2000 to an operating loss of ($195,000) for the year ended June 30, 2001;

         o the terms of the merger agreement that permit Capitalink to solicit bids from third parties for a 30-day period after the merger agreement was signed, which will allow Blimpie to receive alternative proposals and encourage Newco to submit its best possible offer; and

         o the obligation of Newco to close the transaction is not conditioned on a financing contingency.


         The special committee drew on its knowledge of the business, financial results and prospects of Blimpie, as well as the special committee's knowledge of the restaurant industry generally that committee members had developed in their time as members of the full board of directors of Blimpie as well as their outside business experiences. Specifically, the special committee considered the potential for growth through new store openings, and the views expressed by Capitalink and management of Blimpie regarding the financial condition, results of operations, business and prospects of Blimpie, including the prospects of Blimpie if it were to remain publicly owned.


         The special committee also determined that the merger is procedurally fair because, among other things:

         o Blimpie's board of directors established a special committee to consider and negotiate the merger agreement;

         o the special committee was composed of independent directors who are not officers or employees of Blimpie and have no financial interest in the merger different from Blimpie's shareholders generally other than their ownership of stock options;

         o the special committee was given exclusive and unlimited authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transactions;

         o the special committee retained and received advice from its own independent legal counsel and financial advisors in evaluating, negotiating and recommending the terms of the merger agreement;

         o Capitalink rendered an opinion concerning the fairness, from a financial point of view, of the per share consideration of $2.80 to be received by the shareholders in the merger;

         o the price of $2.80 per share and the other terms and conditions of the merger agreement resulted from active and lengthy negotiations between the special committee and its representatives, on the one hand, and Newco and its representatives on the other hand.

         The special committee also considered a variety of risks and other potentially negative factors concerning the merger. The material risks and potentially negative factors considered by the special committee were as follows:

         o if the merger is not completed under circumstances further discussed in "The Merger Agreement--Termination of the Merger Agreement," Blimpie may be required to reimburse Newco for specified expenses, and under certain circumstances, pay a break-up fee;

         o the cash consideration received by a shareholder generally will be taxable to the shareholder in an amount equal to the excess of $2.80 over the shareholder's tax basis in the shareholder's shares of Blimpie common stock;

         o   following the merger, Blimpie's shareholders, other than

               o Anthony P. Conza, who will own indirectly an approximate 7.68% interest in Blimpie after the merger, and

               o Robert S. Sitkoff will own indirectly, if he exercises the option he holds to purchase approximately 7.68% of Parent's common stock, a comparable interest in Blimpie after the merger,

             will cease to participate in any future earnings growth of Blimpie or benefit from any increase in the value of Blimpie; and

         o certain members of the Management Group will be receiving payments that will not be received by all of the shareholders of Blimpie.


         After considering these factors, the special committee concluded that the positive factors relating to the merger outweighed the negative factors. The special committee also concluded that obtaining a present cash premium for the shares was preferable to enabling the shareholders to have a speculative potential future return. Because of the variety of factors considered, the special committee did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. However, individual members of the special committee may have assigned different weights to various factors. The determination of the special committee was made after consideration of all of the factors together.

         The foregoing discussion of the information and factors considered and weight given by the special committee is not intended to be exhaustive but is believed to include all material factors considered by the special committee. In the course of its deliberations, the special committee, based on the factors outlined above and on the presentations and opinion of Capitalink, adopted the opinion of Capitalink as to the fairness, from a financial point of view, of the consideration to be received in the merger and determined that the merger and the merger agreement are fair to, and in the best interest of, the shareholders of Blimpie.

                REASONS FOR THE BOARD OF DIRECTORS' DETERMINATION

         Blimpie's board of directors consists of seven members, three of whom serve on the special committee. At the October 8, 2001 meeting of the board of directors, the special committee, with its legal and financial advisers participating, reported to the other members of the board of directors on the course of its negotiations with Newco and its legal counsel, its review of the merger agreement and the related financing requirements and the factors it took into account in reaching its determination that the merger is fair to, and in the best interests of, Blimpie's shareholders. In view of the wide variety of factors considered in its evaluation of the merger, the board of directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. Rather, the board of directors based its position on the totality of the information presented and considered. In considering the determination of the special committee, the board of directors believed that the analysis of the special committee was reasonable and adopted the special committee's conclusion and the analysis underlying the conclusion.

         The board of directors also considered the financial and managerial resources and future prospects of Blimpie continuing as an independent entity. It considered the financial analysis made by Capitalink, Blimpie's limited history of accessing equity and debt capital, and its ability to continue to attract and retain management with equity incentives which historically have not proven to be valuable for Blimpie's management. The board of directors also considered the possible effects on the business of Blimpie and its employees, customers, suppliers and creditors.

                     FAIRNESS OF THE MERGER TO SHAREHOLDERS

         The board of directors believes that the merger, the merger agreement and the related transactions are substantively and procedurally fair to, and in the best interests of, Blimpie's shareholders for all of the reasons set forth above under "--Recommendation of the board of directors; Fairness of the Merger--"Reasons for the Special Committee's Determination" and "--Reasons for the board of directors' Determination." In addition, with respect to procedural fairness, the board of directors established a special committee, consisting of three independent directors none of whom is an officer or employee of Blimpie or has an interest in the merger different from that of Blimpie's shareholders generally. The merger consideration of $2.80 in cash per share was the highest price Newco indicated it was willing to pay following extensive negotiations between the special committee and Newco and its representatives.

         In reaching these conclusions, the board of directors considered it significant that,

         o no member of the special committee has an interest in the merger different from that of Blimpie's shareholders generally; and

         o the special committee retained its own financial and legal advisors who have extensive experience with transactions similar to the merger and who assisted the special committee in evaluating the merger and in negotiating with Newco.

         Capitalink was retained to advise the special committee as to the fairness, from a financial point of view, of the proposal received from Newco. Capitalink reached the conclusion expressed in its written opinion dated October 8, 2001 that, subject to the considerations and limitations set forth in the opinion, the per share consideration of $2.80 is fair, from a financial point of view, to the shareholders of Blimpie.

         THE BOARD OF DIRECTORS, BASED IN PART ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT BLIMPIE'S SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT. The recommendation of the board of directors was made after consideration of all the material factors, as described above.

         The financial benefits to be derived by each of the members of the members of Management Group (except Mr. Sitkoff) pursuant to the various agreements thant Newco entered into with them, and Anthony P. Conza's approximately 7.68% ownership interest in Parent, were previously made known to, and fully described to, all of the members of Blimpie's board of directors, and were taken into consideration by the board in reaching its decision. Resolutions to ratify, confirm, authorize and approve the execution of the merger agreement, subject to the shareholders' approval, and to recommend that the shareholders authorize and approve the merger, the merger agreement and the transactions contemplated thereby, were unanimously adopted on October 8, 2001.

              OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

         Capitalink was retained by the special committee to render an opinion as to the fairness, from a financial point of view, of the per share consideration of $2.80 to be received by our shareholders in connection with the merger. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, and private placements. The special committee selected Capitalink based on its reputation.

         In connection with advisory services related to the merger and the issuance of Capitalink's opinion, Capitalink received $120,000 from Blimpie. In addition, Capitalink may receive additional fees if Blimpie undertakes a transaction involving greater consideration than the merger. Blimpie also agreed to reimburse Capitalink for all reasonable fees and disbursements of its counsel and all of its reasonable travel and other out-of-pocket expenses arising in connection with its engagement. In addition, Blimpie agreed to indemnify Capitalink and its affiliates to the full extent permitted by law against liabilities relating to or arising out of its engagement, except for liabilities found to have resulted from the bad faith or gross negligence of Capitalink. Further, as of the date of the Capitalink's opinion, a principal of Capitalink beneficially owned 2,000 shares of our common stock.

         In connection with the merger, the special committee of our board of directors engaged Capitalink to render an opinion as to the fairness, from a financial point of view, to our shareholders, of the per share consideration of $2.80 to be received. On October 5, 2001, at a meeting of the special committee of our board of directors, Capitalink delivered its oral opinion that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, from a financial point of view, the consideration to be received in the merger is fair to our shareholders. Subsequently, on October 8, 2001, Capitalink delivered and updated its oral opinion, which was followed by its written opinion, that as of such later date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, from a financial point of view, the consideration to be received in the merger is fair to our shareholders.

         THE FULL TEXT OF THE WRITTEN OPINION OF CAPITALINK DATED AS OF OCTOBER 8, 2001 IS ATTACHED AS APPENDIX B AND IS INCORPORATED BY REFERENCE (THE "CAPITALINK OPINION"). YOU ARE URGED TO READ THE CAPITALINK OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CAPITALINK IN RENDERING ITS OPINION. THE SUMMARY OF THE CAPITALINK OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         No limitations were imposed by Blimpie on the scope of Capitalink's investigation or the procedures to be followed by Capitalink in rendering its opinion. Capitalink was not requested to and did not make any recommendation to the special committee of the board of directors of Blimpie as to the form or amount of consideration received in the merger, which, Capitalink assumed, was determined through arms length negotiations between parties. The Capitalink Opinion is for the use and benefit of the special committee of the board of directors of Blimpie in connection with its consideration of the merger and is not intended to be and does not constitute a recommendation to any shareholder of Blimpie as to how such shareholder should vote with respect to the merger. Capitalink was not requested to opine as to, and its opinion does not address, our underlying business decision to proceed with or effect the merger.

         Capitalink took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally. Capitalink was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategy that might exist for Blimpie.

         In arriving at its opinion, Capitalink, among other things: (i) reviewed an unexecuted draft of the merger agreement, an unexecuted draft of the voting agreement and drafts of the employment agreements between Newco and the members of the Management Group, and the specific terms of the merger;
(ii) reviewed publicly available financial information and other data with respect to Blimpie, including a draft Form 10-K for the year ended June 30, 2001, the Form 10-K for the year ended June 30, 2000, and the Quarterly Report on Form 10-Q for the period ended March 31, 2001, and certain other relevant financial and operating data relating to Blimpie; (iii) reviewed and analyzed the financial terms of certain transactions that Capitalink deemed significant involving companies comparable to Blimpie; (iv) reviewed and analyzed certain financial characteristics of companies that Capitalink deemed comparable to Blimpie; (v) reviewed and analyzed the premium to be paid in the merger and premiums paid in certain other transactions; (vi) reviewed and discussed with representatives of the management of Blimpie certain financial and operating information furnished to Capitalink, including financial analyses and projections and related assumptions with respect to the business, operations and prospects of Blimpie; (vii) considered the historical financial results and present financial condition of Blimpie;
(viii) reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of Blimpie; (ix) inquired about and discussed the merger and other matters related thereto with Blimpie management and the special committee's legal counsel; and (x) performed such other analyses and examinations as Capitalink deemed appropriate. Capitalink also was aware that Newco and certain members of the Management Group would enter into non-competition and non-solicitation agreements in connection with the merger, and was apprised of the financial terms of those agreements.

         In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by it without assuming any responsibility for any independent verification of any such information and further relied upon the assurances of Blimpie management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections utilized, Capitalink assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such projections provide a reasonable basis upon which it could form an opinion. In arriving at its opinion, Capitalink did not make a physical inspection of the properties and facilities of Blimpie, and had not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of Blimpie. Capitalink assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. In addition, it is assumed that the merger will be a taxable event to the Blimpie shareholders. The Capitalink Opinion was necessarily based upon market, economic and other conditions as they exist on, and could be evaluated as of, October 8, 2001. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

         Each of the analyses conducted by Capitalink was carried out in order to provide a different perspective on the merger, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the merger to our shareholders. Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

         Capitalink analyzed the fairness of the merger using the following methodologies:

         Selected Comparable Company Analysis. The selected comparable company analysis involves the review of publicly traded companies deemed comparable to Blimpie (the "Comparable Companies"). Capitalink reviewed certain financial information relating to Blimpie in the context of the corresponding financial information, ratios and public market multiples for the Comparable Companies. No company used in Capitalink's analysis was deemed to be identical to Blimpie; accordingly, Capitalink considered the multiples for the Comparable Companies to be more relevant than the multiples of any single company.

         Capitalink ranked and presented the Comparable Companies based on three sets of criteria: (i) enterprise values (defined as market value plus the aggregate book value of all debt, preferred stock and minority interest, minus the aggregate cash and cash equivalents); (ii) percentage of franchised units within their respective system, and (iii) percentage of revenue derived from franchising operations.

         It was noted that Blimpie financial data utilized by Capitalink was based on the draft 10-K for the year ended June 30, 2001, and such financial data had not been publicly released. Therefore, the potential impact of such information was not reflected in the Blimpie stock price and the respective Blimpie market multiples. The Comparable Companies utilized are: Wendy's International; Papa John's International Inc.; Applebee's International Inc.; IHOP Corp.; Sonic Corporation; Uno Restaurant Corp.; Checkers Drive-In Restaurants; Pizza Inn, Inc.; Mexican Restaurants; Schlotzsky's, Inc.; Tumbleweed, Inc.; Quizno's Corporation; Nathan's Famous; Back Yard Burgers; and Noble Roman's, Inc.

         Based on publicly available information, Capitalink reviewed various financial information for each of the Comparable Companies including, among other things, enterprise value, market value, revenue, percentage of franchised units, percentage of revenue derived from franchising, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share ("EPS"), net income, return on average assets, return on average common equity, and selected financial ratios. Subsequent to such review and based on the respective market value or enterprise value as of October 3, 2001, Capitalink calculated and compared the following multiples for each of the Comparable Companies grouped into three categories:
(i) enterprise value below $50 million; (ii) greater than 80% of stores franchised; and (iii) greater than 50% of revenue from franchising.

Enterprise Value Below $50 million

Multiples                           Comparable Companies                                 Blimpie
------------------------------      --------------------------------------------      -------------
                                     High       Mean        Median        Low
                                     ----       ----        ------        ---

Market Value
------------
Last Twelve Months ("LTM") EPS      17.9x      12.9x        12.7x        8.3x            136.0x
Common equity                       23.0x       5.1x          .6x         .4x               .7x
Net tangible common equity          23.0x       5.3x         1.2x         .5x              1.3x

Enterprise Value
----------------
Assets                               2.7x       1.0x          .7x         .3x               .1x
LTM revenue                          5.8x       1.2x          .5x         .3x               .1x
LTM EBIT                            49.7x      13.7x         7.8x        3.9x               na
LTM EBITDA                          11.9x       6.0x         4.6x        2.3x              3.8x

Greater than 80% of Stores Franchised

Multiples                           Comparable Companies                                 Blimpie
------------------------------      -------------------------------------------------    --------
                                    High        Mean         Median      Low
                                    ----        ----         ------      ----
Market Value
------------
LTM EPS                             22.9x       13.5x        14.1x        4.9x            136.0x
CFY est. EPS                        23.4x       16.5x        14.7x       13.2x               na
NFY est. EPS                        19.7x       15.3x        14.1x       12.1x               na
Common equity                       23.0x        5.5x         2.2x         .5x               .7x
Net tangible common equity          23.0x        6.2x         2.3x        1.1x              1.3x

Enterprise Value
----------------
Assets                               2.9x        1.5x         1.5x         .3x               .1x
LTM revenue                          5.8x        1.9x         1.2x         .3x               .1x
CFY est. revenue                     3.0x        2.2x         2.2x        1.4x               na
NFY est. revenue                     2.5x        1.9x         1.9x        1.3x               na
LTM EBIT                            13.1x        8.6x         8.0x        3.9x               na
LTM EBITDA                          11.9x        6.8x         6.5x        2.3x              3.8x


Greater Than 50% of Revenue from Franchising

Multiples                           Comparable Companies                                 Blimpie
------------------------------      -------------------------------------------------    --------
                                    High        Mean         Median      Low
                                    ----        ----         ------      ---
Market Value
------------
LTM EPS                             17.9x       12.7x        14.1x        4.9x            136.0x
CFY est. EPS                        13.7x       13.4x        13.4x       13.2x               na
NFY est. EPS                        12.1x       12.1x        12.1x       12.1x               na
Common equity                        1.9x        1.2x         1.2x         .5x               .7x
Net tangible common equity           2.0x        1.5x         1.5x        1.1x              1.3x

Enterprise Value
----------------
Assets                               2.7x        1.3x         1.0x         .6x               .1x
LTM revenue                          5.8x        2.5x         1.7x         .8x               .1x
LTM EBIT                            13.1x        8.7x         7.8x        6.2x               na
LTM EBITDA                          11.9x        7.2x         6.3x        4.5x              3.8x


         For each of the groups set forth above, utilizing Blimpie's historical and projected financial data, Capitalink derived Blimpie's implied enterprise value, implied market value, and implied market value per share with respect to the high, mean, median and low for the selected multiples noted below. In order to determine the implied market value, Capitalink increased the derived implied enterprise values by Blimpie's cash less any debt as of June 30, 2001.

         As of such date, Blimpie had cash of approximately $9.5 million and assumed cash from the exercise of outstanding options (with an exercise price less than $2.80 per share) of approximately $900,000. As of such date, Blimpie had no debt; therefore, the excess of cash over debt was approximately $10.4 million (the "Net Cash"). The following tables set forth the implied per share value of Blimpie based upon the multiples noted above.


Enterprise Value Below $50 million
----------------------------------

Implied per share as multiple of:              High            Mean             Median          Low
                                               ----            ----             ------          ---
LTM revenue                                    $19.53          $4.99            $2.57           $1.95
LTM EBITDA                                     $ 2.08          $1.58            $1.47           $1.28
LTM Net Income                                 $ 0.14          $0.10            $0.10           $0.06


Greater than 80% of Stores Franchised
-------------------------------------

Implied per share as multiple of:              High            Mean             Median          Low
                                               ----            ----             ------          ---
LTM revenue                                    $19.53          $7.29            $5.07           $2.17
LTM EBITDA                                     $ 2.08          $1.65            $1.62           $1.28
LTM Net Income                                 $ 0.18          $0.10            $0.11           $0.04
CFY est. Net Income                            $ 3.42          $2.66            $2.45           $2.11

Greater Than 50% of Revenue from Franchising
--------------------------------------------

Implied per share as multiple of:              High            Mean             Median          Low
                                               ----            ----             ------          ---
LTM revenue                                    $19.53          $9.08            $6.61           $3.59
LTM EBITDA                                     $ 2.08          $1.69            $1.60           $1.46
LTM Net Income                                 $ 0.14          $0.10            $0.11           $0.04
CFY est. Net Income                            $ 2.38          $2.33            $2.33           $2.29


         None of the Comparable Companies, or any of the sets of Comparable Companies noted above, is identical to Blimpie. Accordingly, Capitalink considered the multiples for such companies to be more relevant than the multiples of any single company. Further, an analysis of publicly-traded comparable companies is not mathematical, rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading of the Comparable Companies.

         Selected Comparable Transaction Analysis. The comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving companies that are in related industries to Blimpie (the "Comparable Transactions"). Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be "material" for the acquiror. As As result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

         Capitalink located 24 transactions over the past three years involving companies in industries similar to Blimpie, where financial data of the acquired company and the terms of the transaction were disclosed. The Comparable Transactions are as follows:

         Acquiror                                             Target
         --------                                             ------
         Private Group                                        Quizno's Corporation
         Castle Harlan Inc.                                   Avado Brands Inc.
         Private Group                                        Panchos Mexican Buffet Inc.
         Goldner Hawn Johnson & Morrison                      Vicorp Restaurants
         Bruckmann Rosser Sherrill & Co.                      II Fornaio America Corp.
         Carrols Corp.                                        Taco Cabana Inc.
         Creative Host Services Inc.                          GladCo Enterprises Inc.
         Jacksonville Restaurant Acq. Corp.                   Cucos Inc.
         Interfoods of America Inc.                           RMS Family Restaurants
         The Quiznos Corp.                                    ASI-DIA Inc.
         Nathan's Famous, Inc.                                Miami Subs Corporation
         Rose Casual LP                                       Applebees International Inc.
         NPC International                                    Tricon Global Restaurants
         Santa Barbara Restaurant Group                       La Salsa Holding Co.
         Morgans Food Inc.                                    Tricon Global Restaurants Inc.
         Private Group                                        Rock Bottom Restaurants
         Chart House Enterprises Inc.                         Angelo & Maxies
         Fairmont Capital Inc.                                Sharis Management Corp.
         Trinity Management Corp.                             Wall Street Deli Inc.
         Austins Steaks & Saloon Inc.                         Western Sizzlin Corp.
         CBRL Group Inc.                                      Logan's Roadhouse, Inc.
         Checkers Drive-In Restaurants                        Rally's Hamburgers Inc.
         SRC Holdings Inc./Private Group                      Back Bay Restaurant Group Inc.
         Cracken Harkey Street & Hartnett                     Spaghetti Warehouse Inc.

         Based on the information disclosed in the each of the Comparable Transactions, Capitalink calculated and compared multiples for each of the Comparable Transactions based on (i) revenue, (ii) EBIT, (iii) EBITDA, and
(iv) net income. The multiples were derived by dividing either the total invested capital (price paid for equity plus interest bearing debt assumed), or the price paid, by items (i) through (iv) above.


                                                                                                        Proposed
                Multiples                                      Comparable mergers                        Merger
------------------------------------------      -------------------------------------------------      ----------
                                                   High        Mean        Median        Low
                                                   ----        ----        ------        ---
Based on Total Invested Capital
-------------------------------
Revenue                                            1.83x        .80x         .70x        .12x              .84x
EBIT                                              39.40x      12.73x        9.75x       6.42x               Na
EBITDA                                            10.94x       7.32x        7.10x       3.71x            32.25x

Based on Price Paid
-------------------
Net income                                        38.07x      15.45x       13.79x       2.65x           347.73x

         Following the calculation of such multiples with respect to each of the Comparable Transactions, and utilizing Blimpie's historical financial data, Capitalink derived Blimpie's implied enterprise value, implied market value, and implied market value per share with respect to the high, mean, median and low for the multiples relating to (i) LTM revenue, (ii) LTM EBITDA, and (iii) LTM net income. In order to arrive at the implied market value, Capitalink added Net Cash of approximately $10.4 million. The following tables set forth the implied per share value of Blimpie based upon such multiples.


Implied per share as multiple of:                   High            Mean            Median           Low
---------------------------------                   ----            ----            ------           ---
LTM Revenue                                        $6.96            $3.63           $3.32           $1.48
LTM EBITDA                                         $1.99            $1.69           $1.67           $1.39
LTM Net Income                                     $0.29            $0.12           $0.11           $0.02

         None of the Comparable Transactions are identical to the merger. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Transactions and other factors that could affect the respective acquisition values.

         Discounted Cash Flow. Capitalink performed several discounted cash flow analyses, aggregating (x) the present value of projected unleveraged free cash flows over a forecast period (the "Forecast Period"), with (y) the present value of the terminal value at the end of such period. Free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. The Forecast Period is comprised of the fiscal years ending June 30, 2002 through 2004, and such projections were derived from historical financial information and operating data provided by Blimpie. In order to arrive at a present value of the free cash flows over the Forecast Period, Capitalink utilized discount rates ranging from 16.0% to 28.5%, which were chosen based upon several assumptions including interest rates, the inherent business risk of Blimpie, and Blimpie's estimated weighted average cost of capital.

         The range of terminal values represents the residual value of Blimpie at the end of the Forecast Period. Capitalink presented two ranges of terminal values by applying ranges of implied multiples to Blimpie (i) revenue and (ii) EBITDA in the final year of the respective Forecast Period. In addition, Capitalink presented a perpetual growth scenario whereby a range of growth rates were applied to Blimpie's projected 2004 free cash flows in order to determine a terminal value, rather than multiples.

         Utilizing the projections and based upon a range of terminal multiples of revenue for fiscal year 2004 of .70x to 1.20x, the estimated enterprise value of Blimpie ranged from approximately $15.9 million to approximately $31.8 million; after adding Net Cash of $10.4 million, the estimated equity value of Blimpie ranged from approximately $26.4 million to approximately $42.2 million. Such analysis resulted in a mid-point average of estimated equity values of $33.4 million, or $3.48 per share. Such per share calculation is based on 9,590,000 shares assumed outstanding, comprised of 9,163,000 shares outstanding as of June 30, 2001, and

427,000 shares to be issued upon the assumed exercise of options with a per share exercise price less than or equal to $2.80.

         Utilizing the projections and based upon a range of terminal multiples of EBITDA for fiscal year 2004 of 5.00x to 7.25x, the estimated enterprise value of Blimpie ranged from approximately $14.4 million to approximately $24.5 million; after adding Net Cash of $10.4 million, the estimated equity value of Blimpie ranged from approximately $24.8 million to approximately $34.9 million. Such analysis resulted in a mid-point average of estimated equity values of $29.3 million, or $3.06 per share, based on 9,590,000 shares outstanding.

         Utilizing the projections and based upon a terminal growth rate ranging from 9.50% to 10.75%, the estimated enterprise value of Blimpie ranged from approximately $10.8 million to approximately $38.7 million; after adding Net Cash of $10.4 million, the estimated equity value of Blimpie ranged from approximately $21.2 million to approximately $49.1 million. Such analysis resulted in a mid-point average of estimated equity values of $27.4 million, or $2.86 per share, based on 9,590,000 shares outstanding.

         Premiums Paid Analysis. Capitalink undertook a series of premiums paid analyses. Capitalink compared the consideration in the merger to the Blimpie closing price per share as of October 3, 2001, and to the average closing prices per share over varying time periods. Such time periods included the prior five trading days, prior 30 trading days, prior six months, and prior year. The premium of the per share consideration in the merger over the respective closing, or average closing, prices was noted.

         Capitalink also reviewed the acquisition premiums offered in certain transactions utilized in the Selected Comparable Transactions Analysis (the "Premiums Paid Selected Comparable Transactions") to the closing price of the target company for the (i) prior one day, (ii) prior five days, (iii) prior one month, and (iv) prior two months. Capitalink adjusted the premium by deducting the applicable Russell 3000 index premium during the respective period to determine a market adjusted premium for each Premiums Paid Selected Comparable Transactions. The Premiums Paid Selected Comparable Transactions are:


         Acquiror                                             Seller
         --------                                             ------
         Private Group                                        Panchos Mexican Buffet
         Gold Investment Fund                                 Vicorp Restaurant
         Bruckman Rosser Sherrill & Co.                       Il Fornaio (America) Corp.
         Carrols Corp.                                        Taco Cabana Inc.
         Jacksonville Restaurant Acq. Corp.                   Cucos Inc.
         Nathan's Famous, Inc.                                Miami Subs Corporation
         Private Group                                        Rock Bottom Restaurants
         Checkers Drive-In Restaurants                        Rally's Hamburgers Inc.
         SRC Holdings Inc./Private Group                      Back Bay Restaurant Group Inc.
         Cracken Harkey Street & Hartnett                     Spaghetti Warehouse Inc.

         In addition, Capitalink reviewed the Mergerstat Transaction database to retrieve each of the completed acquisitions for the period between January 1, 2001 and October 3, 2001, with enterprise values less than $25 million (the "Mergerstat Transactions"). Capitalink reviewed the one-day and five-day premiums for the Mergerstat Transactions.

         After determining the (i) high, (ii) mean, (iii) median, and (iv) low premiums paid in the Premiums Paid Selected Comparable Transactions and the Mergerstat Transactions, such premiums were applied to the Blimpie share price for the (i) prior one day, (ii) average prior five days, (iii) average prior one month (only for Premiums Paid Selected Comparable Transactions), and
(iv) average prior two months (only for Premiums Paid Selected Comparable mergers), to arrive at an implied range of market value per share, as set forth below.

                    Premiums                           High           Mean           Median           Low
-------------------------------------------------- -------------- ------------- ----------------- -------------
         Based on Selected Premiums Paid
              Comparable Transactions
Prior One Day                                          $2.98         $1.98           $1.80           $1.55
Prior Five Day                                         $2.83         $1.90           $1.79           $1.55
Prior One Month                                        $3.77         $2.53           $2.43           $1.92
Prior Two Months                                       $3.48         $2.59           $2.52           $2.02

        Based on Mergerstat Transactions

Prior One Day                                          $5.02         $2.33           $2.05           $1.41
Prior Five Day                                         $5.93         $2.34           $2.13           $1.07

         None of the Premiums Paid Selected Comparable Transactions or the Mergerstat Transactions is identical to the merger. Accordingly, an analysis of comparable business combinations is not mathematical, rather it involves complex considerations and judgements concerning differences in financial and operating characteristics of the Premiums Paid Selected Comparable Transactions and the Mergerstat Transactions and other factors that could affect the respective acquisition values.

         Historical Financial Data Analysis. Capitalink reviewed and analyzed certain financial information for Blimpie as reported in its annual filings on Form 10-K and its quarterly filings on Form 10-Q, including audited and unaudited financial statements. Further, Capitalink reviewed Blimpie's draft Form 10-K for the year ended June 30, 2001, and certain supportive information and projections as provided by Blimpie management.

         Historical Stock Price Analysis. Capitalink reviewed the daily closing market price and trading volume of the Blimpie common stock over the period commencing October 3, 2000 through October 3, 2001. Capitalink compared the daily closing market price performance of the Blimpie common stock for such period to both the Comparable Companies and the Russell 3000 Index. Capitalink calculated total trading volumes at various closing pricing ranges of Blimpie common stock. In addition, the number of trading days, and the respective percentages, at certain trading volume, was set forth.

         Capitalink performed a variety of financial and comparative analyses for the purpose of rendering the Capitalink Opinion. While the foregoing summary describes all material analyses and factors reviewed by Capitalink with the special committee of our board, it does not purport to be a complete description of the presentations by Capitalink to the special committee of our board or the analyses performed by Capitalink in arriving at the Capitalink Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Capitalink Opinion. In addition, Capitalink may have given various analyses more or less weight that other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink's view of the actual value of Blimpie. In performing its analyses, Capitalink made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Blimpie. The analyses performed by Capitalink are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Capitalink's analysis of the fairness of the consideration, from a financial point of view, to the shareholders of the Blimpie, and were provided to the special committee of our board in connection with the delivery of the Capitalink Opinion.

                       PURPOSE AND STRUCTURE OF THE MERGER

         For Blimpie, the purpose of the merger is to allow Blimpie's shareholders to realize the value of their investment in Blimpie in cash at a price that represents a premium over the market price of Blimpie's common stock before the public announcement of the execution of the merger agreement. The board of directors believes that Blimpie has not been able to realize fully the benefits of public company status. The reasons for their belief include the limited ability of Blimpie's shareholders to sell their stock quickly at the current market price due to the low trading volume and the undervaluation of the common stock in the public market due to Blimpie's small market capitalization, limited public float, limited research coverage from securities analysts and the inability to generate the type of rapid revenue and unit growth generally expected by the public markets. At the same time, public company status has imposed a number of limitations on Blimpie and its management in conducting Blimpie's operations. These limitations include the costs and time associated with public company reporting obligations and the short-term focus on quarter to quarter performance goals to meet expectations of the public markets. Accordingly, one of the purposes of the merger is to afford greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its attention to the quarter-to-quarter performance and to be able to pursue opportunities that Blimpie could not previously pursue because of its duties to the public shareholders. Further, the merger is intended to enable Blimpie to use in its operations those funds that would otherwise be expended in complying with requirements applicable to public companies.

         As described in the "--Background of the Merger" section, Newco believes that Blimpie has strong business prospects for the future, based upon publicly available information regarding Blimpie and based upon their knowledge of the quick service restaurant industry. Newco believes that Blimpie will have greater operating flexibility to focus on its long-term value by emphasizing growth and operating cash flow without the constraint of the public market's emphasis on quarterly earnings. The transaction has been structured as a merger of Newco into Blimpie in order to preserve Blimpie's identity and existing contractual arrangements with third parties.

         The transaction has been structured as a cash merger in which Blimpie as the surviving corporation will incur indebtedness to acquire all shares of Blimpie common stock for cash. Blimpie's purpose in submitting the merger to the vote of its shareholders with a favorable recommendation at this time is to allow the shareholders an opportunity to receive a cash payment at a fair price, to provide a prompt and orderly transfer of ownership of Blimpie to Newco and to provide the shareholders with cash for all of their shares of Blimpie's common stock.

                              EFFECTS OF THE MERGER

         Upon completion of the merger, Blimpie will be a privately held corporation, wholly owned by Parent. Except as provided below, the current shareholders of Blimpie will cease to have ownership interests in Blimpie or rights as company shareholders and will not benefit from any continuing operations or growth of Blimpie, or any transactions in which Blimpie may be involved in the future. However, Anthony P. Conza, Blimpie's Chairman and Chief Executive Officer, will own approximately 7.68% of parent, and indirectly, a comparable interest in Blimpie as the surviving corporation after the merger. Robert S. Sitkoff, a Senior Vice President of Blimpie, has been offered continued employment and has been granted an option to purchase approximately 7.68% of Parent which, if exercised, will result in his indirect ownership of a comparable interest in Blimpie as the surviving corporation after the merger. The shareholders of Blimpie will be entitled to receive $2.80 in cash for each share of Blimpie's common stock which they own. See "Recommendation of the Board of Directors; Fairness of the Merger" beginning on page _____.

         As a result of the merger, Blimpie will be a privately held corporation, and there will be no public market for its common stock. After the merger, the shares of common stock will cease to be traded on the American Stock Exchange, and price quotations of sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act, as amended, will be terminated. This termination will make most provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable to Blimpie. After the effective time of the merger, Blimpie will no longer be required to file periodic reports with the Securities and Exchange Commission.

         At the effective time of the merger,

     o the directors of Newco, will become the directors of Blimpie as the surviving corporation;

     o the officers of Newco, will become the officers of Blimpie as the surviving corporation;

     o Anthony P. Conza, Blimpie's chairman and chief executive officer will become chairman emeritus of Blimpie;

     o David L. Siegel, Esq., Blimpie's vice chairman, chief operating officer and general counsel, will become Blimpie's general counsel/director of legal affairs; and

     o Newco's certificate of incorporation and bylaws will become Blimpie's certificate of incorporation and bylaws.

      It is expected that, following completion of the merger, the operations of Blimpie will be conducted substantially as they are currently being conducted. Blimpie and Newco do not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving Blimpie's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, Blimpie as the surviving corporation, will continue to evaluate Blimpie's business and operations after the merger and may develop new plans and proposals that Blimpie, considers to be in the best interests of Blimpie and its then current shareholders.

      See "Summary Term Sheet," "Questions and Answers About the Merger," "Interests of the Management Group; Appointment of Special Committee," "Risks That The Merger Will Not Be Completed" and "Estimated Fees and Expenses of The Merger."

                           TREATMENT OF STOCK OPTIONS.

      Each outstanding stock option, whether or not then vested or exercisable, will, as of the effective date of the Merger, be cancelled. Each option holder will be entitled to receive a payment in cash with respect to each cancelled option, in an amount equal to the product of (i) the number of shares of Blimpie's common stock subject to such options, whether or not then exercisable, and (ii) the excess, if any, of $2.80 over the exercise price per share subject or related to such option.

      The following chart shows the number of shares of Blimpie common stock receivable upon exercise of outstanding options held by directors and executive officers of Blimpie and the weighted exercise price of all such options:


                                         Total Shares of Blimpie Common Stock    Weighted Average Exercise Price of
Name                                      Receivable Upon Exercise of Options                All Options
----                                      -----------------------------------                -----------
Anthony P. Conza, CEO                                     85,000                                $4.07
David L. Siegel, COO                                      85,000                                 4.07
Charles G. Leaness, Exec VP                               65,000                                 3.46
Patrick J. Pompeo, Exec VP                                65,000                                 3.46
Alvin L. Katz, director                                   37,000                                 1.92
Harry G. Chernoff, director                               37,000                                 1.92
Jim L. Peterson, director                                 10,000                                 1.64
Joseph W. Morgan, Sr. VP                                 185,000                                 3.21
Joseph A. Conza, Sr. VP                                   42,500                                 5.53
Robert S. Sitkoff, Sr. VP                                 85,000                                 3.39
Brian D. Lane, CFO                                        25,000                                 3.03
Total for all directors and executive
officers                                                 721,500                                $3.45


                       INTERESTS OF THE MANAGEMENT GROUP;
                        APPOINTMENT OF SPECIAL COMMITTEE

         In considering the recommendation of the board of directors, our shareholders should be aware that the members of the Management Group have interests that are or may be different from, or in addition to, the interests of Blimpie's shareholders generally. Such interest are, as follows:

Anthony P. Conza, Chairman and Chief Executive Officer

         Employment Agreement. Mr. Conza has entered into a ten year employment agreement with Newco that will take effect upon consummation of the merger. That agreement provides that:

          o    Mr. Conza will be employed as Chairman Emeritus of Newco;

          o he will serve as a marketing spokesperson and public relations officer of Newco and

          o he will perform such other duties are requested by Newco's board of directors from time to time;

          o    Newco will pay a salary to Mr. Conza of $250,000 per year;

          o Newco will provide health insurance benefits substantially equivalent to the health benefits currently provided to Mr. Conza by Blimpie until his 65th birthday;

          o Newco will provide to Mr. Conza the use of the same vehicles that are currently provided to him by Blimpie, and will pay for parking, repairs, insurance and replacement vehicles as needed;

          o In the event that the agreement is terminated for any reason other than "for cause," or if Mr. Conza resigns without cause after the seventh anniversary of the date of consummation of the merger, he will receive the unpaid balance of the salary that would have been payable to him as though the agreement had not terminated.

         Non-competition and Non-solicitation Agreement. Mr. Conza has entered into a non-competition and non-solicitation agreement with Newco which shall become effective upon consummation of the merger. At the closing of the merger, Newco will pay $2,486,000 to Mr. Conza in consideration for his agreement

          o not to engage in, or to assist others in to engage in, a competitive business in any of 104 specified countries in which Blimpie has registered its trademarks for a period of five years,

          o not to solicit, interfere with or disturb Newco's relations with it various vendors, suppliers and franchisees in those countries during that same five year period,

          o not to recruit or solicit any employee of Blimpie before the merger and Newco after the merger to work for any other business and

          o not to employ anyone who was employed at any time during the two year period ending on October 5, 2001 by Blimpie before the merger and Newco after the merger.

         The term "competitive business" is defined in the non-competition and non-solicitation agreement to mean any of the following business entities:

          o Metropolitan Blimpie, Inc. ("MBI")(1), any subfranchisor of MBI or any corporation or other business entity owned or controlled, directly or indirectly, by MBI's controlling stockholders;

          o The Blimpie National Franchisee Association or any other association of Blimpie franchisees;

          o The Blimpie Subfranchisor Advisory Counsel or any other association of Blimpie subfranchisors; and

          o the franchise companies that offer and sell Subway, Quizno, Schlotsky's and Jersey Mike franchises, and any subfranchisor or affiliated entity of any of such franchise companies.


(1) MBI is the owner of an undivided 40% interest in the Blimpie trademark, tradenames, service marks, logos, know-how, marketing concepts and marketing programs and conducts its business within the United States in territories that are separate from the territories where Blimpie conducts its operations. MBI is not affiliated with Blimpie or any of its officers or directors.

         Parent Common Stock. Mr. Conza owns approximately 7.68% of Parent common stock expected to be outstanding at the time of the closing. Mr. Conza paid approximately the same price per share for his investment in Parent common stock as Jeffrey Endervelt, the principal stockholder of Parent.

David L. Siegel, Vice Chairman and Chief Operating Officer

         Employment Agreement. Mr. Siegel has entered into a five year employment agreement with Newco that will take effect upon consummation of the merger. That agreement provides that

          o Mr. Siegel will be employed as Executive Vice President and general counsel/director of legal affairs of Newco;

          o    Newco will pay a salary to Mr. Siegel of $200,000 per year;

          o Newco will provide health insurance benefits substantially equivalent to the health benefits currently provided to Mr. Siegel by Blimpie throughout the term of the agreement and thereafter until his 65th birthday;

          o Newco will provide to Mr. Siegel the use of the same vehicles that are currently provided to him by Blimpie, and will pay for parking, repairs, insurance and replacement vehicles as needed;

          o In the event that the agreement is terminated for any reason other than "for cause," or if Mr. Siegel resigns without cause after the second anniversary of the date of consummation of the merger, Mr. Siegel will receive the unpaid balance of the salary that would have been payable to him as though the agreement had not terminated.

         Non-competition and Non-solicitation Agreement Mr. Siegel has entered into a non-competition and no-solicitation agreement with Newco which shall become effective upon consummation of the merger. At the closing of the merger, Newco will pay $2,069,000 to Mr. Siegel in consideration for his agreement to be bound by substantially the same terms found in Anthony P. Conza's non-competition and non-solicitation agreement, except that the term "competitive business," as defined in Mr. Siegel's agreement, means any business (including, without limitation, MBI) engaged in the business of franchising, sub-franchising and master licensing of trademarks, trade names, service marks, logos, know-how, marketing concepts and programs in connection with non-cooking, fast food restaurants which sell mainly submarine sandwiches and salads, baked pasta meals, "Maui-Mex" food items (including, without limitation, traditional Mexican food marinated in Hawaiian spices), and/or blended beverages of frozen yogurt, fruit and nutritional supplements.

         The practice of law by Mr. Siegel is not prohibited by the terms of the non-competition and non-solicitation agreement. However the agreement specifically prohibits Mr. Siegel from performing legal services for any client defined above as a "competitive business" in the discussion of Mr. Conza's non-competition and non-solicitation agreement.

         Charles G. Leaness, Director and Executive Vice President

         Employment Agreement Mr. Leaness has entered into an employment agreement with Newco that will take effect upon consummation of the merger. He will serve as chief executive of Maui Tacos International, Inc. for an indefinite period of time. After his service in that capacity is terminated (which can occur on 30 days' notice from Newco), he will continue to be employed by Newco for a period of one year. During that one year period, Mr. Leaness will continue to be available to Newco and shall provide such advice as Newco may reasonably request from him. Mr. Leaness' agreement also provides that:

          o    Newco will pay a salary to him of $185,000 per year;

          o Newco will provide health insurance benefits substantially equivalent to the health benefits currently provided to Mr. Leaness by Blimpie; and

          o In the event that the agreement is terminated for any reason other than "for cause," Mr. Leaness will receive substantially equivalent health benefits and the unpaid balance of the salary that would have been payable to him as though the agreement had not terminated.

         Non-competition and Non-solicitation Agreement Mr. Leaness has entered into a non-competition and no-solicitation agreement with Newco which shall become effective upon consummation of the merger. At the closing of the merger, Newco will pay $603,000 to Mr. Leaness in consideration for his agreement to be bound by substantially the same terms found in Anthony P. Conza's non-competition and non-solicitation agreement.

         Patrick J. Pompeo, Director and Executive Vice President

         Employment Agreement Mr. Pompeo has entered into a two year employment agreement with Newco that will take effect upon consummation of the merger. That agreement provides that

          o Mr. Pompeo will be employed as an advisor to Newco with respect to its research and development activities, its relations with its purveyors, manufacturers and distributors, its product specifications, its co-business relationships, the administration and collection of its R&D Fund and the training of his successor;

          o    Newco will pay a salary to Mr. Pompeo of $173,250 per year;

          o Newco will provide health insurance benefits substantially equivalent to the health benefits currently provided to Mr. Pompeo by Blimpie throughout the term of the agreement; and

          o In the event that the agreement is terminated for any reason other than "for cause," or by reason of Mr. Pompeo's death or disability, he will receive substantially equivalent health benefits and the unpaid balance of the salary that would have been payable to him as though the agreement had not terminated.

         Non-competition and Non-solicitation Agreement Mr. Pompeo has entered into a non-competition and no-solicitation agreement with Newco which shall become effective upon consummation of the merger. At the closing of the merger, Newco will pay $553,000 to Mr. Pompeo in consideration for his agreement to be bound by substantially the same terms found in Anthony P. Conza's non-competition and non-solicitation agreement.

         Joseph Conza, Senior Vice President

         Employment Agreement Mr. Conza has entered into a two year employment agreement with Newco that will take effect upon consummation of the merger. That agreement provides that

          o Mr. Conza will be employed as an advisor to the Company with respect to the business and affairs of BI Concept Systems, Inc., the relocation of the business conducted by BI Concept Systems in whole or in part from Houston, Texas, to Atlanta, Georgia, the training of his successor and store equipment and construction matters;

          o    Newco will pay a salary to Mr. Conza of $130,910 per year;

          o Newco will provide health insurance benefits substantially equivalent to the health benefits currently provided to Mr. Conza by Blimpie throughout the term of the agreement; and

          o In the event that the agreement is terminated for any reason other than "for cause," or by reason of Mr. Conza's death or disability, he will receive substantially equivalent health benefits and the unpaid balance of the salary that would have been payable to him as though the agreement had not terminated.

         Non-competition and Non-solicitation Agreement Mr. Conza has entered into a non-competition and no-solicitation agreement with Newco which shall become effective upon consummation of the merger. At the closing of the merger, Newco will pay $64,000 to Mr. Conza in consideration for his agreement to be bound by substantially the same terms found in Anthony P. Conza's non-competition and non-solicitation agreement.

         Joseph W. Morgan, Senior Vice President

         Separation Agreement. Mr. Morgan's employment by Blimpie will end upon consummation of the merger. Newco has entered into a separation agreement with Mr. Morgan which will provide him with post-separation benefits consisting of 12 monthly payments each in the amount of $17,237.

         Non-competition and Non-solicitation Agreement Mr. Morgan has entered into a non-competition and no-solicitation agreement with Newco which shall become effective upon consummation of the merger. At the closing of the merger, Newco will pay $282,000 to Mr. Morgan in consideration for his agreement to be bound by substantially the same terms found in Anthony P. Conza's non-competition and non-solicitation agreement.

         Robert S. Sitkoff, Senior Vice President

         Continued Employment. Newco and Parent have made an offer of continued employment to Mr. Sitkoff, effective upon closing of the merger.

         Option to Purchase Shares of Parent's Common Stock. In connection with the offer of employment, Parent has granted to Mr. Sitkoff an option to purchase approximately 7.68% of Parent's common stock. The option has an exercise price of approximately $58,000 and vests six months after the closing of the merger, and only if Mr. Sitkoff is then a full time employee of Blimpie, as the survivor of the merger.

         The Special Committee

As a result of the conflict of interests of interest described above, the board of directors appointed the special committee, consisting of three independent directors who are not officers or employees of Blimpie and who have no financial interest in the merger different from our shareholders generally (other than as holders of shares and options to purchase shares of our common stock). The special committee was appointed to evaluate, negotiate and, if appropriate, recommend the merger agreement and to evaluate whether the merger is in the best interests of our shareholders. The special committee was aware of these differing interests (other than the interests of Mr. Sitkoff, which arose after the special committee's consideration of the transaction) and considered them, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending to the board of directors that the merger agreement and the merger be adopted and approved.

         The board of directors determined that each member of the special committee would receive $15,000 for the services they have rendered on the committee, regardless of whether any proposed transaction was entered into or completed. The board of directors also determined that Alvin Katz would receive an additional $5,000 fee in recognition of the fact that his position as chairman of the special committee would require him to perform additional duties not required of the other members.

                       MERGER CONSIDERATION TO BE RECEIVED
                             BY THE MANAGEMENT GROUP

         The members of the Management Group will be entitled to receive $2.80 per share for each share of Blimpie common stock held by them upon completion of the merger, or $14,678,011 in the aggregate and individually as follows:

         Anthony P. Conza                                    $8,254,238
         David L. Siegel                                      4,154,850
         Charles G. Leaness                                   1,209,342
         Patrick J. Pompeo                                    1,116,184
         Joseph Conza                                           130,424
         Joseph W. Morgan                                       572,303
         Robert S. Sitkoff                                       40,670
                                                           ------------
                                                            $14,678,011
                                                           ------------
                                                           ------------

         Under the terms of the merger agreement, all outstanding options and warrants granted by Blimpie will be terminated. The holders of those options and warrants that were granted at an exercise price which is less than $2.80 per share will receive payment in cash from Newco equal to the difference between $2.80 and the exercise price multiplied by the number of shares purchasable under their respective options or warrants. Each of the foregoing members of the Management Group also will receive payment of $28,400 in connection with the termination of options to purchase 20,000 shares of our common stock that were granted to them on December 11, 2000. The exercise price of those options is $1.38 per share.

                                VOTING AGREEMENT

         Pursuant to the provisions of the Voting Agreement entered into between Newco and certain of the members of the Management Group, the members of the Management Group (other than Messrs. Morgan and Sitkoff) agreed to vote all of their shares of Blimpie common stock in favor of the adoption and approval of the merger agreement. Those members of the Management Group hold, in the aggregate 5,513,336 shares of common stock or approximately 57.9% of the total number of issued and outstanding shares of Blimpie common stock.

                        INDEMNIFICATION AND INSURANCE

         Paragraph SIXTH of Blimpie's certificate of incorporation, as amended, eliminates the personal liability of its directors to Blimpie or its shareholders for monetary damages for breaches of their fiduciary duty (subject to certain exceptions, such as breaches of the duty of loyalty to Blimpie or its shareholders), and provides that Blimpie may indemnify its officers and directors to the full extent permitted by law.

         Article XI of Blimpie's bylaws includes provisions for indemnification of Blimpie's officers and directors to the extent permitted by the NJBCA.
Section 14A:3-5 of the NJBCA authorizes a corporation to indemnify its directors, officers, employees or agents if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Blimpie has entered into indemnification agreements with each of its directors and with the following executive officers who are not also directors:
Joseph A. Conza, Robert S. Sitkoff, Joseph W. Morgan and Brian D. Lane. Generally, the indemnification agreements attempt to provide the maximum protection permitted by the NJBCA for indemnification of directors and officers. The indemnification agreements provide that Blimpie will pay, to the fullest extent permitted by law, certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding where the individuals' involvement is by reason of the fact that he or she is or was a director or officer. Such amounts include, attorney's fees, judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding whether civil or criminal.

         Blimpie also maintains directors and officers liability insurance which provides up to $5,000,000 of coverage for each of its directors and officers against claims arising from their actions in such capacities on behalf of Blimpie its subsidiaries.

         The merger agreement provides that Blimpie as the surviving corporation will, for six years after the effective time of the merger, continue to honor all indemnification obligations in force as of the date of the merger agreement unless otherwise required by law, provided that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim and claims will continue until final disposition of any and all such claims. In addition, Blimpie as the surviving corporation, is required to maintain its directors and officers' liability insurance policies in effect for six years after the effective time of the merger, except that Blimpie as the surviving corporation will not be required to pay insurance premiums in excess of 150% of the premiums currently paid by Blimpie.

                         FEDERAL INCOME TAX CONSEQUENCES

         Upon completion of the merger, each outstanding share of Blimpie common stock will be automatically converted into the right to receive the $2.80 in cash, without interest.

         The following discussion is a summary of the principal United States federal income tax consequences of the merger to shareholders whose shares are surrendered pursuant to the merger. The discussion applies only to shareholders in whose hands shares of our common stock are capital assets, and may not apply to shares of our common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to shareholders who are not citizens or residents of the United States.

         The United States federal income tax consequences set forth below are based upon present law. Because individual circumstances may differ, each shareholder is urged to consult his or her own tax advisor to determine the applicability of the rules discussed below to him or her and the particular tax effects of the merger, including the application and effect of state, local and other tax laws.

         The receipt of cash pursuant to the merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the merger and the shareholder's adjusted tax basis in the shares of Blimpie common stock surrendered in the merger. Such gain or loss will be capital gain or loss and will be long term gain or loss if, on the effective date of the merger, the shares of Blimpie common stock were held for more than one year. There are limitations on the deductibility of capital losses.

         Payments in connection with the merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the shareholder fails to furnish such shareholder's social security number or other taxpayer identification number, or furnishes an incorrect taxpayer identification number. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

         Newco will not recognize gain or loss for United States federal tax purposes as a result of the merger.

         There will be no United States federal tax consequences to Blimpie as a result of the merger.

                   ANTICIPATED ACCOUNTING TREATMENT OF MERGER

         For U.S. accounting purposes, the merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated among Blimpie's consolidated assets and liabilities based upon the fair value of the assets acquired and liabilities assumed.

                           CERTAIN REGULATORY MATTERS

         Blimpie and Newco do not believe that any governmental filings are required with respect to the merger other than (i) the filing of the certificate of merger with the Secretary of State of the State of New Jersey, (ii) filings with the Securities and Exchange Commission and the American Stock Exchange, and
(iii) filings relating to franchises. Blimpie and Newco do not believe that they are required to make a filing with the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, although each agency has the authority to challenge the merger on antitrust grounds before or after the merger is completed.

                                APPRAISAL RIGHTS

Under the provisions of the New Jersey Business Corporation Act ("NJBCA"), unless otherwise provided in Blimpie's certificate of incorporation, shareholders of a merged corporation will not have the right to dissent from any plan of merger or consolidation with respect to shares:

          o of a class which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

          o for which pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligation or other securities which, upon consummation of the merger or consideration, will either be listed on a national securities exchange or held of record by not less than 1,000 holders or (z) cash and such securities.

         Due to the fact that our common stock is listed for trading on the American Stock Exchange and that shareholders will receive cash for their shares, our shareholders will not have the right to dissent from the merger and seek appraisal rights with respect to their shares of our common stock.

                        LITIGATION CHALLENGING THE MERGER

         On October 22, 2001, a summons and complaint in an action entitled Richard Johansen, individually and on behalf of all others similarly situated, against Anthony P. Conza, David L. Siegel, Patrick J. Pompeo, Charles G. Leaness, Alvin Katz, Harry G. Chernoff and Blimpie International, Inc., was served upon Blimpie and all of its directors (other than the members of the special committee). The action is pending in the Superior Court of New Jersey, Chancery Division, Mercer County under Docket No. Mer-C-154-01.

         The complaint in the action alleges that

         o certain of the members of the Management Group have engaged with Mr. Endervelt in an unlawful scheme designed to acquire Blimpie in a going-private transaction for grossly inadequate consideration and without full and complete disclosure of all material information; and

         o  the action should proceed as a class action.

         The action seeks permanent injunctive relief against consummation of the transaction, rescission of the transaction and rescissionary damages. Blimpie believes that the action is completely without merit and intends to vigorously defend itself and its director-defendants.

                              THE MERGER AGREEMENT

         The description of the merger agreement contained in this proxy statement describes the material terms of the merger agreement. A complete copy of the merger agreement, without exhibits, appears as Appendix A to this proxy statement and is incorporated by this reference. You are urged to read the entire merger agreement as it is the legal document that governs the merger.

The Merger. The merger agreement provides that, subject to the conditions summarized below, Newco will merge with and into Blimpie. Upon completion of the merger, Newco will cease to exist and Blimpie will continue as the surviving corporation.

Effective Time Of Merger. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of New Jersey in accordance with the NJBCA or at such later time as is specified in the certificate of merger. This time is referred to as the "effective time." The filing is expected to occur as soon as practicable after adoption and approval of the merger agreement by Blimpie's shareholders at the special meeting and satisfaction or waiver of the other conditions to the merger set forth in the merger agreement.

Certificate Of Incorporation, Bylaws And Directors And Officers Of Blimpie As The Surviving Corporation. When the merger is completed:

     the certificate of incorporation of Newco as in effect immediately prior to the effective time will be the certificate of incorporation of Blimpie as the surviving corporation;

     the bylaws of Newco in effect immediately prior to the effective time will be the bylaws of Blimpie as the surviving corporation;

     the directors of Newco immediately prior to the effective time will become the directors of Blimpie as the surviving corporation; and

     the officers of Newco immediately prior to the effective will become officers of Blimpie as the surviving corporation.

Conversion Of Common Stock. At the effective time, each outstanding share of Blimpie common stock will automatically be converted into and represent the right to receive $2.80 in cash, without interest, referred to as the merger consideration, except for shares held by Blimpie in treasury, by any subsidiary of Blimpie or by Newco immediately prior to the effective time of the merger, which will be canceled without any payment thereon.

         At the effective time, each outstanding share of capital stock of Newco will be converted into and exchanged for one share of common stock of Blimpie, as the surviving corporation.

Payment For Shares. At the effective time of the merger, Blimpie, as the surviving corporation will deposit with the paying agent appointed by Newco sufficient funds to pay the merger consideration. Promptly after the effective time of the merger, Blimpie as the surviving corporation will cause to be mailed to each record holder of shares of Blimpie common stock immediately prior to the effective time a letter of transmittal and instructions to effect the surrender of their certificate(s) in exchange for payment of the merger consideration.

                   SHAREHOLDERS OF BLIMPIE SHOULD NOT FORWARD
                  STOCK CERTIFICATES TO THE PAYING AGENT UNTIL
                  THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

         Each of our shareholders will be entitled to receive $2.80 per share only upon surrender to the paying agent of a share certificate, together with such letter of transmittal, duly completed in accordance with the instructions thereto. If payment of the merger consideration is to be made to a person whose name is other than that of the person in whose name the share certificate is registered, it will be a condition of payment that (i) the share certificate so surrendered be properly endorsed or otherwise in proper form for transfer and
(ii) the person requesting such exchange pay any transfer or other taxes that may be required to the satisfaction of the paying agent. No interest will be paid or accrued upon the surrender of the share certificates for the benefit of holders of the share certificates on any merger consideration.

         At any time following the date six months after the effective time of the merger, Blimpie, as the surviving corporation, at its option, shall be entitled to require the paying agent to deliver to Blimpie as the surviving corporation all cash and documents in its possession, which have been deposited with the paying agent and which have not been disbursed to holders of share certificates. Thereafter, holders of certificates representing shares of Blimpie common stock outstanding before the effective time will surrender their certificates to Blimpie as the surviving corporation and will be entitled to look only to Blimpie as the surviving corporation and only as general creditors of the surviving corporation for payment of any claims for merger consideration to which they may be entitled. Neither Blimpie as the surviving corporation nor the paying agent will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Transfer Of Shares. At the effective time, the stock transfer books of Blimpie will be closed and there will be no further transfers on the records of Blimpie as the surviving corporation, or its transfer agent of certificates representing shares of Blimpie common stock outstanding before the effective time and any such certificates presented to Blimpie as the surviving corporation for transfer, will be canceled. From and after the effective time, the holders of share certificates representing shares of Blimpie's common stock before the effective time will cease to have any rights with respect to these shares except as otherwise provided for in the merger agreement or by applicable law. All merger consideration paid upon the surrender for exchange of those share certificates in accordance with the terms of the merger agreement will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the share certificates.

Treatment Of Stock Options. Each outstanding stock option, whether or not then vested or exercisable, will, as of the effective date of the merger, be cancelled. Each option holder will be entitled to receive a payment in cash with respect to each cancelled option, in an amount equal to the product of (i) the number of shares of Blimpie's common stock subject to such options, whether or not then exercisable, and (ii) the excess, if any, of $2.80 over the exercise price per share subject or related to such option.

Blimpie Shareholder Approval. Blimpie has agreed that promptly after the execution of the merger agreement it will take all action reasonably necessary in accordance with the NJBCA and its certificate of incorporation and bylaws to convene a shareholders meeting to consider and vote on the merger and the merger agreement. In this regard, the board of directors of Blimpie and the special committee shall recommend that Blimpie's shareholders vote to approve the merger and the merger agreement and use their reasonable best efforts to solicit from Blimpie's shareholders proxies in favor of the merger.

Representations And Warranties

         The merger agreement contains various customary representations and warranties of Blimpie (which will not survive completion of the merger) relating to, among other things:

          o Blimpie's due organization, valid existence, good standing and necessary corporate power and authority of Blimpie and its subsidiaries to carry on their business;

          o Blimpie's certificate of incorporation and bylaws and the equivalent document for each of the subsidiaries of Blimpie;

          o    the capitalization of Blimpie;

          o authorization, execution, delivery and enforceability of the merger agreement;

          o the absence of any conflicts between the merger agreement and Blimpie's certificate of incorporation and bylaws, and charter or bylaws of any Blimpie subsidiary, and any applicable laws;

          o the absence of consents, approvals, authorizations or permits of governmental authorities, except those specified in the merger agreement, required for Blimpie to complete the merger;

          o the accuracy of information concerning Blimpie in this proxy statement;

          o    brokers', finders' and investment bankers' fees; and

          o the absence of any action, claim, suit, investigation or proceeding actually pending or threatened against Blimpie or its subsidiaries that if adversely determined, would, individually or in the aggregate, be reasonably expected to have a material adverse effect on Blimpie's business or operations, except for those disclosed in Blimpie's reports filed with the Securities and Exchange Commission.

         The merger agreement contains various customary representations and warranties of Newco (which will not survive completion of the merger) relating to, among other things:

          o the due organization, valid existence, good standing and necessary corporate power and authority of Newco to carry on its business;

          o the authorization, execution, delivery and enforceability of the merger agreement;

          o the absence of any conflicts between the merger agreement and Newco's certificate of incorporation or bylaws, any applicable law or other contracts or documents;

          o the absence of consents, approvals, authorization or permits of governmental authorities, except those specified in the merger agreement, required for Newco to complete the merger;

          o financing commitments obtained from third parties in connection with the merger;

          o the accuracy of information concerning information provided by Newco in connection with this proxy statement;

          o    brokers', finders' and investment bankers' fees; and

          o absence of any action, claims, suit or proceeding actually pending or threatened against Newco that has had or would be reasonably expected to have a material adverse effect or Newco.

Conduct Of Business Pending The Merger. The merger agreement imposes various restrictions on Blimpie's conduct and operations until the merger is completed. Blimpie has agreed that, prior to the effective time, unless Newco otherwise consents in writing, Blimpie and each of its subsidiaries will

          o operate their respective businesses in the usual and ordinary course consistent with past practices;

          o    employ their reasonable best efforts

                    to preserve intact their business organization,

                    maintain their rights and franchises,

                    retain the services of their respective key employees and

                    maintain their relationships with their respective customers and suppliers and others having business dealings with them;

          o    use their reasonable best efforts to

                    maintain and keep their properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with their customary business practice; and

          o use their reasonable best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

Solicitation. Newco has agreed that during the 30 day period that commenced on October 5, 2001, Blimpie, its subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates have the right to

          o initiate, solicit and encourage inquiries or the making or submission of acquisition proposals from other parties who might be interested in acquiring Blimpie;

          o enter into and maintain or continue discussions or negotiations with any person or group in furtherance of such inquiries, and

          o obtain or induce any person or group to make or submit an acquisition proposal.

         Blimpie has agreed that subsequent to that 30 day period until the earlier of the effective time of the merger or the termination of the merger agreement, it will not, and it will cause its subsidiaries not to

          o authorize or permit their respective officers, directors, representatives or agents to, directly or indirectly, encourage, solicit, initiate or knowingly encourage any inquiries or proposals,

          o engage in negotiations or discussions concerning, or agree to approve or recommend any acquisition proposal; provided, that, Blimpie is not prohibited from continuing discussions after the expiration of the 30-day period with any person that has discussed an interest in acquiring Blimpie during the initial 30-day market check described above.

         As used in the merger agreement the term acquisition proposal means

          o a merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction;

          o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of Blimpie and its subsidiaries taken as a whole;

          o any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning more than 15% of the outstanding shares of any class of Blimpie's equity securities or the filing of a registration statement in connection therewith;

          o any acquisition of 15% or more of Blimpie's outstanding shares of capital stock or the filing of a registration statement in connection therewith;

          o any other acquisition or disposition the consummation of which would prevent or materially diminish the benefit to Newco of the merger; or

          o any public announcement by Blimpie or any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         If the special committee or Blimpie's board of directors receives an unsolicited acquisition proposal for or request to discuss any competing transaction from a person that was not solicited by Blimpie after the date of the merger agreement, the special committee on behalf of Blimpie may supply non-public information to that person as, and to the extent that, the special committee believes that to do so could reasonably lead to a superior proposal. Supplying non-public information under these circumstances must be subject to a customary confidentiality agreement.

         A superior proposal is defined in the merger agreement to be any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, not less than 51% of Blimpie's outstanding shares of common stock or all or substantially all of Blimpie and its subsidiaries assets taken as a whole which the special committee determines in good faith

          o is more favorable to Blimpie's shareholders from a financial point of view than the merger, and

          o is reasonably likely to be consummated in a timely manner, taking into account all financial, regulatory, legal and other aspects of such proposal.

         Blimpie has agreed to notify Newco promptly of any such proposals or inquiries, and thereafter to keep Newco informed as to the status of any such proposals or inquiries.

Access To Information. Blimpie has agreed that between the date of the merger agreement and the effective time of the merger it will afford to the officers, employees, counsel, accountants, and other representatives of Newco full access, during normal business hours, to Blimpie's or any of its subsidiaries' books and records. Blimpie further agreed that Blimpie and its subsidiaries would promptly furnish to Newco a copy of each report, schedule, registration statement and other document filed during such period pursuant to the requirements of federal and state securities laws and such other information concerning the business, properties, contracts, records and personnel of Blimpie and its subsidiaries as may be reasonably requested by or on behalf of Newco.

Conditions To The Merger.

Conditions To Each Party's Obligation. The obligations of Blimpie and Newco to complete the merger are subject to the satisfaction or waiver on or prior to the effective time of the following conditions:

          o the merger and the merger agreement shall have been adopted and approved by the holders of a majority of the outstanding shares of Blimpie's common stock; and

          o the absence of any statute, order or injunction that prohibits the completion of the merger.

         Conditions To Newco's Obligation. The obligations of Newco to complete the merger are subject to the satisfaction, or waiver by Newco, on or prior to the effective time, of the following conditions:

          o    Blimpie shall not have suffered from a material adverse effect;
               and

          o Blimpie shall have received and furnished to Newco evidence of approvals and consents from third parties and governmental entities necessary or required to complete the transactions contemplated by the merger agreement.

                  Conditions To Blimpie's Obligation. The obligation of Blimpie to effect the merger is subject to the satisfaction, or waiver by Blimpie, on or prior to the effective time, of the following conditions:

          o    Newco shall not have suffered from a material adverse effect; and

          o Newco shall have received and furnished to Blimpie evidence of approvals and consents from third parties and governmental entities necessary or required to complete the transactions contemplated by the merger agreement.

         A material adverse effect is defined in the merger agreement to mean

          o any fact, event or circumstance that results in or would reasonably be expected to result in an adverse change or effect in the financial condition, assets, liabilities, business, properties or results of operations of a specified party, which change or effect is material with any other such changes or effects, to the specified party (and when used with respect to Blimpie, taking into consideration Blimpie and its subsidiaries taken as a whole)

          o any event, matter, condition or effect which materially impairs the ability of a specified party to perform on a timely basis its obligations under the merger agreement or the consummation of the transactions contemplated thereby; in each case, other than any change or effect attributable to the economy in general,

                    claims and allegations made by MBI concerning its rights under various agreements it has with Blimpie that Blimpie has previously disclosed to Newco, or with respect to Blimpie, a change in relationships with its franchisees resulting primarily from the announcement of the merger.

Waiver. At any time prior to the effective time of the merger, any party to the merger agreement may with respect to any other party

          o extend the time for the performance of any of the obligations or other acts

          o waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement or

          o waive compliance with any of the agreements or conditions contained in the merger agreement.

         However, after the approval of the merger by Blimpie's shareholders, no extensions or waivers will be made that by law require further approval of the shareholders without the approval of such shareholders.

Termination Of The Merger Agreement. The merger agreement may be terminated and the merger and the other transactions contemplated thereby may be abandoned at any time before the effective time of the merger by written notice by the terminating party to the other party whether before or after approval of the matters presented in connection with the merger to the shareholders of Blimpie:

          o by mutual written consent of the board of directors of Blimpie and Newco;

          o by either Blimpie or Newco by action of the board of directors if the merger is not completed on or before March 31, 2002;

          o by either Blimpie or Newco by action of its board of directors if a court of competent jurisdiction or other governmental entity shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the merger;

          o by either Blimpie or Newco by action of its board of directors, if at the shareholders meeting, the requisite votes of the shareholders of Blimpie in favor of the merger and the merger agreement shall have not been obtained;

          o    by Newco by action of its board of directors if

                    our board of directors or any committee of our board

                       initiates, solicits or encourages acquisition proposals or enters into or maintains discussions or negotiations with any person or group in furtherance of such inquiries in violation of the provisions of the merger agreement, recommends an acquisition proposal to our shareholders, or withdraws, revokes or amends its approval or recommendation of the merger and the merger agreement in a manner adverse to Newco,

                    Capitalink withdraws, revokes, amends or modifies its opinion to the special committee in a manner adverse to Newco; or

                    we fail to include in this proxy statement our board's approval or recommendation of the merger and the merger agreement;

          o by Newco, if Blimpie shall have breached or failed to perform in any respect any of its representations, warranties or covenants required to be performed by it under the merger agreement, other than breaches that will not have a material adverse effect or that are not cured within a 10-day period;

          o by Blimpie, if Newco shall have breached or failed to perform in any respect any of its representations, warranties or covenants required to be performed by it under the merger agreement, other than breaches that will not have a material adverse effect or that are not cured within a 10-day period;

          o by Blimpie at any time prior to the shareholder meeting, by action of the special committee, if a third party, including any group, shall have made a superior proposal, and the special committee has determined in good faith that it would be necessary for our board of directors to terminate the merger agreement in order to comply with its fiduciary obligations under applicable law;

                    Blimpie has notified Newco in writing of the determinations made by the special committee at least three business days prior to terminating the merger agreement;

                    the special committee concurrently or previously approves the superior proposal; and

                    we shall have reimbursed Newco for its expenses not in excess of $200,000 and paid the $1,300,000 fee required under the merger agreement; and

          o by Blimpie in the event of Newco's failure to obtain the funds provided by the financing contemplated in the merger agreement on or before March 31, 2002.

         If the merger agreement is terminated, other than for the reasons described below, there will be no liability on the part of Blimpie, Newco or any of their affiliates, directors, officers, employers or shareholders.

         Blimpie will be obligated to reimburse Newco for all reasonable out-of-pocket fees and expenses actually incurred by Newco in connection with the merger and the proposed financing thereof, which fees and expenses shall not exceed $200,000, and to pay Newco an amount equal to $1,300,000 if the merger agreement is terminated

          o by Blimpie if it terminates the merger agreement in order to accept a superior proposal; and

          o    by Newco by action of its board of directors if

                    our board of directors or any committee of our board

                       violates any material provisions of the
                       non-solicitation provisions of the merger agreement,

                       recommends an acquisition proposal to our shareholders, or withdraws, revokes or amends its approval or recommendation of the merger and the merger agreement in a manner adverse to Newco,

                    Capitalink withdraws, revokes, amends or modifies its opinion to the special committee in a manner adverse to Newco; or

                    we fail to include in this proxy statement our board's approval or recommendation of the merger and the merger agreement.

         In the event Newco terminates the merger agreement as a result of a breach or failure to perform any of our representations, warranties or covenants, as described above, we will be obligated to reimburse Newco for not more than $600,000 of all reasonable out-of-pocket fees and expenses actually incurred by Newco in connection with the merger and the proposed financing thereof.

         In the event that the merger agreement is terminated by either Newco or Blimpie because the requisite vote of the shareholders of Blimpie in favor of the merger shall not have been obtained, Blimpie will be required to reimburse Newco for its reasonable out-of-pocket fees and expenses incurred in connection with the merger, which fees and expenses shall not exceed $200,000.

         In the event Blimpie terminates the merger agreement as a result of

          o Newco's breach or failure to perform its representations, warranties or covenants or

          o Newco's failure to obtain the funds necessary to finance the merger on or before March 31, 2002,

the $50,000 deposited in escrow by Newco shall be delivered to Blimpie and Newco shall reimburse Blimpie for its reasonable out-of-pocket fees and expenses incurred in connection with the merger, which fees and expenses shall not exceed $200,000.

Expenses Of The Parties. Except for the reimbursement of expenses to Newco in the event of termination of this merger agreement as described above, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expenses, whether or not the merger is completed.

Amendments. The merger agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the merger by the stockholders; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such stockholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                         COMMON STOCK MARKET INFORMATION

         Our common stock is listed on the American Stock Exchange under the symbol BLM. The quarter by quarter ranges of the high, low and closing prices of our Common Stock on that Exchange during the fiscal years ended June 30, 2000 and 2001, and the quarter ended September 30, 2001, were as follows:

                                                 High              Low              Close
              ---------------------------    --------------   --------------    --------------
                     Fiscal 2000
                     -----------
                   Qtr Ended 9/99                    3.319            2.000             2.000
                   Qtr Ended 12/99                   2.063            1.250             1.875
                   Qtr Ended 3/00                    1.907            1.292             1.846
                   Qtr Ended 6/00                    2.215            1.563             1.813

                     Fiscal 2001
                     -----------
                   Qtr Ended 9/00                    1.960            1.531             1.625
                   Qtr Ended 12/00                   1.813            1.188             1.250
                   Qtr Ended 3/01                    1.953            1.240             1.510
                   Qtr Ended 6/01                    1.750            1.350             1.720

                    Fiscal 2002
                    -----------
                   Qtr Ended 9/01


         The closing sale price for shares of Blimpie common stock on the American Stock Exchange on October 5, 2001, the last trading day before Blimpie announced that it had executed the merger agreement with Newco , was $1.50. The average closing sale price per share of Blimpie common stock was $1.45 during the one week preceding that announcement. On [ ], 200[ ], the last full trading day before the public announcement of the signing of the merger agreement, the high and low sales prices of Blimpie common stock as reported on the American Stock Exchange were $1.50 and $1.41 per share, respectively, and the closing sale price on that date was $1.50 per share. On ___________, 200[ ], the last practicable trading day for which information was available prior to the date of the first mailing of this proxy statement, the closing price per share of the Blimpie common stock as reported on the American Stock Exchange was $_____. Shareholders should obtain a current market quotation for Blimpie common stock before making any decision with respect to the merger.

                             NUMBER OF SHAREHOLDERS

         As of [        ], 200[ ], there were issued and outstanding [9,163,659]
shares of our common stock and approximately [ ] beneficial owners of those shares.

                                    DIVIDENDS

         During the fiscal years ended June 30, 1999, 2000 and 2001, we paid cash dividends aggregating $.07 per share in each fiscal year. Following the merger, it is not expected that Blimpie will pay any dividends.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of Blimpie as of [the record date] by (1) all those known to Blimpie to be beneficial owners of more than 5% of its common stock; (2) each executive officer and director of Blimpie; and (3) all executive officers and directors of Blimpie as a group. Newco currently does not beneficially own any Blimpie common stock. Unless otherwise indicated, the address for each of the shareholders listed below is c/o Blimpie International, Inc., 740 Broadway, New York, New York 10003.


                                                            Number of Shares         Percent
         Name and Address of Beneficial Owner (1)        Beneficially Owned (2)      Owned (3)
         ----------------------------------------        ----------------------      ---------

Anthony P. Conza................................           3,017,742 (4)             32.7%
David L. Siegel.................................           1,555,117 (5)             16.8%
Charles G. Leaness..............................             489,459 (6)              5.3%
Patrick Pompeo..................................             451,368 (7)              4.9%
Alvin L. Katz (8)...............................              43,600 (9)               *
Harry G. Chernoff (10)..........................              35,868 (11)              *
Jim L. Petersen (12)............................               2,000 (13)              *
Joseph W. Morgan................................             262,767 (14)             2.8%
Joseph A. Conza.................................              88,601 (15)              *
Robert S. Sitkoff...............................              84,525 (16)              *
Brian D. Lane...................................              29,043 (17)              *
All Directors and Executive Officers
As a Group (10 Persons).........................           6,060,090 (18)            62.4%

---------------------------
*     Represents less than 1%.

(1) Except as otherwise noted, the address of each of the persons listed below is 740 Broadway, New York, New York 10003.

(2)  Includes shares actually and beneficially owned.

(3) Based upon 9,163,659 shares outstanding on September 26, 2001 (not including 470,267 treasury shares), increased by the number of shares under options which the holder(s) thereof have the right to acquire within 60 days from September 26, 2001.

(4) Includes 70,000 shares which Mr. Conza may acquire pursuant to options exercisable within 60 days of September 26, 2001. Does not include (a) 37,050 shares owned by Mr. Conza's daughter, (b) 9,300 shares owned by Mr. Morgan (Mr. Conza's son-in-law), (c) 125,000 shares owned jointly by Mr. Conza's daughter and Mr. Morgan over which Mr. Morgan has sole voting power, (d) 4,150 shares owned by Mr. Conza's parents, (e) 44,913 shares owned by Joseph Conza, the brother of Mr. Conza, and (f) 44,000 shares held by Mr. Conza's daughter as Trustee for the Anthony P. Conza Charitable Remainder Trust, as to all of which Mr. Conza disclaims beneficial ownership.

(5) Includes 70,000 shares which Mr. Siegel may acquire pursuant to options exercisable within 60 days of September 26, 2001. Does not include 13,046 shares held by Mr. Siegel's daughter, as to which Mr. Siegel disclaims beneficial ownership.

(6) Includes 50,000 shares which Mr. Leaness may acquire pursuant to options exercisable within 60 days of September 26, 2001.

(7) Includes 50,000 shares which Mr. Pompeo may acquire pursuant to options exercisable within 60 days of September 26, 2001. Does not include 6,300 shares held by Mr. Pompeo's sister and brother-in-law, as to which Mr. Pompeo disclaims beneficial ownership.

(8)  The address of Mr. Katz is 301 N. Birch Road, Ft. Lauderdale, Florida
     33304.

(9) Includes 23,600 shares which Mr. Katz may acquire pursuant to options exercisable within 60 days of September 26, 2001.

(10) The address of Dr. Chernoff is 286 Spring Street, Suite 401, New York, New York 10013.

(11) Includes 23,600 shares which Dr. Chernoff may acquire pursuant to options exercisable within 60 days of September 26, 2001.

(12) The address of Mr. Petersen is Five North McCormick Street, Oklahoma City, Oklahoma 73127.

(13) Includes 2,000 shares which Mr. Petersen may acquire pursuant to options exercisable within 60 days of September 26, 2001.

(14) Includes 128,000 shares which Mr. Morgan may acquire pursuant to options exercisable within 60 days of September 26, 2001. Does not include (a) 37,050 shares held by Mr. Morgan's wife (Mr. A. Conza's daughter), (b) 13,100 shares held by Mr. Morgan's children, (c) 700 shares held by Mr. Morgan's wife as custodian for his son under the Transfers to Minors Act,
     (d) 44,000 shares held by Mr. Morgan's wife as Trustee for the Anthony P. Conza Charitable Remainder Trust, and (e) 16,500 shares held by a corporation of which Mr. Morgan's wife is the sole shareholder, as to all of which Mr. Morgan disclaims beneficial ownership.

(15) Includes 41,000 shares which Mr. Conza may acquire pursuant to options exercisable within 60 days of September 26, 2001.

(16) Includes 70,000 shares which Mr. Sitkoff may acquire pursuant to options exercisable within 60 days of September 26, 2001.

(17) Includes 20,000 shares which Mr. Lane may acquire pursuant to options exercisable within 60 days of September 26, 2001.

(18) Includes 548,200 shares which all of such persons may acquire pursuant to options exercisable within 60 days of September 26, 2001. Does not include the shares excluded from the percentage ownership calculations made with respect to Messrs. Conza, Siegel, Pompeo and Morgan pursuant to notes 4, 5, 7 and 14 above.

                          FUTURE SHAREHOLDER PROPOSALS

         If the merger is completed, there will be no public participation in any of our future shareholder meetings. However, if the merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholders' meetings. If the merger is not completed, we will inform our shareholders, by press release or other means which we determine to be reasonable, of the date by which shareholder proposals must be received by Blimpie for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect.

                  WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information contain additional information about us.

         Our shareholders may read and copy any reports, statements or other information filed by us at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission are also available to the public from commercial document retrieval services and at the website maintained by the Commission located at: "www.sec.gov."

         The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in Blimpie's affairs since the date of this proxy statement or that the information herein is correct as of any later date.

         Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Blimpie has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [ ], 200[ ]. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement will not create any implication to the contrary.

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                           BLIMPIE INTERNATIONAL, INC.

                                       AND

                           SANDWICH ACQUISITION CORP.

                           DATED AS OF OCTOBER 5, 2001

                               TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE 1 THE MERGER.........................................................................................1
 Section 1.1 The Merger......................................................................................1
 Section 1.2 Effective Time..................................................................................1
 Section 1.3 Effect of the Merger............................................................................2
 Section 1.4 Certificate of Incorporation; Bylaws............................................................2
 Section 1.5 Directors and Officers..........................................................................2
 Section 1.6 Conversion of Securities........................................................................2
 Section 1.7 Adjustments to Prevent Dilution.................................................................3
 Section 1.8 Surrender of Shares.............................................................................3
 Section 1.9 No Further Transfer or Ownership Rights.........................................................4
 Section 1.10 Treatment of Options...........................................................................4
 Section 1.11 Execution of Voting Agreement..................................................................4
 Section 1.12 Execution of Employment and Non-Competition Agreements.........................................4
 Section 1.13 Adjustment of the Merger Consideration and the Option Consideration............................4
 Section 1.14 Closing........................................................................................5
 Section 1.15 Deposit........................................................................................5
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................5
 Section 2.1 Organization and Qualification..................................................................6
 Section 2.2 Subsidiaries and Affiliates.....................................................................6
 Section 2.3 Capitalization..................................................................................6
 Section 2.4 Authority Relative to this Agreement............................................................7
 Section 2.5 Absence of Certain Changes......................................................................8
 Section 2.6 Report and Financial Statements.................................................................8
 Section 2.7 Proxy Statement.................................................................................9
 Section 2.8 Consents and Approvals; No Violation............................................................9
 Section 2.9 Brokerage Fees and Commissions.................................................................10
 Section 2.10 Litigation....................................................................................10
 Section 2.11 Absence of Changes in Benefit Plans...........................................................10
 Section 2.12 ERISA Compliance..............................................................................10
 Section 2.13 Taxes.........................................................................................13
 Section 2.14 Compliance with Applicable Laws...............................................................14
 Section 2.15 Environmental.................................................................................14
 Section 2.16 State Takeover Statutes.......................................................................16
 Section 2.17 Contracts.....................................................................................16
 Section 2.18 Labor Matters.................................................................................16
 Section 2.19 Property......................................................................................17
 Section 2.20 [Reserved.]...................................................................................17
 Section 2.21 Opinion of Financial Advisors.................................................................17
 Section 2.22 Intellectual Property.........................................................................17
 Section 2.23 Insurance.....................................................................................19
 Section 2.24 Affiliate Transactions........................................................................19
 Section 2.25 Franchise Operations..........................................................................19
 Section 2.26 Health Claims.................................................................................22
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF NEWCO...........................................................23
 Section 3.1 Organization and Qualification.................................................................23
 Section 3.2 Authority Relative to this Agreement...........................................................23

                                                                                                         Page
                                                                                                         ----
 Section 3.3 Consents and Approvals; No Violation...........................................................23
 Section 3.4 Financing Commitments; Solvency................................................................23
 Section 3.5 Ownership of Company Stock.....................................................................24
 Section 3.6 Information....................................................................................24
 Section 3.7 Brokerage Fees and Commissions.................................................................24
 Section 3.8 Litigation.....................................................................................24
ARTICLE 4 CONDUCT OF BUSINESS PENDING THE MERGER............................................................24
 Section 4.1 Conduct of Business of the Company Pending the Merger..........................................24
 Section 4.2 Prohibited Actions by the Company..............................................................25
ARTICLE 5 COVENANTS AND ADDITIONAL AGREEMENTS...............................................................27
 Section 5.1 Solicitation Provisions........................................................................27
 Section 5.2 Access to Information..........................................................................29
 Section 5.3 [Reserved].....................................................................................29
 Section 5.4 Reasonable Best Efforts........................................................................29
 Section 5.5 Event Notices and Other Actions................................................................30
 Section 5.6 Third Party Standstill Agreements..............................................................31
 Section 5.7 Employee Stock Options; Employee Plans and Benefits............................................31
 Section 5.8 Meeting of the Company's Shareholders..........................................................32
 Section 5.9 Proxy Statement................................................................................32
 Section 5.10 Public Announcements..........................................................................33
 Section 5.11 FIRPTA........................................................................................33
 Section 5.12 Alternative Financing; Disclosure.............................................................33
 Section 5.13 Delisting.....................................................................................33
 Section 5.14 Stockholder Litigation........................................................................33
 Section 5.15 Indemnification...............................................................................33
ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER..........................................................34
 Section 6.1 Conditions to Each Party's Obligation to Effect the Merger.....................................34
 Section 6.2 Conditions to Obligations of Newco to Effect the Merger........................................34
 Section 6.3 Conditions to the Obligations of the Company...................................................35
ARTICLE 7 TERMINATION; AMENDMENT; WAIVER....................................................................35
 Section 7.1 Termination....................................................................................35
 Section 7.2 Effect of Termination..........................................................................36
 Section 7.3 Fees and Expenses..............................................................................36
 Section 7.4 Amendment......................................................................................37
 Section 7.5 Extension; Waiver..............................................................................37
ARTICLE 8 MISCELLANEOUS.....................................................................................38
 Section 8.1 Non-Survival of Representations and Warranties.................................................38
 Section 8.2 Enforcement of the Agreement...................................................................38
 Section 8.3 Severability...................................................................................38
 Section 8.4 Notices........................................................................................38
 Section 8.5 Failure or Indulgence Not Waiver; Remedies Cumulative..........................................39
 Section 8.6 Governing Law..................................................................................39
 Section 8.7 Descriptive Headings...........................................................................39
 Section 8.8 Parties in Interest............................................................................39
 Section 8.9 Counterparts...................................................................................39
 Section 8.10 Certain Definitions...........................................................................39
 Section 8.11 Interpretation................................................................................40
 Section 8.12 Entire Agreement; Assignment..................................................................41

                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER, is dated as of October 5, 2001 (the "Agreement") between Sandwich Acquisition Corp., a New Jersey corporation ("Newco") and Blimpie International, Inc., a New Jersey corporation (the "Company").

     WHEREAS, it is the intention of the parties that Newco shall merge with and into the Company (the "Merger"), with the Company being the surviving corporation;

     WHEREAS, a Special Committee (the "Special Committee") of the Board of Directors of the Company (composed entirely of directors who have no direct or indirect interest in the transactions contemplated hereby) has unanimously determined, and the Board of Directors of the Company has unanimously determined, that the Merger and other transactions contemplated by this Agreement are fair to, advisable and in the best interests of the Company and its shareholders, and each of the Special Committee and the Board of Directors of the Company has approved this Agreement and recommended its adoption by the shareholders of the Company;

     WHEREAS, the Special Committee, the Board of Directors of the Company and the Board of Directors and the sole stockholder of Newco have each approved and adopted this Agreement and have approved the transactions contemplated hereby;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Newco's willingness to enter into this Agreement, Messrs. Anthony Conza, David Siegel, Patrick Pompeo, Charles Leaness and Joe Conza, shareholders of the Company (the "Key Shareholders"), have entered into a Voting Agreement with Newco (the "Voting Agreement"), pursuant to which such shareholders have agreed to vote all shares of Company Common Stock owned by them in favor of the approval of this Agreement and the Merger and against any competing transaction;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Newco's willingness to enter into this Agreement, the Key Shareholders have entered into employment agreements (the "Employment Agreements") and Non-Competition and Non-Solicitation Agreements (the "Non-Competition Agreements") with Newco, which, in each case, are conditioned upon the consummation of the Merger;

     WHEREAS, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

     NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and continue its existence under the laws of the State of New Jersey.

     Section 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver in accordance with this Agreement of the conditions set forth in Article VI of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger ("Certificate of Merger") with the Secretary of State of the State of New Jersey in such form as is required by, and executed in accordance with, the applicable provisions of the New Jersey Business Corporation Act (the "NJBCA"). The Certificate of Merger will provide that the Merger will become effective immediately upon the filing thereof with such Secretary of State in accordance with the NJBCA. The time when the Merger becomes effective is hereinafter referred to as the "Effective Time."

     Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided by the NJBCA. Without limiting the foregoing, all the property, rights, privileges, powers and franchises of the Company and Newco shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4 Certificate of Incorporation; Bylaws.

         (a) The certificate of incorporation of Newco as in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Certificate of Incorporation"), until duly amended as provided therein or by applicable law, except that Article I thereof shall be amended to read, "The name of the corporation is Blimpie International, Inc."

         (b) The bylaws of Newco in effect at the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until duly amended as provided therein or by applicable law (with the name of the Surviving Corporation changed, as appropriate).

     Section 1.5 Directors and Officers.

         (a) The directors of Newco at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

         (b) The officers of Newco at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

     Section 1.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, the Company or the holders of any of the following securities:

         (a) Each share of common stock of the Company, par value $.01 per share ("Company Common Stock"), issued and outstanding immediately before the Effective Time (other than shares of Company Common Stock cancelled pursuant to Section 1.6(b)) shall be converted into and represent the right to receive $2.80 in cash (the "Merger Consideration"), without interest, upon surrender of the certificate formerly representing such share in the manner provided in Section 1.8, less any required withholding taxes.

         (b) Each share of Company Common Stock held in the treasury of the Company or held by any Subsidiary of the Company, and each share of Company Common Stock held by Newco immediately before the Effective Time, shall be cancelled and cease to exist, and no payment shall be made with respect thereto.

         (c) Each share of common stock, par value $0.01 per share, of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

     Section 1.7 Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of capital stock of the Company or securities convertible or exchangeable into or exercisable for shares of capital stock of the Company issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted on a dollar-for-dollar or share-for-share basis.

     Section 1.8 Surrender of Shares.

         (a) Prior to the mailing of the Proxy Statement (as defined in Section 2.7), Newco shall appoint a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, the Surviving Corporation shall deposit with the Paying Agent for the benefit of former holders of shares of Company Common Stock sufficient funds to make payments of the Merger Consideration on all shares of Company Common Stock to be converted into cash under Section 1.6(a). Such funds shall be invested by the Paying Agent in money market obligations selected by the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or as it directs.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the aggregate amount of Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. If any Merger Consideration is to be remitted to a person whose name is other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall have paid any transfer and/or other taxes required by reason of the remittance of Merger Consideration to a person whose name is other than that of the registered holder of the Certificate surrendered, or the person requesting such exchange shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. No interest shall be paid or accrued, upon the surrender of the Certificates, for the benefit of holders of the Certificates on any Merger Consideration.

         (c) At any time following the date six months after the Effective Time, the Surviving Corporation, at its option, shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which shall have been deposited with the Paying Agent and which shall have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for Merger Consideration to which such holders may be entitled.

         (d) Notwithstanding the provisions of Section 1.8(c), neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amounts as the Surviving Corporation (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 2.12), or any provision of any applicable state, local or foreign law, rule or regulation. To the extent that amounts are so withheld by the Surviving Corporation and paid by the Surviving Corporation to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     Section 1.9 No Further Transfer or Ownership Rights. After the Effective Time, there shall be no further transfer on the records of the Company (or the Surviving Corporation) or its transfer agent of Certificates representing shares of Company Common Stock, and if such Certificates are presented to the Company (or the Surviving Corporation) for transfer, they shall be cancelled. From and after the Effective Time, the holders of certificates evidencing ownership of shares of capital stock of the Company outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of capital stock except as otherwise provided for herein or by applicable law. All Merger Consideration paid upon the surrender for exchange of certificates representing shares of capital stock of the Company in accordance with the terms of this Article I shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of capital stock of the Company exchanged for Merger Consideration theretofore represented by such certificates.

     Section 1.10 Treatment of Options. Prior to the Effective Time, the Board of Directors of the Company (and/or, if appropriate, the Special Committee) shall adopt appropriate resolutions and take all other actions necessary to provide that each outstanding stock option or warrant (each, an "Option") heretofore granted by the Company, whether under the Company's Omnibus Stock Incentive Plan (the "Stock Incentive Plan"), the Company's 2000 Omnibus Stock Incentive Plan (the "2000 Plan") (collectively, the "Company Stock Option Plans"), or otherwise, whether or not then vested or exercisable, shall, at the Effective Time, be cancelled, and each holder thereof shall be entitled to receive a payment in cash as provided in Section 5.7 hereof, if any (subject to any applicable withholding taxes, the "Cash Payment"). As provided herein, unless otherwise determined by Newco, the Company Stock Option Plans (and any feature of any other Benefit Plan (as defined in Section 2.11) or other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company) shall terminate as of the Effective Time. After the date hereof, the Company will not issue any Options or other options, warrants, rights or agreements which would entitle any person to acquire any capital stock of the Company or, except as otherwise provided in this Section 1.10 or in Section 5.7, to receive any payment in respect thereof.

     Section 1.11 Execution of Voting Agreement. Concurrently with the execution and delivery of this Agreement, and as a condition to Newco's willingness to enter into this Agreement, the Key Shareholders have executed and delivered to Newco the Voting Agreement.

     Section 1.12 Execution of Employment and Non-Competition Agreements. Concurrently with the execution and delivery of this Agreement, and as a condition to Newco's willingness to enter into this Agreement, the Key Shareholders have executed and delivered their respective Employment Agreements and Non-Competition Agreements.

     Section 1.13 Adjustment of the Merger Consideration and the Option Consideration. The Merger Consideration and the Option Consideration (as defined in Section 5.7), each payable pursuant to this Agreement, have been calculated based upon the representations and warranties made by the Company in Section
2.3. In the event that, at the Closing Date, (i) the actual number of shares of Company Common Stock outstanding and/or the actual number of shares issuable upon the exercise of Options or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, reclassification, stock dividend (including any dividend or distribution of securities convertible into shares of Company Common Stock) or recapitalization) is greater than as described in Section 2.3 hereof, or (ii) the weighted average exercise price of the Options is lower than described in Section 2.3 hereof, the Merger Consideration and the Option Consideration shall be appropriately adjusted downward; provided, however, that no such adjustment shall be required unless and until the aggregate impact from such differences results in an increase in the aggregate Merger Consideration and Option Consideration payable by Newco of at least $50,000. The provisions of this Section 1.13 shall not, in any event, adversely affect, constitute a waiver of or otherwise impair any of Newco's rights under this Agreement (including any of Newco's rights arising from any misrepresentation or breach of the representations and warranties set forth in
Section 2.3 hereof).

     Section 1.14 Closing. Immediately prior to the Effective Time, a closing for the transactions contemplated hereby (the "Closing") will be held at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, NE, Suite 3100, Atlanta, Georgia 30309, unless another place is agreed in writing by Newco and the Company. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The date such Closing occurs is referred to herein as the "Closing Date."

         Section 1.15 Deposit. As of the date of execution of this Agreement, Newco has deposited Fifty Thousand Dollars ($50,000) (the "Deposit") into an escrow account to be held by First Union National Bank ("Escrow Agent") pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 1.15. The Deposit shall be applied against the Merger Consideration upon Closing. In the event the Closing does not occur: (x) if this Agreement is terminated by the Company pursuant to Section 7.1(g) or Section 7.1(i) hereof, then the Deposit shall be delivered to the Company in accordance with Section 7.3(f) hereof; or
(y) if this Agreement is terminated for any other reason, then the Deposit shall be returned to Newco.


                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Newco that, except as set forth in the corresponding section of the disclosure schedule delivered by the Company to Newco concurrently with entering into this Agreement (the "Company Disclosure Schedule"):

     Section 2.1 Organization and Qualification. Except as set forth in Section 2.1(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries (specifically excluding for this purpose, the Leasing Subsidiaries) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Except as set forth in
     Section 2.1(a) of the Company Disclosure Schedule, each of the Leasing Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries (specifically excluding for this purpose, the Leasing Subsidiaries) is duly qualified as a foreign corporation, and is in good standing, in each state where the character of the properties owned or leased by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) The Company has delivered or made available to Newco for inspection complete and correct copies of the certificate or articles of incorporation and bylaws, or other governing documents as currently in effect of the Company and each of its Subsidiaries.

     Section 2.2 Subsidiaries and Affiliates.

     The Company Disclosure Schedule sets forth the name and jurisdiction of incorporation of each Company Subsidiary and the jurisdictions in which each such Company Subsidiary is qualified to do business (specifically excluding for this purpose, the Leasing Subsidiaries). Except for each Company Subsidiary and except as set forth in the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation or have any direct or indirect equity or ownership interest in any business. Except as set forth in the Company Disclosure Schedule, all the outstanding capital stock or other equity interests of each Company Subsidiary is owned directly or indirectly by the Company, free and clear of all Liens (as defined in Section 2.8), and is validly issued, fully paid and non-assessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any person except the Company.

     Section 2.3 Capitalization.

         (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, par value $.01 per share. As of the date hereof, 9,163,659 shares of Company Common Stock are issued and outstanding. As of the date hereof, an aggregate of 1,293,700 shares of Company Common Stock are reserved for future issuance under the Company Stock Option Plans and Options to purchase 1,038,000 shares of Company Common Stock are issued and outstanding under the Company Stock Option Plans and otherwise. Except for the Options referred to in the preceding sentence, no Options are issued or outstanding. The weighted average exercise price for the outstanding Options is $3.44. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. The shares of Company Common Stock referred to above that are reserved for issuance, consisting of the shares reserved under the Company Stock Option Plans, and the 100,000 shares of Company Common Stock reserved for issuance for outstanding Options, have not been issued and will not be issued prior to the Effective Time, and no commitment by the Company has been or will be made for their issuance, other than (in the case of both preceding clauses) pursuant to the exercise of the Options described above that are issued and outstanding as of the date of this Agreement. At the Effective

     Time, except as otherwise provided in Section 1.10 hereof, each Option shall be cancelled, and the holder thereof shall not be entitled to receive any consideration therefor other than the cash payments, if any, provided by Section 1.10 and Section 5.7 of this Agreement. Section 2.3(a) of the Company Disclosure Schedule sets forth the exercise prices and number of shares of Company Common Stock in respect of outstanding Options under the Company Stock Option Plans. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote ("Voting Company Debt"). Except as set forth above in this Section 2.3(a), there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights ("SARs"), stock-based performance units, commitments, agreements, arrangements or undertakings of any kind (including any shareholder rights plan) to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, commitment, agreement, arrangement or undertaking. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company. Except as set forth in Section 2.3 of the Company Disclosure Schedule, the Company does not have outstanding any loans to any person in respect of the purchase of securities issued by the Company.

         (b) Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, there are no voting trusts, proxies, registration rights agreements, or other agreements, commitments or understandings of any character to which the Company is bound with respect to the voting of any shares of capital stock of the Company or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act").

     Section 2.4 Authority Relative to this Agreement.

         (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby (the "Transactions") (subject to the Company Shareholder Approval (as defined below) with respect to the Merger). The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company (including the unanimous approval of the Special Committee), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the Company Shareholder Approval and the filing of appropriate merger documents as required by the NJBCA). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of Newco, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) The only vote of holders of any class or series of capital stock of the Company necessary under applicable law or stock exchange (or similar self regulatory organization) regulations to adopt or approve this Agreement and the Merger is the adoption and approval of this Agreement and the Merger by the holders of a majority of the votes cast at the Shareholder Meeting (as defined in Section 5.8) entitled to vote on the Merger, voting together as a single class, with each share of Company Common Stock entitled to one vote per share (the "Company Shareholder Approval"). No vote of the holders of any capital stock or other securities of the Company is necessary to consummate any of the Transactions other than as set forth in the preceding sentence.

         (c) Consummation of the Transactions (including the transactions contemplated by Sections 1.10 and 5.7 hereof) does not conflict with or violate the provisions of any Company Stock Option Plan or any option agreement evidencing the grant of any Options.

     Section 2.5 Absence of Certain Changes. Except (i) as disclosed in the Company's filings and reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), (ii) as set forth in Section
2.5 of the Company Disclosure Schedule, or (iii) for the transactions contemplated by this Agreement, since June 30, 2001, the Company and each of its Subsidiaries has conducted its respective business in the ordinary course, and during such period there has not been any event, change, effect or development that has had or would reasonably be expected to have a Material Adverse Effect on the Company. Except (i) as disclosed in the Filed Company SEC Documents, (ii) as set forth in Section 2.5 of the Company Disclosure Schedule, or (iii) for the transactions contemplated by this Agreement, since June 30, 2001, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any capital stock of the Company; (b) any entry into (or any amendment to any material terms of) any Material Agreement by the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice; (c) any split, combination or reclassification of the Company's capital stock or of any other equity interests in the Company, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or of any other equity interests in the Company; (d)(i) any granting by the Company or any of its Subsidiaries to any officer or director of the Company or any of its Subsidiaries of any material increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date hereof identified in the Company Disclosure Schedule, (ii) any granting by the Company or any of its Subsidiaries to any such officer or director of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date hereof identified in the Company Disclosure Schedule or (iii) any entry by the Company or any of its Subsidiaries into (or any amendment to any material terms of) any employment, severance or termination agreement with any officer or director; (e) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on the Company; (f) any change in accounting methods, principles or practices by the Company materially affecting the consolidated assets, liabilities, results of operations or business of the Company, except insofar as may have been required by a change in generally accepted accounting principles; (g) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company; (h) any sale or license of any material Intellectual Property by the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with prior practice; or (i) any material charitable contributions or commitments therefor.

     Section 2.6 Report and Financial Statements.

         (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, since January 1, 1996, the Company has timely filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC thereunder (collectively, the "Company SEC Documents"), all of which have complied as of their respective filing dates (or, if amended or superceded by a filing, then on the date of such filing) in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) The financial statements of the Company and its Subsidiaries included in the Company SEC Documents (including the notes thereto) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, and comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the date of such filing, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, in accordance with generally accepted accounting principles the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnote disclosure and normal year-end adjustments).

         (c) Except as disclosed in Section 2.6(c) of the Company Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of its Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent, determinable or otherwise, and whether or not required to be reflected or reserved against in a consolidated balance sheet of the Company prepared in accordance with United States generally accepted accounting principles) except liabilities incurred in the ordinary and usual course of business and consistent with past practice, liabilities expressly incurred in connection with the Merger and liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 2.7 Proxy Statement. At the time the Proxy Statement is mailed, the Proxy Statement (as defined below) will comply as to form in all material respects with the Exchange Act and the regulations thereunder. The Proxy Statement shall not, at the time it is mailed, at the time of the Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, no representation is made by the Company with respect to the information furnished by Newco for inclusion therein. The letter to shareholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to shareholders of the Company in connection with the Merger, and the Schedule 14A and any other schedule required to be filed with the SEC in connection therewith, together with any amendments or supplements thereto, are collectively referred to herein as the "Proxy Statement."

     Section 2.8 Consents and Approvals; No Violation. Subject to (i) obtaining the Company Shareholder Approval, (ii) compliance with the requirements of the Exchange Act, and (iii) the filing of the Certificate of Merger, and except as disclosed on Section 2.8 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement do not, and the consummation of the Transactions (including the changes in ownership of the shares of Company Common Stock or the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii)conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to the Company or its Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") on any of the property or assets of the Company or any of its Subsidiaries pursuant to anyloan or credit agreement, note, bond, mortgage, indenture, License Agreement (as defined in Section 2.22), or other agreement, instrument, Contract or Permit applicable to the Company, its Subsidiaries or any of their respective properties or assets, except for such violations, breaches or defaults that individually or in the aggregate would not have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing with the SEC of the Proxy Statement relating to the approval by the Company's shareholders of this Agreement, (ii) the filing of the Certificate of Merger pursuant to the NJBCA,
(iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings identified in Section 2.8 of the Company Disclosure Schedule, and (iv) consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect on the Company.

     Section 2.9 Brokerage Fees and Commissions. Neither the Company nor any of its officers, directors or shareholders has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the Transactions, except for the Special Committee Financial Advisor, or obligated the Company to pay any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the Transactions, except for fees payable to the Special Committee Financial Advisor. Correct and complete copies of the engagement letters between the Special Committee Financial Advisor and the Company with respect to the Transactions, which accurately describe the fees payable to the Special Committee Financial Advisor, have been provided by the Company to Newco.

     Section 2.10 Litigation. Except as disclosed in the Filed Company SEC Documents or as set forth in Section 2.10 of the Company Disclosure Schedule, there is no claim, suit, action or proceeding (including arbitration proceedings) pending or, to the knowledge of the Company, threatened against the Company that has had or would reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company.

     Section 2.11 Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents, as required by applicable law, as contemplated by this Agreement, or as set forth in Section 2.11 of the Company Disclosure Schedule, since June 30, 2000, there has not been any adoption or material amendment by the Company or any Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any Subsidiary. Except as disclosed in the Filed Company SEC Documents, as required by applicable law or as set forth on Section
2.11 of the Company Disclosure Schedule, there exist no severance, bonus, incentive award, termination or indemnification agreements, arrangements or understandings between the Company or any Subsidiary and any of its current or former officers or directors or employees.

     Section 2.12 ERISA Compliance.

         (a) Section 2.12(a) of the Company Disclosure Schedule sets forth a complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, employment contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic, currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each an "ERISA Affiliate") for the benefit of any current or former employees, officers or directors of the Company or any Subsidiary or with respect to which the Company or its Subsidiary has any liability (collectively, the "Benefit Plans"). As applicable with respect to each Benefit Plan, the Company has delivered or made available to Newco, true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto,
     (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS"), (v) the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (vi) the most recent financial statements and trustee reports, (vii) all records, notices and filings concerning IRS or Department of Labor audits or investigations, prohibited transactions within the meaning of Section 406 of ERISA or
     Section 4975 of the Code and "reportable events" within the meaning of
     Section 4043 of ERISA, (viii) all personnel, payroll, and employment manuals and policies; (ix) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (x) all registration statements filed with respect to any Company Plan; (xi) all insurance policies purchased by or to provide benefits under any Company Plan; (xii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Benefit Plan; (xiii) the most recent reports submitted by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Benefit Plan; (xiv) all notices that were given by the Company or any ERISA Affiliate or any Benefit Plan to the IRS, the Pension Benefit Guaranty Corporation ("PBGC"), or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement; and (xv) with respect to Benefit Plans subject to Title IV of ERISA, the Form PBGC-1 filed for the most recent plan year.

         (b) No event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate is or would reasonably be expected to be subject to any material liability under the terms of any Benefit Plan, under ERISA, or, with respect to any Benefit Plan, under the Code or any other applicable law, rule or regulation, domestic or foreign. Neither the Company nor any ERISA Affiliate has incurred or would reasonably be expected to incur any material liability in respect of any employee benefit plan maintained by an ERISA Affiliate but not included within the term "Benefit Plan" or by any person other than the Company or any ERISA Affiliate. No statement, either written or oral, has been made by the Company or an ERISA Affiliate to any person with regard to any Benefit Plan that was not in accordance with the terms of the Benefit Plan and that would have a Material Adverse Effect on the Company or an ERISA Affiliate. All filings required by ERISA and the Code as to each Benefit Plan have been timely, completely and accurately filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely, completely and accurately provided. All contributions and payments made or accrued with respect to all Benefit Plans are deductible under
     Section 162 or 404 of the Code. No amount, or any asset of any Benefit Plan is subject to tax as unrelated business taxable income. The Company has no material liability to the IRS with respect to any Benefit Plan, including any liability imposed by Chapter 43 of the Code.

         (c) Neither the Company nor any ERISA Affiliate has, at any time, (i) maintained or contributed to any employee pension benefit plan subject to Title IV of ERISA or Code Section 412 or (ii) been required to contribute to, or incurred any withdrawal liability within the meaning of ERISA
     Section 4201 to, any multiemployer plan as defined in ERISA Section 3(37).

         (d) The Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") are prototype plans, which prototype plans have received favorable determination letters from the IRS, and the Company has no knowledge of any circumstances likely to result in the revocation of any such favorable determination letter. The Company has no material liability to the PBGC with respect to any Benefit Plan or has any liability under Section 502 or 4071 of ERISA.

         (e) Except as set forth on Section 2.12(e) of the Company Disclosure Schedule or as contemplated by this Agreement, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not
     (i) require the Company or any ERISA Affiliate to pay greater compensation or make a larger contribution to, or pay greater benefits or accelerate payment or vesting of a benefit under, any Benefit Plan or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan.

         (f) Except for requirements under applicable law, as set forth in
     Section 2.12(f) of the Company Disclosure Schedule or as contemplated by this Agreement, neither the Company nor any ERISA Affiliate is a party to or is bound by any severance agreement, program or policy.

         (g) Except as set forth in Section 2.12(g) of the Company Disclosure Schedule, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of employment or retirement other than (i) coverage mandated by law or (ii) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither the Company nor any ERISA Affiliate is contractually obligated to provide any person with life, medical, dental or disability benefits for any period of time beyond retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and
     Section 4980B of the Code.

         (h) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in
     Section 419(e) of the Code, (ii) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(l) of the Code, complies in all respects with the applicable requirements of Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees), as in effect on the date hereof, may be amended or terminated as to future benefit accruals without material liability to the Company or any ERISA Affiliate on or at any time after the Effective Time.

         (i) Except as disclosed in the Company Disclosure Schedule or for the transactions contemplated by this Agreement, there is no contract, agreement, Benefit Plan or other arrangement covering any employee or former employee of the Company or any of its Subsidiaries that would give rise to the payment of any amount that would not be deductible under
     Section 280G of the Code.

         (j) To the knowledge of the Company, no event has occurred or circumstance exists that would result in a material increase in premium costs of any Benefit Plan that is insured, or a material increase in benefit costs of such Plan that is self-insured.

         (k) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Benefit Plan is pending or, to the Knowledge of the Company or any Shareholder, is threatened which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect on the Company.

         (l) Each current or former employee of the Company who has taken a leave of absence under the Family and Medical Leave Act of 1994, as amended, was, upon his or her return to employment with the Company, placed in the same position with respect to all eligibility requirements and benefits of any Benefit Plan as had been applicable to such employee immediately before the leave commenced, except where the failure to so comply would not have a Material Adverse Effect.

     Section 2.13 Taxes.

         (a) The Company and its Subsidiaries have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by or with respect to them, other than those the failure of which to file would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. All such filed Tax Returns are complete and accurate in all material respects. All Taxes that are shown therein as due have been paid in full.

         (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, no Tax Return of the Company or any of its Subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries.

         (c) Except as set forth in Section 2.13(c) of the Company Disclosure Schedule, there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

         (d) Except as set forth in Section 2.13(d) of the Company Disclosure Schedule, there is no issue raised or claim against the Company or any of its Subsidiaries for any Taxes, and no assessments, deficiency or adjustment has been asserted or proposed with respect to any Tax Return and no issues relating to Taxes were raised in writing by a taxing authority in a completed audit or examination that, in each case, would reasonably be expected to result in an assessment, deficiency, or adjustment for a later taxable period that, if adversely determined would individually or in the aggregate have a Material Adverse Effect on the Company.

         (e) Except as set forth in Section 2.13(e) of the Company Disclosure Schedule, since January 1, 1996, the Company and each of its Subsidiaries have been a member of an affiliated group filing a consolidated federal income Tax Return.

         (f) There are no material Liens for Taxes on the assets of the Company or any of its Subsidiaries other than Liens for current taxes not yet due or payable.

         (g) Except as set forth in Section 2.13(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is bound by any tax sharing, tax indemnity or similar agreement with respect to Taxes.

         (h) No record owner of shares of Company Common Stock is, to the Company's knowledge, a non-resident alien individual or foreign corporation (within the meaning of Section

     897(a)(i) of the Code) that has held more than 5% of the Company Common Stock at any time during the five-year period ending on the date hereof.

         (i) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     As used herein, "Tax Returns" shall mean all returns, declarations, claims for refund, information returns and reports of or with respect to any Tax which are required to be filed with a Tax authority by or with respect to the Company or any of its Subsidiaries, and "Taxes" shall mean (i) income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any federal, state, local or foreign statute, law, rule or regulation, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof; (ii) liability of the Company and its Subsidiaries or any fiduciary for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined consolidated or unitary group for any taxable period; and
(iii) liability of the Company and its Subsidiaries for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     Section 2.14 Compliance with Applicable Laws.

         (a) The Company and each of its Subsidiaries has in effect all licenses, franchises, permits and other governmental authorizations (including Environmental Permits, as defined in Section 2.15) ("Permits") necessary to conduct its respective business, other than Permits the failure of which to hold would not individually or in the aggregate have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of any such Permits except for such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company.

         (b) Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, the business operations of the Company and its Subsidiaries have been conducted in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, orders, judgments and decrees, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 2.15 Environmental.

         (a) For purposes of this Agreement, the term "Environmental Permit" means any permit, license, approval or other authorization issued under any Environmental Law (as defined below).

         (b) Each of the Company, its Subsidiaries and their respective properties, assets, businesses, and operations has all required Environmental Permits that are material to the business of the Company, and each of the Company, its Subsidiaries and their respective properties, assets, businesses and operations is, and has been, in compliance with all applicable Environmental Laws (as defined below) and Environmental Permits, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (i) Releases (as defined below) of Hazardous Material (as defined below) into the environment or any structure, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, recycling, disposal, use, handling, manufacturing, transportation, distribution in commerce, or shipment (collectively, "Management") of Hazardous Material; including the following statutes, their implementing regulations and any state corollaries: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.
     Section 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C. Section 7401 et seq.

         (c) No Environmental Claims or Environmental Liabilities (as such terms are defined below) are being asserted against the Company or any of its Subsidiaries nor is the Company aware of any acts, omissions, facts, or circumstances which would so subject it, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company or any of its Subsidiaries is responsible, including any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any of its Subsidiaries which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with its assets, properties, businesses or operations. The Company has provided to Newco and has disclosed on
     Section 2.15(c) of the Company Disclosure Schedule all environmental assessment reports prepared by, on behalf of or, to the extent in the Company's possession or contract, relating to the Company or any of its Subsidiaries since January 1, 1996 (or earlier for any such matter which is unresolved) regarding the environmental condition of the Company's or its Subsidiaries' properties or the environmental compliance of the Company or any Subsidiary. The term "Environmental Claim" means any third party (including governmental agencies, regulatory agencies, employees or other private parties) action, lawsuit, claim, investigation proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water, land or structure; (iii) Hazardous Materials Management; (iv) exposure to Hazardous Material; (v) the safety or health of employees, consumers, customers or vendors; or (vi) any violation of any Environmental Law or Environmental Permit. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, investigatory remediation or monitoring costs, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs.

     Section 2.16 State Takeover Statutes. The Special Committee and the Board of Directors of the Company, subject to their fiduciary obligations under applicable law, have approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Voting Agreement and the other Transactions the provisions of Section 14A:10A-4 and 14A:10A-5 of the NJBCA to the extent, if any, such provisions are applicable to the Merger, this Agreement, the Voting Agreement and the other Transactions. No other "fair price", "moratorium", "control share acquisition", "business combination", or other state takeover statute or similar statute or regulation applies or purports to apply to the Company, Newco, affiliates of Newco, the Merger, the Voting Agreement, this Agreement, or any of the other Transactions.

     Section 2.17 Contracts. Section 2.17 to the Company Disclosure Schedule lists, under the relevant heading, all contracts, agreements, arrangements, guarantees, licenses, leases and executory commitments, other than Benefit Plans, agreements disclosed on Section 2.11 to the Company Disclosure Schedule, Leases disclosed on Schedule 2.19(b) of the Company Disclosure Schedule, Franchise Agreements described in Section 2.25(c) of the Company Disclosure Schedule and any Contracts heretofore filed as an exhibit to any Filed Company SEC Document, that exist as of the date hereof to which the Company or any of its Subsidiaries is a party or by which it is bound and which fall within any of the following categories (each a "Contract"): (a) Contracts not entered into in the ordinary course of the Company's or any of its Subsidiaries' respective businesses; (b) joint venture, partnership or franchising agreements, (c) Contracts containing covenants purporting to limit the freedom of the Company or any of its Subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the consummation of any of the Transactions would have the effect of limiting the freedom of the Surviving Corporation or any of its affiliates to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts relating to any outstanding commitment for capital expenditures in excess of $10,000, (f) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money, letters of credit or other agreements or instruments of the Company or any of its Subsidiaries evidencing indebtedness for borrowed money or providing for the creation of any charge, security interest, encumbrance or Lien upon any of the assets of the Company or any of its Subsidiaries, (g) License Agreements, (h) Contracts with respect to which a change in the ownership (whether directly or indirectly) of the shares of Company Common Stock or the composition of the Board of Directors of the Company or any of its Subsidiaries or any of the other Transactions may result in a violation of or default under, or give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of benefits under, such Contract or (i) any other agreement of a type required to be filed under Item 601(b)(10) of Regulation S-K promulgated by the SEC. All Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound are valid and binding obligations of the Company or its Subsidiary (as applicable) and, to the knowledge of the Company, the valid and binding obligation of each other party thereto. Neither the Company or its Subsidiary (as applicable) nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by the Company or its Subsidiary (as applicable) (or to its knowledge a default by any other party thereto) under or permit the termination of, any such Contract, except for such instances of default thereunder or terminations thereof that would not individually or in the aggregate result in a Material Adverse Effect on the Company. The Company has, prior to the date hereof, delivered or made available true, complete and correct copies of the Contracts to Newco.

     Section 2.18 Labor Matters. Except to the extent set forth in Section 2.18(a) of the Company Disclosure Schedule, (i) no employee of the Company or any of its Subsidiaries is represented by any union or other labor organization;
(ii) there is no labor strike, dispute, or work stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; and (iii) neither the Company nor any of its Subsidiaries has ever experienced any work stoppage.

         (b) Except to the extent set forth in Section 2.18(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has not incurred any liability under, and has complied in all material respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN") and does not reasonably expect to incur any such liability as a result ofactions taken or not taken prior to the Effective Time. The Company and each of its Subsidiaries has not given, and has not been required to give, any notice under WARN within 90 days prior to the date hereof.

     Section 2.19 Property.

         (a) Section 2.19(a) of the Disclosure Schedule sets forth a list of all real property owned in fee by the Company or any of its Subsidiaries. The Company or its Subsidiary (as applicable) has good and valid title to all such real property, free and clear of all Liens known to the Company except
     (i) Liens for taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith and in respect of which adequate reserves have been established, (ii) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's landlord's or other similar Liens securing obligations that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (iii) imperfections of title and Liens that do not and would not reasonably be expected to detract materially from the value or materially interfere with the present use of the properties subject thereto or affected thereby, and (iv) in the case of any real property subject to a title commitment described in Section 2.19(a) of the Company Disclosure Schedule, imperfections of title and Liens that are shown on such title commitment or such schedule (collectively, "Permitted Liens").

         (b) The Company has provided or made available to Newco all leases for all real property leased by the Company or any of its Subsidiaries, as lessor or lessee, as of the date hereof (the "Leases"). All such Leases are valid and binding in accordance with their respective terms and the Company or its Subsidiary (as applicable) is not in default in any respect under any Lease, except for such instances of default thereunder that would not individually or in the aggregate result in a Material Adverse Effect on the Company. Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation of the Transactions, including the Merger, does not and will not result in a breach or violation of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, material modification (including as to the amount, timing or nature of lease payments), cancellation or acceleration or require the consent or approval of any party (other than the Company or its Subsidiary (as applicable)) under any Lease.

     Section 2.20 [Reserved.]

     Section 2.21 Opinion of Financial Advisors. The Company and the Special Committee have received the opinion of the Special Committee Financial Advisor, dated October 5, 2001, to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view. The Company has delivered a signed copy of such opinion to Newco (it being understood that Newco will not be a third party beneficiary of such opinion), and such opinion has not been amended, modified or revoked in a manner adverse to Newco. The Company has been authorized by the Special Committee Financial Advisor to permit the inclusion of such fairness opinion (and, subject to prior review and consent by such Special Committee Financial Advisor, a reference thereto) in the Proxy Statement.

     Section 2.22 Intellectual Property. Section 2.22(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright registrations, and material unregistered copyrights, as well as (iv) in the case of registrations and applications, the registration or application number and date. Section

2.22(a) of the Company Disclosure Schedule contains a list of all software programs material to the operation of the Company's business (other than readily available commercial software programs) which are owned or licensed by Company or its Subsidiaries, and identifies which software is owned or licensed, as the case may be.

         (b) Section 2.22(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all License Agreements (other than Franchise Agreements or other agreements pursuant to which the Company or its Subsidiaries have granted nonexclusive licenses of Intellectual Property to franchisees or subfranchisees in the ordinary course of business). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Neither Company nor any of its Subsidiaries has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by Company or any of its Subsidiaries to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

         (c) Except as set forth in Section 2.22(c) of the Company Disclosure Schedule, the Company and each of its Subsidiaries owns and/or is licensed to use (in each case, free and clear of any Liens, claims, or similar encumbrances), and has the right to bring actions for the infringement, dilution, misappropriation or other violation of, all patents and patent applications, trademarks, service marks, trade names, and registrations and applications for registration of industrial designs, copyrights, mask works, trademarks, service marks, trade names, trade dress, and all domain names, technology, inventions, know-how, trade secrets, processes and all agreements and other rights with respect to intellectual property and computer programs (collectively, "Intellectual Property") material to the conduct of its respective business as currently conducted;


         (d) Except as set forth in Section 2.22(d) of the Company Disclosure Schedule, all of the patents, trademark and service mark registrations (including the U.S. trademark registration for "Blimpie"), copyright registrations and domain name registrations, and all applications for such registrations, owned by the Company or any of its Subsidiaries (A) are valid and in full force, (B) are held of record in the name of the Company or its Subsidiary (as applicable), (C) are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity and (D) all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations. To the Company's knowledge, all of the patents, trademark and service mark registrations (including the U.S. trademark registration for "Blimpie"), copyright registrations and domain name registrations, and all applications for such registrations, exclusively licensed (including where exclusively licensed within a discrete territory) to the Company or any of its Subsidiaries (A) are valid and in full force, (B) are licensed exclusively to the Company or its Subsidiary (as applicable) in the discrete territory indicated, if applicable, (C) are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity and
     (D) all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations;

         (e) The use of such Intellectual Property by the Company or any of its Subsidiaries does not infringe on the rights of any party;

         (f) To the knowledge of Company, no person is infringing on any right of the Company or any of its Subsidiaries with respect to such Intellectual Property;

         (g) Neither the Company nor any of its Subsidiaries is, and the consummation of the Transactions will not cause them to be, in breach or violation of any agreement relating to the use of any of its Intellectual Property, and neither the Company nor any of its Subsidiaries has received any notification, written or oral, from any third party that there is any such violation, breach, or inability to perform under any such agreement and is not aware of any basis therefor;

The Company takes reasonable measures to protect the confidentiality of its trade secrets. No trade secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the Company's knowledge, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

     Section 2.23 Insurance. The Company and its Subsidiaries maintain policies of franchise errors and omissions, directors and officers liability, fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are prudent and customary in the industry in which the Company operates. As of the date hereof, except as set forth in Section 2.23 of the Company's Disclosure Schedule, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

     Section 2.24 Affiliate Transactions. Except as disclosed in the Filed Company SEC Documents or in Section 2.24 of the Company Disclosure Schedule, there are no transactions, agreements, arrangements or understandings (or series thereof), written or oral, between the Company or any of its Subsidiaries and any of their respective directors or officers (including, in the case of natural persons, any of such persons' relatives or affiliates) that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     Section 2.25 Franchise Operations.

     (a) The Company has provided Newco with a copy of the Company's and its Subsidiaries' currently effective uniform franchise offering circulars used by the Company and its Subsidiaries to offer and sell franchises and subfranchises in the United States and throughout the world for each of its and their brands, namely, Blimpie, Smoothie Island Juice Bar, Maui Taco and Pasta Central (collectively, the "Brands") ("Uniform Franchise Offering Circulars" or "UFOCs").

     (b) Except as set forth on Section 2.25(b) of the Company Disclosure Schedule, the Company does not have any Subsidiary or Affiliate offering or selling franchises or subfranchises relating to the Brands, domestically or internationally.

     (c) Section 2.25(c) of the Company Disclosure Schedule is a true and complete list of all subfranchise, franchise or license agreements to which the Company or a Subsidiary is a party, including at a minimum the name, address and telephone number of each and every subfranchisee, franchisee, licensee, master licensee, or master franchisee (a "Franchisee") (collectively, the "Franchise Agreements"). Each Franchise Agreement is substantially similar to the form of subfranchise, franchise or license agreement incorporated into the UFOC that was issued to the Franchisee contemporaneously with the sale of a franchise or subfranchise by the Company or a Subsidiary to the Franchisee. The Company and its Subsidiaries had, at all relevant times and in all material respects, the corporate power and authority and legal right to enter into and carry out the terms of each Franchise Agreement. All of the Franchise Agreements are valid, binding and enforceable against the Franchisee thereunder, subject to any such Franchisee's bankruptcy, insolvency, receivership or similar proceeding under state or federal law and is enforceable against such Franchisee in accordance with its terms.

     (d) Section 2.25(d) of the Company Disclosure Schedule identifies each current Franchisee that (i) has received any outstanding notices of financial default under a Franchise Agreement, which default has not been cured as of the Effective Time; (ii) is, to the Company's knowledge, in material default under a Franchise Agreement for any other reason; or (iii) has on three or more occasions within any twelve month period received written notices of events of default under a Franchise Agreement.

     (e) Except as set forth on Section 2.25(e) of the Company Disclosure Schedule, and except as may be granted by operation of law, no Franchisee has a protected territory, exclusive territory, right of first refusal, option or other arrangement with the Company or its Subsidiaries for the acquisition of additional franchises or expansion of the Franchisee's territory. Except as described in Section 2.25(d) of the Company Disclosure Schedule, no Franchisee's protected territory is shared in whole or in part with any other Franchisee.

     (f) Section 2.25(f) of the Company Disclosure Schedule is a true and complete list of all written or oral agreements (and with respect to oral agreements a description thereof) with independent sales representatives, contractors or agents (exclusive of representatives of subfranchisors) with respect to the sale or development of franchises by the Company or its Subsidiaries, brokers or consultants and all territorial development, and master franchise agreements or any other agreements or arrangements under which the Company or its Subsidiaries has authorized any person to sell or promote franchises or licenses on behalf of the Company or its Subsidiaries or agreed to rebate or share amounts receivable under any Franchise Agreement and indicating which of such agreements are in default and may be terminated by the Company or a Subsidiary by notice to the other party. The Company has delivered to Newco true, correct and complete copies of all written agreements described in Section 2.25(f) of the Company Disclosure Schedule. The Company has delivered to Newco true, correct and complete copies of all written correspondence and memoranda evidencing such oral agreements described in Section 2.25(f) of the Company Disclosure Schedule. The payments payable to all parties to each such oral agreement are set forth on such Schedules.

     (g) To the knowledge of the Company and its Subsidiaries, no outlet operating under any Brand is in a condition or is being operated in a manner that is so materially inconsistent with the requirements of the Franchise Agreement or franchise systems associated with such Brand that such condition or operation will result in early termination of the Franchise Agreement relating to that outlet.

     (h) The Company and its Subsidiaries have prepared and maintained each of its and their UFOCs in an accurate and correct manner, have filed UFOCs in all states requiring registration and approval prior to any offers or sales of subfranchises and franchises in such states and have filed all material changes, amendments, renewals thereto on a timely and accurate basis. There were no material misrepresentations or material omissions of information in any UFOC at the time the Company or its Subsidiaries was using such UFOC.

     (i) (1) Except as disclosed in Section 2.25(i) of the Company Disclosure Schedule, each Franchise Agreement complies, and the offer and sale thereof complied at the time such offer and sale was made, in all material respects with all foreign and domestic (federal and state) laws, rules, ordinances and regulations thereunder and all orders, consents or decrees from any foreign or domestic administrative or regulatory agency;

         (2) Except as listed or described in Section 2.25(i) of the Company Disclosure Schedule, no Franchise Agreement has been subordinated and no provision regarding the calculation and payment of royalty fees in any Franchise Agreement has been waived, altered or modified in any respect adverse to the Company or its Subsidiaries thereunder; no right of rescission, set-off, counterclaim or defense has been asserted or to the knowledge of the Company, is threatened or exists, with respect to any Franchise Agreement; no notices of default have been issued by the Company with respect to any Franchise Agreement for defaults which have not been cured, and the Company has not waived any default by a Franchisee which would adversely affect any Franchise Agreement.

         (3) Except as set forth in Section 2.25(i) of the Company Disclosure Schedule, neither the Company nor any Subsidiary operates a franchise or subfranchise associated with the Brands;

         (4) Except as set forth in Section 2.25(i) of the Company Disclosure Schedule, the Company's and its Subsidiaries' franchise operation manuals for all Brands have been in the past, and currently are, consistent in all material respects with the respective UFOCs the Company and its Subsidiaries previously used, and currently use, to offer and sell subfranchises and franchises.

     (j) (1) Except as set forth on Section 2.25(j) of the Company Disclosure Schedule, no orders, consents or decrees have been issued by any foreign or domestic (federal or state) administrative or regulatory agency to the Company or a Subsidiary nor have letters of inquiry, investigation or the like been issued to the Company or a Subsidiary by such foreign or domestic administrative or regulatory agencies relating, directly or indirectly, to the Company's or a Subsidiary's offer and sale of franchises or business opportunities. The Company has permitted Newco the right to inspect all material correspondence between the Company and its Subsidiaries and such foreign or domestic administrative and regulatory agencies relating to the offering and sale of franchises or business opportunities;

         (2) Except as set forth in Section 2.25(j) of the Company Disclosure Schedule, to the Company's knowledge, the Company and its Subsidiaries have not violated any foreign or domestic (federal or state) law, rule, ordinance or regulation thereunder in connection with the offer and sale of franchises or business opportunities;

         (3) At all times while the Company and its Subsidiaries and affiliates have offered and sold franchises and business opportunities, each of the Company and its Subsidiaries and affiliates has been duly authorized pursuant to, or has otherwise qualified for exemption from registration under, the various laws and regulations governing the offering and sale of franchises and business opportunities in each of the jurisdictions (domestic and international) in which they respectively offered to sell or sold franchises or business opportunities. The Company has heretofore made available to Newco correct and complete copies of all registrations, advertising or promotional materials, UFOCs, disclosure documents or agreements filed with any foreign or domestic administrative or regulatory agency or otherwise used by the Company or any Subsidiaries in connection with the offer, sale and operation of franchises or business opportunities in any jurisdiction (domestic or international). Neither the Company nor any of its Subsidiaries or affiliates has, in any of the aforementioned documents (including, without limitation, UFOCs or disclosure documents), made any untrue statement of a material fact, or omitted to state any fact necessary to made the statements made by the Company or its Subsidiaries, taken as a whole, not misleading, in connection with the offer or sale of any franchise or business opportunity;

         (4) Neither the Company nor any Subsidiary has during the time period described in (iii) above authorized its officers, directors or representatives to furnish any materials or information which is in any way inconsistent with the "earnings claim" information set forth in Item 19 of any UFOC and to the Company's knowledge, no such earnings claims were ever made to prospective Franchisees by the Company, any Subsidiary or an officer, director or representative of either.

     (k) Except as set forth in Section 2.25(k) of the Company Disclosure Schedule, no Franchisee has alleged to the Company or a Subsidiary that the Company or a Subsidiary has acted improperly regarding (y) disparate treatment among the Franchisees in violation of any foreign or domestic law, rule, regulation or ordinance or (z) providing prospective Franchisees with inaccurate or incorrect earnings claims or earnings claims that violated any foreign or domestic law.

     (l) Except as set forth in Section 2.25(l) of the Company Disclosure Schedule, neither the Company nor any Subsidiary or affiliate has entered into any contracts, agreements, or arrangements, orally or in writing, whereby the Company or any Subsidiary or affiliate receives rebates, commissions, discounts or other payments or remuneration of any kind from suppliers selling products or services to Franchisees.

     (m) Neither the Company nor any Subsidiary is in material violation or default of any Franchise Agreement, nor has there occurred any event or condition which with the passage of time or giving of notice (or both) would constitute a material default by the Company or any Subsidiary of any Franchise Agreement under, or permit termination of, any such Franchise Agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein would result in a violation of or a default under, or give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of benefits under, any Franchise Agreement.

     (n) The Company and its Subsidiaries have complied with all applicable foreign and domestic franchise termination, fair practices and relationship laws with respect to the proper notice of default, time to cure, and the actual termination of any of its franchises or business opportunities as prescribed by such laws.

     (o) The Company and its Subsidiaries have not made to any Franchisee, or any of its Franchisees' employees or agents, or to any other person, any commitment to provide any special discount, allowance or accommodation other than as set forth in the UFOCs. There are no material agreements or special arrangements with any Franchisee other than as set forth in the UFOCs.

     (p) Each of Blimpie Brand Building Fund, Inc., Maui Tacos Brand Building Fund, Inc., Pasta Central Brand Building Fund, Inc. and Smoothie Island Brand Building Fund, Inc. are entities that are authorized to receive voluntary marketing allowances and payments from purveyors, distributors and manufacturers servicing the Brands (the "Building Funds"). The Company and its Subsidiaries have at all times complied fully with all agreements governing the Building Funds including, without limitation, agreements contained in the Franchise Agreements and UFOCs. The Building Funds and all monies paid thereto have been allocated and used consistent with the Franchise Agreements and UFOCs and no monies have been commingled with the monies or accounts of the Company or its Subsidiaries.

     Section 2.26 Health Claims. Except as set forth on Section 2.26 of the Company Disclosure Schedule, no Health Claims (as defined below) are being asserted against the Company or any of its Subsidiaries nor is the Company aware of any acts, omissions, facts, or circumstances which would so subject it, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company or any of its Subsidiaries is responsible, including any such Health Claims arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any of its Subsidiaries, other than, in each case, Health Claims that if adversely determined against the Company, would not individually or in the aggregate have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice of any Health Claim in connection with its assets, properties, businesses or operations. The term "Health Claim" means any third party (including governmental agencies, regulatory agencies, employees or other private parties) action, lawsuit, claim, investigation proceeding which seeks to impose liability for (i) violation of the Federal Food Drug and Cosmetic Act ("FDC Act"), and all acts and/or rules and regulations amending or supplementing same, the Federal Wholesome Poultry Act, the Federal Wholesome Meat Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Hazardous Substance Labeling Act, any state food and drug law or other applicable federal, state or municipals laws, ordinances, rules or regulations; or (ii) sale of any food products containing any salmonella or listeria organisms, toxins, foreign material or other poisonous or injurious matter or any chemicals on any list promulgated by any state or federal government of known chemicals causing cancer or reproductive toxicity.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF NEWCO

     Newco represents and warrants to the Company as follows:

     Section 3.1 Organization and Qualification. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to carry on its business as it is now being conducted. Newco is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each state where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to prevent or materially delay the consummation of the Merger or the other Transactions.

     Section 3.2 Authority Relative to this Agreement. Newco has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by Newco prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by Newco of this Agreement and each instrument required hereby to be exercised and delivered by Newco prior to or at the Effective Time and the performance of its obligations hereunder and thereunder, and the consummation by Newco of the Transactions have been duly and validly authorized by the Board of Directors and sole stockholder of Newco, and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or to consummate the Transactions, other than filing of appropriate merger documents as required by the NJBCA. This Agreement has been duly and validly executed and delivered by Newco, and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Newco, enforceable against Newco in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 3.3 Consents and Approvals; No Violation. Subject to the taking of the actions described in the immediately succeeding sentence, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of Newco under (a) the certificate of incorporation or bylaws of Newco, (b) any loan or credit agreement, note, bond, indenture, lease or other agreement, instrument or Permit applicable to Newco or its properties or assets, (c) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to Newco or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by Newco in connection with the execution and delivery of this Agreement or the consummation by Newco of any of the Transactions, except
(i) pursuant to the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the NJBCA, (iii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not reasonably be expected to prevent or materially delay consummation of the Merger or would not otherwise prevent Newco from performing its obligations under this Agreement.

     Section 3.4 Financing Commitments; Solvency. Newco has sufficient cash and commitments for financing (and has provided the Special Committee with written evidence thereof and all amendments or additions thereto) in an aggregate amount sufficient to pay all of the Merger Consideration, Cash Payment and Company Expense Reimbursement as required by this Agreement and to pay all other related fees and expenses, and payments required under this Agreement. Newco has delivered to the Special Committee true and correct copies of the commitment letters of the lenders that will provide the debt financing which, together with available equity, is expected to be sufficient to satisfy all of Newco's obligations under this Agreement (the "Financing Commitments"). As of the date of this Agreement, the Commitment Letters are in full force and effect and Newco has paid all commitment fees required thereunder. Immediately after giving effect to the transactions contemplated hereby, Newco will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay as they come due.

     Section 3.5 Ownership of Company Stock. As of the date of this Agreement, neither Newco nor any "affiliate" or "associate" of Newco is an "interested stockholder" of the Company, as such quoted terms are defined in Section 14A:10A-3 of the NJBCA.

     Section 3.6 Information. None of the information supplied or to be supplied by Newco for inclusion or incorporation by reference in the Proxy Statement will, at the respective times filed with the SEC and, in addition, at the date it or any amendment or supplement is mailed to shareholders, at the time of the Shareholder Meeting and the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 3.7 Brokerage Fees and Commissions. Neither Newco nor any of its officers, directors or shareholders has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the Transactions, except for The Robinson-Humphrey Company, LLC ("Robinson-Humphrey"), or obligated Newco to pay any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the Transactions, except for fees payable to Robinson-Humphrey. A correct and complete copy of the engagement letter between Robinson-Humphrey and Newco with respect to the Transactions, which accurately describes the fees payable to Robinson-Humphrey, has been provided by Newco to the Company.

     Section 3.8 Litigation. There is no claim, suit, action or proceeding (including arbitration proceedings) pending or, to the knowledge of Newco, threatened against Newco that has had or would reasonably be expected to have a Material Adverse Effect on Newco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Newco or any of its Affiliates that has had or would reasonably be expected to have a Material Adverse Effect on Newco.

                                    ARTICLE 4
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 4.1 Conduct of Business of the Company Pending the Merger. The Company hereby covenants and agrees that, from the date hereof until the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Newco, the Company will, and will cause each of its Subsidiaries to:

         (a) operate their respective businesses in the usual and ordinary course consistent with past practices;

         (b) employ their reasonable best efforts to preserve intact (i) their business organization, maintain their rights and franchises, retain the services of their respective key employees and maintain their relationships with their respective customers and suppliers and others having business dealings with them, and (ii) the goodwill of those having relationships with it;

         (c) use their reasonable best efforts to maintain and keep their properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with their customary business practice; and

         (d) use their reasonable best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     Section 4.2 Prohibited Actions by the Company. Without limiting the generality of Section 4.1, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by Newco, from the date hereof until the Effective Time, neither it nor any of its Subsidiaries shall:

         (a) (i) increase the compensation (or benefits) payable to or to become payable to any director or employee, except for increases in salary or wages of employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any employee, except any such grants made in the ordinary course of business consistent with past practice, or pursuant to agreements, plans or policies existing on the date hereof or as otherwise provided under this Agreement; (iii) establish, adopt, enter into or amend any collective bargaining agreement or Benefit Plan of the Company or any ERISA Affiliate; or (iv) take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any Benefit Plan of the Company or any ERISA Affiliate; provided, however, that the Company may amend the Company Stock Option Plans or take other action to accelerate the vesting of any unvested Options that were issued and outstanding on the date hereof and disclosed in Section 2.3 of the Company Disclosure Schedule; and may otherwise amend the Company Stock Option Plans (and option agreements entered into thereunder) to effectuate the purposes of Section 1.10 hereof;

         (b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property), outstanding shares of capital stock, other than dividends at the current annual rate of $0.07 per share or dividends or distributions by a wholly-owned Subsidiary to the Company;

         (c) redeem, purchase or otherwise acquire, or offer or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company (other than any purchase, forfeiture or retirement of shares of Company Common Stock or the Options occurring pursuant to the terms (as in effect on the date hereof) of any existing Benefit Plan of the Company);

         (d) except as provided in Sections 1.4 and 1.6 hereof, effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

         (e) except as provided in Sections 1.4 and 1.6 hereof, offer, sell, issue or grant, or authorize or propose the offering, sale, issuance or grant of, any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for) any shares of capital stock of, or other equity interest in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any Voting Company Debt or other voting securities of, the Company, or any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units (or increase the number of shares reserved for issuance under the Company Option Plans), other than issuance of shares of Company Common Stock upon the exercise of the Options issued and outstanding as of the date hereof and disclosed in Section 2.3 of the Company Disclosure Statement in accordance with the terms thereof (as in effect on the date hereof);

         (f) acquire or agree to acquire, by merging or consolidating with, by purchasing stock or other equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or interest therein or otherwise acquire any assets of any other person (other than the purchase of inventories and supplies from suppliers or vendors in the ordinary course of business and consistent with past practice);

         (g) sell, lease, exchange or otherwise dispose of, or grant any Lienwith respect to, any of the properties or assets of the Company or any of its Subsidiaries that are material to the business of the Company or any of its Subsidiaries (including without limitation any Intellectual Property), except for dispositions of excess or obsolete assets and sales in the ordinary course of business and consistent with past practice (provided, however, that (i) Newco has approved the Company's sale or closing of its Maui Tacos store in New York City and (ii) the Company shall have the right to sell its Maui Tacos store in Atlanta, Georgia, subject to Newco s written consent of the terms of such sale, which will not be unreasonably withheld or delayed); or license any Intellectual Property other than in the ordinary course of business consistent with past practice.

         (h) except as contemplated by Section 1.4, propose or adopt any amendments to its Certificate of Incorporation or Bylaws or other organizational documents;

         (i) effect any change in any accounting methods, principles or practices in effect as of June 30, 2001 affecting the reported consolidated assets, liabilities or results of operations of the Company, except as may be required by a change in generally accepted accounting principles;

         (j) (i) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or grant to any person or create any Lien outside the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person except for (x) loans of up to $50,000 in the aggregate, the terms of which have been approved in writing by Newco, such approval not to be unreasonably withheld or delayed, and (y) loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company;

         (k) (i) enter into or amend any Contract of a type described in Section
     2.17 or Section 2.25(c) or enter into or amend a lease for real property, other than in the ordinary course of business consistent with past practice (including on substantially the same terms and conditions), or (ii) enter into or renew any vendor or supply agreement, absent the written consent of Newco, such consent not to be unreasonably withheld or delayed;

         (l) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice;

         (m) make any Tax election except in a manner consistent with past practice, or change any method of accounting for Tax purposes, except as required by applicable law or GAAP, or settle or compromise any material Tax liability;

         (n) make or agree to make any material capital expenditures for the period from June 30, 2001 until the Effective Time other than in the normal course of business consistent with past practices and not in excess of $50,000 in the aggregate.

         (o) form, create or organize any Subsidiary, other than in the ordinary course of business consistent with past practice; or

         (p) agree in writing or otherwise to take any of the foregoing actions or any action which would cause any condition set forth in Article VI to be unsatisfied.

                                    ARTICLE 5
                       COVENANTS AND ADDITIONAL AGREEMENTS

     Section 5.1 Solicitation Provisions.

         (a) Subject to the terms of Section 5.1(c) below, during the period (x) beginning on the date of this Agreement and (y) continuing until the thirty-day anniversary of the date of this Agreement, the Company, its Subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates (including any investment banker, attorney or accountant retained by the Company or the Special Committee) shall have the right to: (i) initiate, solicit and encourage (including by way of furnishing non-public information or assistance, but only pursuant to appropriate confidentiality and standstill agreements) inquiries or the making or submission of Acquisition Proposals (as defined below); and (ii) enter into and maintain or continue discussions or negotiations with any person or group in furtherance of such inquiries and to obtain or induce any person or group to make or submit an Acquisition Proposal.

         (b) During the period (x) beginning on the thirty-day anniversary of the date of this Agreement and (y) continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with
     Section 7.1, neither the Company, its Subsidiaries nor any of their respective officers, directors, employees, representatives, agents or affiliates (including any investment banker, attorney or accountant retained by the Company or the Special Committee) will directly or indirectly initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action with the intention of facilitating, any inquiries or the making or submission of any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or group in furtherance of such inquiries or to obtain or induce any person or group to make or submit an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or group to do or seek any of the foregoing, or authorize or permit any of its officers, directors or employees or any of its affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of the Company or the Special Committee or the Representatives from (a) furnishing information to or entering into discussions or negotiations with any person or group that makes an unsolicited written, bona fide Acquisition Proposal, if, and only to the extent that (i) the Special Committee determines in good faith by a majority vote, after consultation with the Special Committee Financial Advisor (or other nationally reputable financial advisor) and with independent legal counsel that such proposal is, or is reasonably likely to lead to, a Superior Proposal, (ii) the Special Committee determines in good faith by a majority vote after consultation with its outside legal counsel that the failure to negotiate, or otherwise engage in discussions, with such third party would be inconsistent with the Board's fiduciary duties under applicable law, and (iii) such person or group, prior to the disclosure of any non-public information, enters into a confidentiality agreement with the Company that does not contain exclusivity provisions which would prevent the Company from complying with its obligations hereunder, or (b) maintaining or continuing discussions or negotiations with any party that has expressed an interest in making or submitting an Acquisition Proposal (whether orally or in writing) within the 30-day period referenced in Section 5.1(a) above. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this
     Section 5.1 by any officer, director, employee or affiliate of the Company or its Subsidiaries or any investment banker, attorney, accountant or other advisor, agent or representative of the Company or its Subsidiaries or the Special Committee, whether or not such person is purporting to act on behalf of the Company or its directors or otherwise, shall be deemed to be a breach of this Section 5.1 by the Company.

         (c) Except as expressly permitted by this Section 5.1(c), neither the Board of Directors of the Company nor the Special Committee (or any other committee thereof) shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal; provided, however, that the Company may terminate this Agreement pursuant to the provisions of Section 7.1(h) if (i) the Company has received a Superior Proposal, (ii) in light of such Superior Proposal, the Special Committee has determined in good faith (after having consulted with outside legal counsel) that it would be necessary for the Board to terminate this Agreement in order to comply with its fiduciary obligations under applicable law, (iii) the Company has notified Newco in writing of the determinations described in clause (ii) above at least three
     (3) business days prior to terminating this Agreement, (iv) the Special Committee concurrently or previously approves the Superior Proposal, and
     (v) the Company shall have paid the Newco Expense Reimbursement and Termination Fee required by Section 7.3.

         (d) In addition to the obligations of the Company set forth in Sections
     (b) and (c) above, the Company shall promptly (and in any event, within 72 hours) advise Newco orally and in writing of any request for information (if it occurs after the thirty day anniversary of the date of this Agreement), or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal (if it occurs after the thirty day anniversary of the date of this Agreement), the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such request, Acquisition Proposal or inquiry and its response or responses thereto. The Company will keep Newco fully informed of the status and material terms (including amendments or proposed amendments) of any such request (if it occurs after the thirty day anniversary of the date of this Agreement), Acquisition Proposal or inquiry (if it occurs after the thirty day anniversary of the date of this Agreement). Except as expressly permitted by Section 5.1(b), the Company, its Subsidiaries, their respective officers, directors, employees, representatives, agents and affiliates (including any investment banker, attorney or accountant retained by the Company or the Special Committee) will immediately cease and cause to be terminated any activities, discussions or negotiations existing on the thirty-day anniversary of the date hereof with any parties conducted with respect to any of the foregoing, provided that this sentence will not make the provisions of Sections 5.1(b) or (c) inapplicable to a subsequent proposal by any such party.

         (e) As used herein, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the Transactions contemplated by this Agreement) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of the Company and its Subsidiaries taken as a whole or of any Material Business (as defined below) in a single transaction or series of related transactions; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 15% of the outstanding shares of any class of equity securities of the Company (or in the case of a person or group which beneficially owns more than 15% of the outstanding shares of any class of equity securities of the Company as of the date hereof, would result in such person or group increasing the percentage or number of shares of such class beneficially owned by such person or group) or the filing of a registration statement under the Securities Act in connection therewith; (iv) any acquisition of 15% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Newco of the Merger; or (v) any public announcement by the Company or any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, not less than 51% of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company and its Subsidiaries taken as a whole which the Special Committee determines in good faith (A) is more favorable to all of the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed in writing by Newco in response to such Acquisition Proposal) and (B) is reasonably likely to be consummated in a timely manner, taking into account all financial, regulatory, legal and other aspects of such proposal. "Material Business" means any business (or the assets needed to carry out such business) that contributed or represented 15% or more of the net sales, the net income or the assets (including equity securities) of the Company and its Subsidiaries taken as a whole.

         (f) Subject to compliance with Section 5.1(c), the Company or the Board of Directors of the Company or the Special Committee may make any disclosure or statement to the Company's shareholders if it determines in good faith after consultation with independent legal counsel as to legal matters that the failure to take such action would be inconsistent with the fiduciary duty of the Board of Directors under applicable law or is required by applicable law.

     Section 5.2 Access to Information. Between the date hereof and the Effective Time, the Company shall (a) afford to Newco and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives full access during normal business hours and at all other reasonable times to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to their books and records (including all Tax Returns and all books and records related to Taxes and such returns), (b) permit Newco to make such inspections as it may require (and the Company shall cooperate with Newco in any inspections, and (c) furnish promptly to Newco and its representatives a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and such other information concerning the business, properties, contracts, records and personnel of the Company and its Subsidiaries (including financial, operating and other data and information) in the possession of the Company or the Company's counsel, accountants or other consultants or agents as may be reasonably requested, from time to time, by or on behalf of Newco. All access, inspections and furnishing pursuant to this Section 5.2 shall (i) be on reasonable notice to the Company, (ii) be scheduled and otherwise managed so as not to unreasonably disrupt the Company's operations, and (iii) without prior authorization of the Company (such authorization not to be unreasonably withheld) not involve direct contact with non-officer employees, suppliers or non-retail customers.

     Section 5.3 [Reserved].

     Section 5.4 Reasonable Best Efforts.

         (a) Subject to the terms and conditions herein (including Section 5.1), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as soon as reasonably practicable the Merger and the other Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such reasonable best efforts shall include reasonable best efforts to obtain the Company Required Consents and the Newco Required Consents (as defined in
     Section 6.2(b) and 6.3(b) hereof).

         (b) The Company shall give and make all required notices and reports to the appropriate persons with respect to the Permits and Environmental Permits that are necessary for the ownership, operation and use of the assets of Surviving Corporation after the Effective Time. Subject to the other terms of this Agreement, each of the Company and Newco shall cooperate and use their respective reasonable best efforts to make all filings, to obtain all actions or nonactions, waivers, and orders of Governmental Entities necessary to consummate the Transactions and to take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing.

         (c) The Company and its Board of Directors shall (i) use reasonable best efforts to make any state takeover statute or similar statute, rule or regulation inapplicable to the Merger, this Agreement, the Voting Agreement or any of the other Transactions and (ii) if any state takeover statute or similar statute, rule or regulation becomes applicable to the Merger, this Agreement, the Voting Agreement or any of the other Transactions, use reasonable best efforts to ensure that the Merger and such other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and such other Transactions, in each case consistent with the fiduciary duties of the Board of Directors and the Special Committee.

     Section 5.5 Event Notices and Other Actions.

         (a) From and after the date hereof until the Effective Time, the Company shall promptly notify Newco of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied, (ii) the Company's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied and (iii) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate in any material respect. The Company's delivery of any notice pursuant to this Section 5.5(a) shall not cure any breach of any representation or warranty of the Company contained in this Agreement or otherwise limit or affect the remedies available hereunder to Newco.

         (b) Subject to the terms and conditions herein (including Section 5.1) and applicable law, the Company shall not take any action or nonaction that will, or that would reasonably be expected to, cause any condition to the Merger set forth in Section 6.2(a) not to be satisfied.

         (c) From and after the date hereof until the Effective Time, Newco shall promptly notify the Company of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied, (ii) Newco's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied and (iii) any representation or warranty made by Newco contained in this Agreement becoming untrue or inaccurate in any material respect. Newco's delivery of any notice pursuant to this Section 5.5(c) shall not cure any breach of any representation or warranty of Newco contained in this Agreement or otherwise limit or affect the remedies available hereunder to the Company.

         (d) Subject to the terms and conditions herein and applicable law, Newco shall not take any action or nonaction that will, or that would reasonably be expected to cause any condition to the Merger set forth in
     Section 6.3(a) not to be satisfied.

         (e) No rights of a party hereunder shall be limited, and no party shall be deemed to have waived any rights, by reason of any investigation or audit conducted before or after the date hereof by any party or the knowledge of any breach of a representation, warranty or covenant by the other party contained in this Agreement. Each of Newco, on the one hand, and the Company, on the other, shall have the right to rely fully on the representations, warranties and covenants of the other party contained in this Agreement.

     Section 5.6 Third Party Standstill Agreements During the period from the date hereof through the Effective Time, the Company shall not terminate, amend, modify or take any action to waive any provision of any confidentiality or standstill or similar agreement to which the Company is a party. Subject to the foregoing, during such period, the Company agrees to enforce to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court or other tribunal having jurisdiction. Notwithstanding the foregoing, nothing in this
Section 5.6 is intended to prevent the Company from exercising its rights under
Section 5.1 in accordance with the provisions of such Section.

     Section 5.7 Employee Stock Options; Employee Plans and Benefits.

         (a) Options. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, the Special Committee or any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as are required to effect the transactions contemplated by Section 1.10 in respect of all outstanding Options, and thereafter the Board of Directors of the Company (or any such committee) shall adopt any such additional resolutions and take such additional actions as are required in furtherance of the foregoing.

         (b) Payments in Respect of Options. Each Option cancelled pursuant to
     Section 1.10 shall, upon cancellation, be converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Company Common Stock subject to such Option, whether or not then exercisable, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share subject or related to such Option (the "Option Consideration").

         (c) Time of Payment. The cash amount described in paragraph (b) of this
     Section 5.7 shall be paid as promptly as is practicable after the Effective Time.

         (d) Withholding. All amounts payable pursuant to Section 1.10 and
     Section 5.7(b) and (c) shall be subject to any required withholding of taxes and shall be paid without interest. Payment shall, at Newco's request, be withheld in respect of any Option until Newco has received documentation that evidences such payment is in full satisfaction of all rights under such Option.

         (e) Termination of Equity-Based Compensation. No stock options or warrants will be issued under the Company Stock Option Plans or otherwise after the date hereof. Unless otherwise determined by Newco, any provision in any other Benefit Plan providing for the potential issuance, transfer or grant of any capital stock of the Company or any interest, or release of restrictions, in respect of any capital stock of the Company shall be terminated as of the Effective Time. The Company shall ensure that, as of the Effective Time, unless otherwise determined by Newco, no holder of an Option, restricted stock or derivative security or any participant in the Company Stock Option Plans or other Benefit Plan or otherwise shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation, other than shares of Company Common Stock issued or issuable upon exercise of Options that were issued and outstanding on the date hereof. Holders of Options shall not be entitled to receive any payment or benefit except as provided in Section 1.10 and this Section 5.7.

         (f) No Right to Employment. Other than as specifically contemplated in this Agreement, nothing contained in this Agreement shall confer upon any employee of the Company or any ERISA Affiliate any right with respect to employment by Newco, the Surviving Corporation or any of Newco's affiliates, nor shall anything herein interfere with any or create any additional right of Newco, the Surviving Corporation or any of Newco's affiliates to terminate the employment of any such employee at any time, with or without cause, or restrict Newco, the Surviving Corporation or any of Newco's affiliates in the exercise of their independent business judgment in modifying any other terms and conditions of the employment of any such employee.

     Section 5.8 Meeting of the Company's Shareholders.

     The Company shall, as soon as practicable after execution of this Agreement, take all action reasonably necessary in accordance with the NJBCA and its Certificate of Incorporation and Bylaws to convene a shareholder meeting to consider and vote on the Merger and this Agreement (the "Shareholder Meeting"). At the Shareholder Meeting, all of the shares of Company Common Stock then owned by Newco or any other affiliate of Newco shall be voted to approve the Merger and this Agreement. Subject to Section 5.1, the Board of Directors of the Company (and the Special Committee) shall recommend that the Company's shareholders vote to approve the Merger and this Agreement, shall use its reasonable best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary and appropriate to secure the vote of shareholders required by the NJBCA to effect the Merger.

     Section 5.9 Proxy Statement.

         (a) The Company and Newco shall furnish to each other all information concerning such person or such person's business that is required for the Proxy Statement. The Company shall, as soon as practicable after the date hereof, prepare and file (after providing Newco with a reasonable opportunity to review and comment thereon) the Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC (after providing Newco with a reasonable opportunity to review and comment thereon); provided, however, that in no event shall the Company file the preliminary Proxy Statement with the SEC any later than October 22, 2001 (unless Newco shall have failed to cooperate with the preparation thereof as contemplated by this Section 5.9). The Company shall cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable, but in any event no more than five business days after responding to all such comments to the satisfaction of the staff of the SEC and in any case no earlier than November 8, 2001. The Company shall notify Newco promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Newco with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. The Company will cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Shareholder Meeting (including any requirement to amend or supplement the Proxy Statement). Newco shall cooperate with the Company in the preparation of the Proxy Statement, and without limiting the generality of the foregoing, the Company and Newco shall promptly furnish to the other such information relating to it and its affiliates and the Transactions and such further and supplemental information as may be reasonably requested by the other party and shall promptly notify the other party of any change in such information. If at any time prior to the Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement; provided, however, that no such amendment or supplement to the Proxy Statement will be made by the Company without providing Newco the reasonable opportunity to review and comment thereon and without the approval of Newco, which approval shall not be unreasonably withheld. The Company and its counsel shall (and the Company shall cause the Special Committee and its counsel to) use reasonable efforts to permit Newco and its counsel to participate in all communications with the SEC and its staff, including all meetings and telephone conferences, relating to the Proxy Statement, this Agreement or the Transactions; provided, however, that in the event that such participation by Newco does not take place, the Company (or the Special Committee) shall promptly inform Newco of the content of all such communications and the participants involved therein that specifically relate to the Proxy Statement, this Agreement or the Transactions.

         (b) Subject to the provisions of Section 5.1, the Company agrees to include in the Proxy Statement the recommendation of the Company's Board of Directors and the Special Committee. The Proxy Statement shall contain a copy of the opinion of the Special Committee Financial Advisor.

     Section 5.10 Public Announcements. Newco and the Company shall to the fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     Section 5.11 FIRPTA. The Company shall deliver to Newco prior to the execution of this Agreement a certified statement, prepared in accordance with Sections 897 and 1445 of the Code, that the shares of Company Common Stock are not "United States real property interests" within the meaning of Section 897 of the Code.

     Section 5.12 Alternative Financing; Disclosure.

         (a) Newco shall use its reasonable best efforts to satisfy the requirements of the Financing Commitments and to obtain the funding contemplated by and on the terms contained in the Financing Commitments or, if any of the Financing Commitments is terminated or such funds shall not otherwise be available, use its reasonable best efforts to obtain an alternative source of financing, in each case, on financial and other terms no less favorable to Newco than those set forth in the respective Financing Commitments.

         (b) Following the date hereof, any amendment, termination or cancellation of any Financing Commitment or any modification of any Financing Commitment or any information which becomes known to Newco which makes it substantially unlikely to obtain the financing on the terms set forth in the Financing Commitments, shall be promptly disclosed to the Company and the Special Committee of the Board of Directors. Newco shall keep the Company and the Special Committee of the Board of Directors reasonably apprised of any discussions or communications with each person providing debt financing which relates to the matters referred to in the preceding sentence.

     Section 5.13 Delisting. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary (i) to delist the Company Common Stock from the American Stock Exchange and (ii) to terminate the registration of the Company Common Stock under the Exchange Act; provided that such delisting and termination shall not be effective until or after the Closing Date.

     Section 5.14 Stockholder Litigation. Each of the Company and Newco shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Newco, as applicable, and their respective directors relating to the Merger. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to this Agreement, or the Merger, without prior written notice to Newco. Subject to the terms and conditions herein (including Section 5.1) and applicable law, the Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with Newco to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

     Section 5.15 Indemnification.

         (a) Newco agrees that all rights to indemnification now existing in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of the Company or any of its Subsidiaries (the "Indemnified Parties") as provided in their respective charters, by-laws or indemnification agreements, as in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time unless otherwise required by law, provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

         (b) Newco agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Newco may substitute therefor, at its election, policies with the same carriers or other obligors of substantially equal or better financial standing as insure Newco's directors and officers of at least substantially similar coverage and amounts containing terms and conditions which are substantially similar to the existing insurance applicable to Newco's directors or officers to the extent that such insurance policies provide coverage for events occurring prior to or upon the Effective Time for all persons who are directors and officers of the Company on the date hereof); provided, that in no event will the Surviving Corporation be required to expend annually in excess of 150% of the annual premium currently paid by the Company for such coverage.

                                    ARTICLE 6
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

         (a) this Agreement shall have been approved by the affirmative vote of the shareholders of the Company by the requisite vote in accordance with the NJBCA, the rules of the American Stock Exchange and any applicable provisions of the Company's certificate of incorporation or bylaws.

         (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity which is in effect and has the effect of prohibiting the consummation of the Merger; provided, however, that each of the parties shall have used its reasonable best efforts (subject to the other terms and conditions of this Agreement) to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered prior to it having become final and nonappropriate.

     Section 6.2 Conditions to Obligations of Newco to Effect the Merger. The obligations of Newco to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which may be waived by Newco, in its sole discretion:

         (a) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Company;

         (b) The Company shall have received (and furnished to Newco evidence thereof reasonably satisfactory to Newco) the approvals and consents from third parties or Governmental Entities listed on Schedule 6.2(b) (the "Company Required Consents"), and such approvals and consents shall not have expired or been withdrawn; and

     Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which may be waived by the Company, in its sole discretion:

         (a) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect on Newco.

         (b) Newco shall have received (and furnished to the Company evidence thereof reasonably satisfactory to the Company) the approvals and consents from third parties or Governmental Entities listed on Schedule 6.3(b) (the "Newco Required Consents"), and such approvals and consents shall not have expired or been withdrawn.

                                    ARTICLE 7
                         TERMINATION; AMENDMENT; WAIVER

     Section 7.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, by written notice by the terminating party to the other party, whether before or after approval of the matters presented in connection with the Merger to the shareholders of the Company:

         (a) by the mutual written consent of the Board of Directors of Newco and the Company;

         (b) by either Newco or the Company by action of its Board of Directors if the Merger shall not have been consummated by March 31, 2002 (provided the right to terminate this Agreement under this Section 7.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

         (c) by either Newco or the Company by action of its Board of Directors if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, except if the party relying on such order, decree, or ruling or other action has not complied with its obligations under Section 5.4 of this Agreement;

         (d) by either Newco or the Company by action of its Board of Directors, if at the Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company in favor of the Merger and this Agreement shall have not been obtained (provided the right to terminate this Agreement under this Section 7.1(d) shall not be available (x) to the Company if it has failed to fulfill its obligations under Section 5.8 or (y) to Newco if it has failed to fulfill its obligations under Section 5.12);

         (e) by Newco by action of its Board of Directors, (i) if (A) the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have taken any material action prohibited by
     Section 5.1; or (B) the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have recommended to the shareholders of the Company an Acquisition Proposal or entered into an Acquisition Agreement; or (ii) (A) if the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have withdrawn, revoked, amended or modified its approval or recommendation of the Merger and this Agreement in a manner adverse to Newco (other than in response to an injunction issued by a court in connection with the Metro Matter), (B) if the Special Committee Financial Advisor shall have withdrawn, revoked, amended or modified its opinion referred to in Section
     2.21 in a manner adverse to Newco and such withdrawn, amended or modified opinion is not substituted with an opinion of the nature referred to in
     Section 2.21 or

     (C) the Company shall fail to include in the Proxy Statement its approval or recommendation of the Merger and this Agreement;

         (f) by Newco, if the Company shall have breached or failed to perform in any respect any of its representations, warranties or covenants required to be performed by it under this Agreement (other than breaches that individually or in the aggregate would not have a Material Adverse Effect on the Company), and such breach or failure to perform has continued unremedied for ten business days following notice of such breach to Company by the Newco;

         (g) by the Company, if Newco shall have breached or failed to perform in any respect any of its representations, warranties or covenants required to be performed by it under this Agreement (other than breaches that individually or in the aggregate would not have a Material Adverse Effect on the Newco), and such breach or failure to perform has continued unremedied for ten business days following notice of such breach to Newco by the Company; and

         (h) by the Company at any time prior to the Shareholder Meeting, by action of the Special Committee, if a third party, including any group, shall have made a Superior Proposal and the requirements of Section 5.1(c) have been satisfied in all material respects.

         (i) By the Company in the event of Newco's failure to obtain the funds to be provided by the financing contemplated in Section 3.4 on or before March 31, 2002.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement, except for the provisions of Sections 7.2, 7.3, and 8.6, shall immediately become void and there shall be no liability or obligation on the part of Newco or the Company or their respective officers, directors, shareholders or affiliates, except as set forth in Section 7.3 below or except to the extent that a party to this Agreement has breached in any material respect any representation, warranty or covenant contained in this Agreement; provided, however, that the provisions of Sections 7.2, 7.3 and 8.6 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 7.3 Fees and Expenses.

         (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

         (b) In the event of a termination of this Agreement by the Company pursuant to Section 7.1(h), the Company shall pay to Newco (i) the Newco Expense Reimbursement (as defined in Section 7.3(h) below), and (ii) an amount equal to $1,300,000 (the "Termination Fee"), in each case within three business days after such termination (by check or wire transfer of same day funds).

         (c) In the event of termination of this Agreement by Newco pursuant to
     Section 7.1(e) hereof, then the Company shall pay to Newco (i) the Newco Expense Reimbursement and (ii) the Termination Fee, in each case within twenty business days after such termination (by check or wire transfer of same day funds).

         (d) In the event of termination of this Agreement by Newco pursuant to
     Section 7.1(f) hereof, or by either Newco or the Company pursuant to
     Section 7.1(d) hereof, the Company shall pay to Newco the Newco Expense Reimbursement within seven business days after such termination (or, if such termination is by Newco, within twenty business days of such termination) (in either case, by check or wire transfer of same day funds).

         (e) [Reserved.]

         (f) In the event of termination of this Agreement by the Company pursuant to Section 7.1(g) or Section 7.1(i) hereof, then the Deposit shall be delivered to the Company pursuant to the terms of the Escrow Agreement and Newco shall pay to the Company the Company Expense Reimbursement (as defined in Section 7.3(i) below) within seven business days after such termination (by check or wire transfer of same day funds).

         (g) The parties acknowledges that the Termination Fee, Company Expense Reimbursement, Deposit and Newco Expense Reimbursement are integral parts of the transactions contemplated by this Agreement and not a penalty, and that, without these provisions, the parties would not enter into this Agreement. Further, nothing in this Section 7.3 shall be deemed to limit any liability of any party hereto for any breach in any material respect of any representations, warranties or covenants contained in this Agreement that occurs prior to termination of this Agreement.

         (h) As used herein, "Newco Expense Reimbursement" means all reasonable out-of-pocket fees and expenses actually incurred by Newco (and its agents and representatives) or on its behalf in connection with the Merger and the proposed financing thereof (including travel expenses of such parties, fees and expenses of accountants, appraisers, engineers, consultants and other persons engaged to perform due diligence, syndication, due diligence and other expenses of prospective financing sources of Newco and reasonable attorneys' fees and expenses of counsel for Newco and reasonable attorneys' fees and expenses of counsel for prospective financing sources of Newco, expenses payable to shareholders or potential shareholders of Newco, or any commitment, transaction or similar fees payable to financing sources of Newco. Notwithstanding anything to the contrary contained herein, in no event shall the Newco Expense Reimbursement exceed (i) $600,000, in the event of termination of this Agreement pursuant to Section 7.1(f); or (ii) $200,000, in the event of termination for any other reason.

         (i) As used herein, "Company Expense Reimbursement" means all reasonable out-of-pocket fees and expenses actually incurred by Company (and its agents and representatives) or on its behalf in connection with the Merger and the proposed financing thereof (including travel expenses of such parties, fees and expenses of accountants, appraisers, engineers, consultants and other persons engaged to perform due diligence, syndication, due diligence and other expenses of prospective financing sources of Company and reasonable attorneys' fees and expenses of counsel for Company and reasonable attorneys' fees and expenses of counsel for prospective financing sources of Company, expenses payable to shareholders or potential shareholders of Company, or any commitment, transaction or similar fees payable to financing sources of Company. Notwithstanding anything to the contrary contained herein, in no event shall the Company Expense Reimbursement exceed $200,000.

     Section 7.4 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by Newco and the Board of Directors of the Company at any time before or after approval of this Agreement by the shareholders of the Company, but, after any such shareholder approval, no amendment shall be made that by law requires the further approval of such shareholders without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     Section 7.5 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any documents, certificate or writing delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the approval of the Merger by the shareholders of the Company, no extensions or waivers shall be made that by law require further approval by such shareholders without the approval of such shareholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 8
                                  MISCELLANEOUS

     Section 8.1 Non-Survival of Representations and Warranties. None of the representations and warranties made in this Agreement shall survive after the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     Section 8.2 Enforcement of the Agreement. The Company agrees that irreparable damage would occur to Newco in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Newco shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit jurisdiction of the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity including those set forth in Section 7.3 of this Agreement. The Company further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such injunction or other equitable relief.

     Section 8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by a nationally recognized overnight courier service, such as Federal Express, to the respective parties at the following addresses or sent by electronic transmission to the fax number specified below, with a confirming copy mailed or delivered (or at such other address or fax number of a party as shall be specified by such party by like notice):

     if to Newco:

     Sandwich Acquisition Corporation
     c/o Smith, Gambrell & Russell, LLP
     Suite 3100, Promenade II
     1230 Peachtree Street, N.E.
     Atlanta, Georgia 30309-3592
     Attention: Arthur Jay Schwartz, Esq.
     Fax:       (404) 685-6932


     if to the Company:

     Blimpie International, Inc.
     740 Broadway, 12th Floor
     New York, New York 10003
     Attention:  Chief Executive Officer
     Fax:        (212) 995-2560
     with a copy to:

     Hall Dickler Kent Goldstein & Wood, LLP
     909 Third Avenue
     New York, New York 10022
     Attention: Steven D. Dreyer, Esq.
     Fax:       (212) 935-3121

     Notice given by fax shall be deemed received on the day the sender receives fax confirmation that such notice was received at the fax number of the addressee. Notice given by mail as set out above shall be deemed received three days after the date the same is postmarked.

     Section 8.5 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section 8.6 Governing Law. Except to the extent the provisions of the NJBCA mandatorily apply hereto, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     Section 8.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 8.10 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:


         (a) "affiliate" of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and (ii) an "associate" of such person, as that term is defined in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

         (b) "beneficial owner" (including the term "beneficially own" or correlative terms) shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

         (c) "business day" shall have the meaning ascribed to such term under Rule 14d-1 of the Exchange Act.

         (d) "control" (including the terms "controlling," "controlled by" and "under common control with" or correlative terms) shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or as trustee or executor, by contract or credit arrangement, or otherwise.

         (e) "group" shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

         (f) "Leasing Subsidiaries" shall mean the subsidiaries of the Company listed in Schedule 8.10(f) that were formed for the sole purpose of entering into a lease agreement on behalf of the franchisees of the Company.

         (g) "License Agreements" shall mean all agreements (whether oral or written) to which Company or any of its Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property, or (ii) restricting the Company's (or such Subsidiary's) rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue.

         (h) "Material Adverse Effect" shall mean (i) any fact, event or circumstance that results in or would reasonably be expected to result in an adverse change or effect in the financial condition, assets, liabilities, business, properties or results of operations of a specified person, which change or effect is material with any other such changes or effects, to the specified person (and when used with respect to the Company, taking into consideration the Company and its Subsidiaries taken as a whole), or (ii) any event, matter, condition or effect which materially impairs the ability of a specified person to perform on a timely basis its obligations under this Agreement or the consummation of the Transactions; in each case, other than any change or effect attributable to
     (i) the economy in general, (ii) the Metro Matter, or (iii) with respect to the Company, a change in relationships with franchisees resulting primarily from the announcement of the Merger.

         (i) "Material Agreement" shall mean any agreement, commitment or transaction by which the Company or its Subsidiaries is required to be filed or disclosed as an exhibit to the Filed Company SEC Documents pursuant to Item 601 of Regulation S-K of the Securities Act.

         (j) "Metro Matter" shall mean the claims and allegations of Metropolitan Blimpie, Inc. as disclosed in item 5 under Threatened Litigation of Section 2.10 of the Disclosure Schedules, including any litigation, injunction or arbitration resulting therefrom or relating thereto.

         (k) "person" shall mean a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

         (l) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have the majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Section 8.11 Interpretation.

         (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or rule as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes and rules) by succession of comparable successor statutes and rules and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         (c) References in this Agreement to "the Company's knowledge" or "the knowledge of the Company" or similar terms mean the knowledge of any of the Company's officers or directors; "knowledge" means actual knowledge, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and exercising reasonable diligence to the matters at hand.

     Section 8.12 Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule), the Escrow Agreement, the Voting Agreement and the Employment Agreements, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Newco may assign any of its rights and obligations to any direct or indirect wholly owned subsidiary of Newco or as collateral security to any lender providing financing to Newco in connection with the Transactions, but no such assignment shall relieve Newco of its obligations hereunder. Any attempted assignment in violation of this Section
8.12 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.



                                      BLIMPIE INTERNATIONAL, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title: CEO



                                      SANDWICH ACQUISITION CORP.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title: CEO

October 8, 2001


Special Committee of the Board of Directors
Blimpie International, Inc.
740 Broadway
New York, NY 10003-9518

Members of the Special Committee of the Board of Directors:

It is our understanding that there is a draft Agreement and Plan of Merger, a copy of which (version 12) was received by Capitalink on October 5, 2001, between Sandwich, Inc. (a/k/a Blimpie International, Inc., and hereinafter, "Blimpie" or the "Company") and Sandwich Acquisition Corp. ("Newco") (the "Agreement"). Pursuant to the Agreement, each share of common stock of the Company issued and outstanding immediately before the time when the Proposed Transaction (as defined hereinafter) becomes effective (the "Effective Time") shall be converted into and represent the right to receive $2.80 in cash (the "Consideration"). No payments will be made with respect to shares of the Company's common stock held in the treasury of the Company.

Further pursuant to the Agreement, at the Effective Time each of the Company's outstanding options (whether or not then vested or exercisable) shall be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of the shares of the Company's common stock subject to such option, and (ii) the excess, if any, of the Consideration over the exercise price per share related to such option.

Further pursuant to the Agreement, the Consideration shall be adjusted downward in the event (i) the actual number of shares of the Company's common stock outstanding or the number of shares issuable upon the exercise of outstanding options is greater than as described in the Agreement, or (ii) the weighted average exercise price of the aggregated outstanding options is lower than as described in the Agreement, the Consideration shall be appropriately adjusted downward; provided however, that no adjustments shall be made in the event such aggregate adjustment would be less than $50,000.

Further pursuant to the Agreement, for a period of 30 days commencing on the date of the Agreement, the Company shall have the opportunity to solicit, initiate and encourage additional offers and enter into discussions with third parties (the "Market Check"). In this regard, in the event the Proposed Transaction is terminated by the Company based on the receipt of a Superior Proposal (as defined in the Agreement), Newco shall be entitled to a fee from the Company equal to $1.3 million and an expense reimbursement not to exceed $200,000.

In conjunction with and as a condition to entering into the Agreement, Anthony Conza, David Siegel, Patrick Pompeo, Charles Leaness, and Joe Conza (the "Key Shareholders") shall enter into a voting agreement (the "Voting Agreement") pursuant to which each party shall vote all shares owned by such parties in favor of the Proposed Transaction and against any competing transaction.

The transaction described above is referred to as the "Proposed Transaction." You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to the shareholders of the Company. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision of the Company to proceed with or affect the Proposed Transaction. As of the date hereof, we have not explored any alternatives to the Proposed Transaction; however, we have been retained to undertake the Market Check.

In arriving at our opinion, we, among other things: (i) reviewed the Agreement, the Voting Agreement, draft Employment Agreements to be entered into between Newco and the Key Shareholders (the "Employment Agreements"), and the specific terms of the Proposed Transaction; (ii) reviewed publicly available financial information and other data with respect to Blimpie, including the draft Form 10-K for the year ended June 30, 2001, the Form10-K for the year ended June 30, 2000, and the Quarterly Report on Form 10-Q for the period ended March 31, 2001, and certain other relevant financial and operating data relating to Blimpie made available to us; (iii) reviewed and analyzed the financial terms of certain transactions that we deemed involved companies comparable to Blimpie; (iv) reviewed and analyzed certain financial characteristics of companies that we deemed comparable to Blimpie; (v) reviewed and analyzed the premium to be paid in the Proposed Transaction and premiums paid in certain other transactions;
(vi) reviewed and discussed with representatives of the management of Blimpie certain financial and operating information furnished to us by them, including financial analyses and projections and related assumptions with respect to the business, operations and prospects of the Company; (vii) considered the historical financial results and present financial condition of Blimpie; (viii) reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of Blimpie; (ix) inquired about and discussed the Proposed Transaction and other matters related thereto with Blimpie management and the Special Committee's legal counsel; and (x) performed such other analyses and examinations as we deemed appropriate. In addition, we are aware that Newco and the Key Shareholders will enter into Non-Competition and Non-Solicitation Agreements (the "Non-Competition and Non-Solicitation Agreements") in conjunction with the Proposed Transaction.

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and have further relied upon the assurances of Blimpie management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections utilized, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgements, and that such projections provide a reasonable basis upon which we could form an opinion. In arriving at our opinion, we have not made a physical inspection of the properties and facilities of Blimpie, and have not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of Blimpie. We have assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. In addition, it is assumed that the Proposed Transaction will be a taxable event to the Blimpie shareholders. Our opinion was necessarily based upon market, economic and other conditions as they exist on, and could be evaluated as of, October 8, 2001. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

We have also assumed, with your consent, that the Proposed Transaction will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations thereunder. It is noted that the Employment Agreements and the Non-Competition and Non-Solicitation Agreements are not part of the Proposed Transaction nor are they elements of the Consideration, and therefore they are not addressed in our opinion. It is our further understanding that a certain principal of the Company may beneficially own a minority interest in the acquiror of the Company.

In connection with our services, we have previously received a retainer and will receive the balance of our fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion. Further, as of the date hereof, a principal of Capitalink beneficially owns 2,000 shares of the Company's common stock. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote, if required to, with respect to the Proposed Transaction.

Our opinion is for the use and benefit of the Special Committee of the Board of Directors of Blimpie and is rendered to the Special Committee of the Board of Directors in connection with its consideration of the Proposed Transaction and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, without the prior written consent of Capitalink, except that this opinion, may be reproduced in full in, and references to the opinion and to Capitalink and its relationship with the Company may be included in any proxy materials relating to the Proposed Transaction that the Company files with the U.S. Securities and Exchange Commission.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Consideration is fair, from a financial point of view, to the shareholders of Blimpie.


Very truly yours,



CAPITALINK, L.C.

                                   APPENDIX I

                           BLIMPIE INTERNATIONAL, INC.
     This Proxy is Solicited on Behalf of the Board of Directors of Blimpie
                               International, Inc.

The undersigned holder of the $.01 par value Common Stock (the "Common Shares") of Blimpie International, Inc. (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of the Company and Proxy Statement attached thereto, all relating to the Company's Special Meeting of Shareholders (the
"Special Meeting"), and does appoint [        ], and each of them, the true and
lawful attorney or attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of Common Shares the undersigned would be entitled to vote if then personally present at the Special Meeting to be held at [place,
street address, city, state, zip], on [    ] day, [      ], 200[ ], at [ ] A.M.,
or at any adjournment or adjournments thereof, and thereat to vote all Common Shares of the Company held by the undersigned and entitled to be voted thereat upon the following matters:

1. To adopt and approve the Agreement and Plan of Merger, dated as of October 5, 2001, providing for the merger of Sandwich Acquisition Corp. into the Company and the transactions contemplated thereby.

2. To transact such other business as may properly come before the meeting.

This Proxy confers authority to vote "FOR" each of proposition 1 listed above unless otherwise indicated. If any other business is transacted at said meeting, this proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote of "FOR" for proposition 1. This proxy is solicited on behalf of the Board of Directors of Blimpie International, Inc. and may be revoked prior to its exercise.

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

Please be sure to sign and date
this Proxy in the box below                 Date
                                                 -------------------------------



-------------------------------------------------------
Shareholder sign above -- Co-holder (if any) sign above




                            STATEMENT OF DIFFERENCES

The section symbol shall be expressed as....................................'SS'